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                                  Exhibit 2. 1

                           FORM OF LICENSE AGREEMENT
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                               LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (hereinafter "Agreement") is made effective as of this 1st day of January, 1994, (hereinafter "Effective Date") by and between HANOVER VENTURES, INC., a Delaware corporation (hereinafter "Licensee"), and SEARS SHOP AT HOME SERVICES, INC., a Delaware corporation (hereinafter "Licensor").

     WHEREAS, Licensee is desirous of selling various Product(s) to certain customers identified on Licensor's customer lists as well as other customers (hereinafter "Customers") marketed under various specialty catalog program(s) (hereinafter "Program");

     WHEREAS, this Agreement will govern all Schedule(s), which will provide the specific information concerning each Program;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

DEFINITIONS

1. The following words and phrases as used herein shall have the following meanings.

     a. "Annual/Seasonal Mail Plan" - Annual/Seasonal mailing and circulation quantity mutually agreed upon by Licensor and Licensee for each Program.

     b. "Bounceback" - A solicitation for Product which is enclosed with a Product shipped to a Program Customer.

     c. "Catalog" - Any catalog or booklet bearing the Sears Mark, and/or any Licensor Mark, produced pursuant to this Agreement and the applicable Schedule and distributed to Program Customers.

     d. "Computerized Elimination of Duplicate Names" - The elimination, from a Customer List being considered for use in a Program, of names of persons who are currently receiving a catalog with a similar merchandise assortment as contemplated by the Program through a similar program operated by Licensee.

     e. "Customer List" - Customer list(s) of Licensor prior to elimination of duplicate names.

     f. "Licensee Marks" - All trademarks, service marks, trade names, slogans or tag-lines developed by Licensee for use in the Program.
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     g.     "Licensor Marks" - All trademarks, service marks, trade names, slogans or tag-lines developed by Licensor for use in the Program and not containing the word "Sears".

     h. "Operating Policies and Procedures" - The policies and procedures for the Program set forth in Exhibit A, attached hereto and made a part hereof, as revised from time to time.

     i. "Operating Standards" - The operating standards for the Program set forth in Exhibit B, attached hereto and made a part hereof, as revised from time to time.

     j.     "Product" - Any item(s) of merchandise offered in any Catalog.

     k. "Program" - A specialty catalog program as described in any Schedule attached hereto and referring to any Program and all Programs offered under the Agreement, as the context requires.

     l. "Program Customer" - Any customer who responds to any Catalog/Program.

     m. "Rollout" - Marketing efforts for the sale of a Product in the event Licensor decides to market the Product after a Test.

     n. "Sales Tax" - State sales/use tax, and any local sales/use tax or other substantially similar tax imposed upon the sale of Product by Licensee pursuant to any Program conducted by Licensee hereunder.

     o. "Schedule" - An addendum incorporated into this Agreement, made a part and governed by the terms hereof, providing specific information as to a particular Program.

     p. "Sears" - Sears, Roebuck and Co., parent company of Licensor and grantor of license rights with respect to "Sears Marks" to Licensor.

     q. "SearsCharge Credit Plan" - The credit plan operated by Sears, Roebuck and Co. through which credit cards are issued to its customers.

     r. "Sears Marks" - All trademarks, service marks, trade names, slogans or tag-lines which use the word "Sears" and which have been granted to Licensor for its use herein.

     s. "Test" - The initial marketing effort for the sale of a Product to determine if a Rollout is feasible.


THE PROGRAM

2.   a.     Licensor hereby grants to Licensee the right to conduct and operate a certain specialty catalog program(s) ("Program"),





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and Licensee hereby agrees to conduct and operate said Program, pursuant to the terms, provisions and conditions contained in this Agreement and to use the Licensor Marks and the Sears Marks as provided in this Agreement. Each Program shall be listed in a Schedule which shall describe the specific direct marketing methods/media for the Program as mutually agreed to by the parties. Licensee hereby acknowledges and agrees that (i) Licensor makes no representations or guarantees with respect to any minimum number of Programs to be granted to Licensee; and (ii) the decision to initiate a Rollout shall be at the sole discretion of Licensor. Licensee acknowledges and agrees that no promises or representations have been made as to the potential amount of business Licensee can expect at any time during the Term of this Agreement.

     b. The direct marketing methods used to solicit Customers for a Program shall consist of the following: distribution of Catalogs; telemarketing, including outbound telemarketing; and use of Bouncebacks. In no event will the Program (i) distribute Catalogs or offer Product through the retail stores of Sears; (ii) conduct any advertising through local newspapers, radio or television; (iii) maintain a listing in the local telephone directory or Yellow Pages; or (iv) solicit or take orders for Product through Sears or request that Product be returned or serviced through Sears.

     c. Licensee represents and warrants to Licensor that (i) the quality, image and value relationship of Product will be consistent with Sears overall public retail image; and (ii) the Licensee Program will not discriminate against Program Customers and therefore the prices charged to Customers for Product hereunder will not be greater than the prices charged by Licensee in similar programs, if any. Nothing contained in this Agreement shall be construed as giving Licensor any right or power to affect or control the prices at which Product shall be offered, said right and power being retained by Licensee.

     d. Licensor represents and warrants that it has full rights and power to grant the license granted by this Agreement and that such rights and power shall continue and be maintained in full force and effect during the Initial Term and any Extended Term.

TERM AND TERMINATION

3. The term (hereinafter "Initial Term") of the Agreement shall begin on the Effective Date hereof and shall end at the close of business three (3) years from said Effective Date. The Agreement shall thereafter continue in force (hereinafter "Extended Term"), unless commencing at twelve (12) months prior to the termination of the Initial Term, any party gives at least twelve (12) months prior written notice (a "Notice of Termination") that the Agreement or any individual Schedule will terminate at the end of the Initial Term or the applicable Extended Term. If Licensor





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gives a Notice of Termination, then at Licensee's option the Initial/Extended
Term shall continue for up to an additional twelve (12) months, if Licensee in good faith deems it necessary, beyond the expiration of the twelve (12) month period following the giving of such Notice of Termination for the exclusive purpose of continuing to wind down the business. The provisions of this Section shall be subject to the terms of Sections 27 and 28 hereunder.

AUTHORIZED SALES ACTIVITIES

4. Licensor hereby grants to Licensee during the Initial/Extended Term of this Agreement the right to conduct a Program for the specific Catalogs agreed upon by Licensor and Licensee in the applicable Schedule(s). However, nothing in this Agreement shall prohibit Sears or any subsidiary or affiliate of Sears, other than Licensor, from offering, advertising, selling and/or continuing to offer, advertise, or sell in any manner during any Term of this Agreement or any Schedule(s), to any of its customers, including those who may be Program Customers, items similar to or identical to Product. Terms of exclusivity, if any, with respect to Product Categories/Catalogs as they relate to other activities/agreements of Licensor, shall be as stated in applicable Schedules.

LICENSEE'S RESPONSIBILITIES FOR THE PROGRAM

5.   a.     Licensee will be responsible for the following functions and the related expenses of any Test and Rollout:

            (1) Licensee will manufacture or acquire all Product sold to Program Customers. Licensee will, to the extent necessary, negotiate and enter into royalty, purchase and other agreements with suppliers and others to obtain all rights necessary to allow Licensee to offer and sell the Product under this Agreement.

            (2)  The Licensee will:

                 (a) develop, print and mail the Catalog materials including response vehicles and Bouncebacks;

                 (b) make available to Licensor for its inspection samples of all promotional artwork, advertising copy, correspondence, order forms, envelopes, brochures, Catalogs, Product, Bouncebacks and other materials, if any, mailed and/or delivered to Program Customers by Licensee, to permit Licensor to determine that all such materials are consistent in quality, presentation and use of Sears Marks and/or Licensor Marks in accordance with Licensor's Advertising Policies as stated in Exhibit C, attached hereto and made a part hereof, in each case in accordance with the applicable Schedules. Any change in the use of said Marks shall be submitted prior to use by Licensee to





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Licensor.  Nothing in this Agreement or in the exercise by Licensor of its approval rights thereunder shall prevent Licensee from using Licensee's Marks
(a) in and on the back of a Catalog as long as the Catalog indicates that it is being presented by Licensor, and (b) in connection with the sale of branded merchandise bearing Licensee's Marks. Any use of Licensee's Marks on the cover of a Catalog shall be subject to Licensor's approval;

                 (c) agree with respect to a Program with Licensor on a Customer List circulation strategy and arrange for Computerized Elimination of Duplicate Names and any other refinement to the Customer list prior to the generation of names to be mailed. Names eliminated from the Customer List, as well as names to which materials will be mailed, shall be protected under the confidentiality provisions of Section 24 hereof.

            (3) Licensee will be responsible for the sale of Product and all activities incidental thereto, including but not limited to:

                 (a)    processing all Customer orders

                 (b)    shipping Product at specified intervals;

                 (c) maintaining shipment records and change of address records as may be provided by Program Customers or Licensor;

                 (d) providing computer readable files of the Program Customer information as listed in Exhibit D, attached hereto and made a part hereof;

                 (e) providing Licensor with all necessary Program and Program Customer information to enable Licensor to fulfill Licensor responsibilities under this Agreement; and

                 (f) processing Customer returns, and handling all matters related to Customer service, including maintaining Licensor policy of Satisfaction Guaranteed, in accordance with Operating Standards.

            (4) Licensee will implement and maintain during the Initial/Extended Term of this Agreement transaction processing systems (both hardware and software) as required by Licensor to directly link with Licensor's electronic systems for the authorization, processing and settlement of SearsCharge sales.

LICENSOR RESPONSIBILITIES FOR THE PROGRAM

6. Except as otherwise provided, Licensor will be responsible for the following functions and the related expenses of any Test and Rollout:





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     a.    Licensor will provide an agreed upon Customer List in the format (as requested by Licensee), of names and addresses of Customers selected for the Program.

     b. Licensor will provide advice in analyzing the specific results of the Test including, but not limited to, segmentation and/or regression analysis.

     c. Licensor shall provide Licensee with access to Licensor's electronic systems for the authorization, processing and settlement of SearsCharge sales.

SALE OF PRODUCT BY LICENSEE

7.   a.    Licensee hereby agrees to sell Product to Program Customers as provided by this Agreement. Licensee agrees that Licensor makes no representation as to the purchase of any minimum quantity of Product from Licensee by Program Customers. Licensor shall have no obligation to purchase or promote any surplus inventory of Product, if any, which may exist after a Test or Rollout.

     b. Product shall be merchantable and conform to applicable requirements of all Federal, State and local laws, any regulations issued pursuant to such laws, including but not limited to any Federal Trade Commission Rules, Guides or Orders.

     c. Licensee shall, to the extent practicable, make available for the benefit of Licensor the warranties for Product which are provided to Licensee under applicable purchase orders and arrangements, and provide to Licensor copies of such certificates as it receives certifying or guaranteeing compliance with applicable statutes, rules or regulations.

     d. Licensee represents and warrants that (1) for all Product entering United States commerce from a foreign country, Licensee has or will obtain all
U. S. Customs documentation necessary to have the Product enter United States commerce; and (2) it will take all necessary steps to have the Product legally enter the United States commerce.

     e. Licensee shall comply with all packaging, packing, labeling and shipping requirements as provided in the Operating Standards, industry standards and/or established by applicable laws, regulations, carrier tariffs and classifications.

OPERATING AND POLICY STANDARDS

8. The Operating Policies and Procedures and the Operating Standards initially shall be as set forth in Exhibits A and B hereto, and may be changed from time to time in a manner consistent with the operations of Licensor and Licensee.





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PERMITS, LICENSES

9. Licensee, at its expense, shall obtain all permits and licenses which may be required under any applicable Federal, State or local law, ordinance, rule or regulation by virtue of any acts performed by Licensee in the performance of this Agreement, and Licensee shall in the conduct of its business and in the performance of this Agreement comply fully with all applicable Federal, State and local laws, ordinances, rules and regulations, including without limiting the foregoing, compliance with all rules and regulations of the Federal Trade Commission.

FEES, TAXES

10. Licensee, at its expense, shall pay and discharge all license fees, sales and use, gross receipts, income, property or other similar or different taxes or assessments which may be properly charged or levied upon Licensee by reason of Licensee's performance under this Agreement, excluding, however, all taxes and assessments applicable to Licensor's income, or net revenues pursuant to this Agreement.

TELEPHONE NUMBERS

11. Published telephone numbers used in the Program shall be unique to the Program and shall not be used otherwise by Licensor or Licensee. Upon termination of this Agreement for any reason, Licensee shall cease to use said numbers and shall transfer said numbers to Licensor. The parties agree that only "800" telephone numbers shall be used and there shall be no local directory listings.

MEETING AND PUBLICITY

12. Neither Licensee nor Licensor will refer to the other party in developing/soliciting other business ventures or issue any publicity or press release regarding its contractual relations with the other party hereunder or regarding other party's activities hereunder without obtaining the other party's prior written approval and consent; provided, however, that the foregoing shall not restrict the publication of information or the filing of documents as required by applicable law, or commenting upon publicly available information. In addition, after the termination of this Agreement, neither Licensor nor Licensee will refer to the other party in any materials directed at Program Customers including, but not limited to, marketing materials.

CREDIT SALES

13. The settlement and remittance for all sales of Product pursuant to SearsCharge and authorized third party credit cards shall be made in accordance with Exhibits E and F.





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CONSIDERATION

14. In consideration of the granting by Licensor to Licensee of the license to develop and operate the Program pursuant to the terms of this Agreement, Licensee shall pay Licensor as stipulated in Exhibit E, attached hereto and made a part hereof.

SETTLEMENT

15. Settlement shall take place in accordance with the provisions of Exhibit F, attached hereto and made a part hereof.

AUDIT RIGHT

16. Licensee shall keep and maintain books and records which accurately reflect the sales, shipments, and other operations of Licensee under this Agreement. Said books and records shall be kept and maintained according to consistently applied standard and accepted accounting practices. Licensor has the right to review and audit the Licensee's books and records relating to the Program during normal business hours; provided, that Licensor shall have given at least two (2) days notice to Licensee at Licensee's address provided herein of the time of the audit at the offices where applicable books and records are located. Such audit shall be at the sole expense of Licensor.

TITLE TO PRODUCT

17. Product shall be held by Licensee without risk or expense to Licensor or Program Customers pending shipment by Licensee pursuant to shipping instructions. Title to Product shall pass to Program Customer at that time.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

18. For purposes of this Section only, any use of "Marks" intending to include Licensor's Marks shall also include Sears Marks. Any and all rights Licensor may have to use Sears Marks are granted pursuant to a separate license agreement between Sears and Licensor. Licensor will furnish a copy of said license agreement to Licensee, upon request by Licensee. Licensor and Licensee (hereinafter, "Party" or "Parties", as appropriate with respect to this Section
18) mutually recognize the value and importance of trademarks, trade names and service marks (hereinafter, collectively called "Marks"), and agree that:

     a. The Parties will use each other's Marks only in connection with the conduct and operation of the Program under this Agreement, through which neither Party shall acquire an interest or proprietary right in the Marks of the other Party except the right to use said Marks pursuant to the terms and conditions of this Agreement. Upon expiration or termination of this Agreement for any reason, each Party will immediately cease





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using the Marks of the other Party and will not use such Marks thereafter;
however, this Agreement does not create for either Party any greater rights in its Marks than existed prior to the execution of this Agreement, specifically each Party may use any of the other Party's Marks which is descriptive or generic to the same extent that the general public may use said Marks.
Neither Party will question, contest or challenge the ownership of any right, title or interest in the other Party's respective Marks, nor will it seek federal or state registration of, nor assert any common law right to use the other Party's Marks for any reason, each Party mutually agrees to execute any and all necessary or appropriate documents to confirm ownership by the other Party in that other Party's Marks and/or to transfer any rights that may have been acquired in the other Party's Marks.

     b. The Parties mutually recognize the special, unique and extraordinary character of each other's respective Marks and the difficulty in assessing monetary damages sustained by the unauthorized use of said Marks. The Parties recognize and agree that irreparable injury would be caused by the unauthorized use of each other's Marks and agree that preliminary or permanent injunctive relief would be appropriate in the event of a breach of this Section, provided that such relief shall not be exclusive of other legal remedies otherwise available.

     c. The Parties agree that each is responsible for the protection, including by legal action, of its respective Marks. Notwithstanding this, each Party agrees to notify the other of any activity of which it receives notice that would potentially infringe any of the other Party's Marks used in connection with this Program. Such potentially infringing activity would include, but not be limited to, the use by third party of names, symbols, emblems, designs or colors which would be confusingly similar to the other Party's Marks in the minds of the consuming public. The Parties each agree not to undertake any protest or legal action involving the other Party's Marks without first obtaining written permission to do so. Should one Party undertake authorized legal action involving Marks of the other Party, such legal action shall be at the sole expense, including attorney's fees, of the Party undertaking such legal action. The Parties each agree to reasonably cooperate in any legal action involving the other Party's Marks used in connection with the Program at the expense of the Party undertaking such action. All recovery in the form of legal damages or settlement amounts shall belong to the Party undertaking the legal action. The Parties each agree that upon the expiration or termination of the right to use the other Party's Marks for any reason, nothing in this Agreement will be construed to bar either Party from protecting its right against infringement of its Marks by anyone, including the other Party.


     d. The presentation of each Catalog shall be consistent with Licensor's overall image, and reflect Licensor's marketing





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and advertising strategy, it being understood that Licensee may offer
Licensee's private label merchandise bearing Licensee's Marks in the Catalog, provided such merchandise and presentation are consistent with the other merchandise offered in the Catalog. Licensee shall not use Licensee's Marks as a marketing device apart from its private label merchandise, provided however, Licensee may use Licensee's Marks on the front cover, the back cover, the order form (consistent with the manner set forth in the Catalog cover attached hereto as Exhibit G), and in the Catalog (consistent with the manner set forth in the attached Exhibit H) provided that such use shall be consistent with the image of the Catalog and Licensor, shall be used in conjunction with Licensor's Marks and shall not appear on more than twenty percent (20%) of the Catalog pages. The intention of this paragraph is to make clear that a catalog is a Licensor catalog (e.g. SHOW PLACE) and not a Licensee catalog (e.g. Domestications). Subject to the foregoing, Licensor has the sole right to determine if merchandise presentation, quality, and advertising meet Licensor's standards.

     e. Each Party agrees to indemnify the other Party during and after the Initial/Extended Term of this Agreement against all claims, liabilities, and expenses (including reasonable attorney's fees) arising out of activities hereunder which give rise to any claim of trademark, service mark or trade name infringement, including claims of unfair competition, based upon the use of such indemnifying Party's Marks. This indemnification shall include the Parties, their officers, directors, employees, and agents.

COPYRIGHT NOTICES

     19. Licensee shall not have any copyright ownership in that portion of any format and/or materials which:

           a.   are prepared exclusively for Licensor;

           b. contain the word "Sears", any Sears and/or Licensor Mark, or any picture or reference to any Product having a Sears and/or Licensor Mark; or

           c. any design, format or materials or part thereof that are listed by Licensor on a Schedule as having originated with Licensor.

Licensee shall have the sole copyright ownership of any format and materials prepared by or for Licensee, not including any items covered by categories (a) through (c) in the preceding sentence, it being understood by the Licensor and Licensee that Licensee will have copyright ownership in portions of some formats and materials which contain words, pictures, designs, formats and materials in which Licensee shall have no copyright ownership.





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Licensee shall not use the materials and formats prepared for distribution under this Agreement in other programs without first deleting therefrom any reference to "Sears", Sears and/or Licensor Mark, or any other material that is specifically listed in a Schedule by Licensor or which was prepared exclusively for Licensor.

Licensor and Licensee agree to the use of a Licensor copyright notice on all printed materials prepared for distribution under this Agreement. Notwithstanding the foregoing, Licensor and Licensee agree that such copyright notice gives them no proprietary rights in the Sears Marks and any use of the Sears Marks inures to the benefit of Sears, Roebuck and Co. through its license to Licensor.

EMPLOYEES

20.   a.   Licensor shall not be liable for the employment of any persons employed by Licensee with respect to performance under this Agreement and said employees shall not be deemed to be employees or agents of Licensor. Licensee shall have the sole and exclusive authority to determine the wages, hours and other terms and conditions of employment of its employees.

      b. Licensee shall comply with all applicable local, state and federal employment, civil rights and labor requirements including, but not limited to, compliance with Title VII of the Civil Rights Act, Age Discrimination in Employment Act, Americans with Disabilities Act, Executive order 11246 as amended, state and federal wage withholding laws, and state human rights laws.

RELATIONSHIP OF PARTIES

21. Nothing contained in or performed pursuant to this Agreement shall be construed as creating an agency, partnership, or joint venture. Except as may be otherwise expressly provided in this Agreement, neither party shall become bound by any representation, act or omission of the other party hereto.

INSURANCE

22.   a.   Licensee and Hanover Direct, Inc. at their expense, agree to maintain at all times during the Initial/Extended Term of this Agreement and provide proof to Licensor as requested, the following insurance coverage, in the minimum amounts stated, written by an insurance company rated at least A VII by Best's Insurance Rating:

           (1) Workers' Compensation and Employer's Liability Insurance with limits of liability under the Employer's Liability Insurance portion of not less than $500,000 combined single limit per accident or disease.





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           (2)  Automobile Liability Insurance in the Licensee's name including owned, non-owned, leased and hired motor vehicle coverage. Limits of liability for commercial vehicles used in the business shall be not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage. Limits of liability for any private passenger automobile shall be not less than $500,000 per occurrence combined single limit.

           (3) Commercial General Liability Insurance including, but not limited to, coverage for bodily injury, property damage, personal and advertising injury, contractual injury, and product liability, with a broad form vendor's endorsement in favor of Licensor for all Product and materials relating to this Agreement, with limits of not less than $1,000,000 combined single limits for bodily injury and property damage per occurrence;

           (4) (a) For the Test, Umbrella Excess Liability Insurance including, but not limited to, product liability, blanket contractual liability, personal injury and advertising liability with limits of not less than $1,000,000 combined single limits for bodily injury and property damage per occurrence; and

                (b) For the Rollout, if any, Umbrella Excess Liability Insurance including, but not limited to, products liability, blanket contractual liability, personal injury and advertising liability with limits of not less than $5,000,000 combined single limits for bodily injury and property damage per occurrence.

     b. Each insurance policy obtained by Licensee and/or Hanover Direct, Inc. shall contain a severability of interest/cross liability endorsement. If Licensee desires to use a formal program of self-insurance to comply with any insurance requirement in the above Paragraph 22.a., Licensor shall have the right to accept or reject such substitution after review of Licensee's audited financial statements and description of such self-insurance program. Each policy obtained by Licensee shall expressly provide that it shall not be subject to change or cancellation without at least thirty (30) days prior written notice to Licensor. Licensee shall furnish Licensor with certificates evidencing the existence of the insurance described above concurrently with the execution and delivery of this Agreement. Any approval by Licensor of any insurance policies or additional insurance obtained by Licensor shall not relieve Licensee of any responsibility hereunder including, but not limited to, claims in excess of limits described above.





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INDEMNIFICATION

23.  a.    Except as specifically provided in Section 18 and Subsection 23.d.
with respect to matters covered therein, Licensee shall protect, defend, hold harmless and indemnify Licensor and its affiliates, successors, assigns, directors, officers and employees, and their respective heirs and representatives from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses (including attorneys' fees) of any kind whatsoever (including without limitation of the foregoing, those relating to actual or alleged death of or injury to person and damage to property), actually or allegedly, directly or indirectly, arising or resulting from or connected with (a) any and all Product merchandised pursuant to any Catalog/Program; (b) performance or failure of performance under this Agreement by Licensee or any of its representatives, agents or employees; (c) the omission or commission of any act, lawful or unlawful, by Licensee or any of its representatives, agents or employees, whether or not such act is within the scope of employment of such representatives, agents or employees; or (d) the failure of Licensee to comply with any applicable law, ordinance, rule or regulation.

     b. Except as specifically provided in Section 18 and Subsection 23.d. with respect to matters covered therein, Licensor shall protect, defend, hold harmless and indemnify Licensee and its affiliates, successors, assigns, directors, officers and employees, and their respective heirs and representatives from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses (including attorneys' fees) of any kind whatsoever (including without limitation of the foregoing, those relating to actual or alleged death of or injury to person and damage to property), actually or allegedly, directly or indirectly, arising or resulting from or connected with (a) performance or failure of performance under this Agreement by Licensor or any of its representatives, agents or employees; (b) the omission or commission of any act, lawful or unlawful by Licensor or any of its representatives, agents or employees, whether or not such act is within the scope of employment of such representatives, agents or employees; or (c) the failure of Licensor to comply with any applicable law, ordinance, rule or regulation.

     c. (1) Promptly after receipt by an indemnified party of notice of the commencement of any action which may result in a claim for indemnification pursuant to this Agreement, the indemnified party will notify in writing the indemnifying party thereof.

           (2) An indemnified party shall have the right (i) to employ separate counsel in any action as to which indemnification may be sought under any provision of the Agreement and to participate in the defense thereof; or
(ii) to the extent that it





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may wish, jointly with any other indemnified party, to assume the defense of any such action with counsel reasonably satisfactory to indemnifying party, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party has agreed in writing to pay such fees and expenses.

           (3) The indemnifying party shall not be liable for any settlement of any action effected without its written consent, which shall not be unreasonably withheld. If any action is settled with such written consent, or if there is a final judgment against any indemnified party in any such action, the indemnifying party shall indemnify and hold harmless any indemnified party to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

           d. Licensee shall collect Sales Tax in any jurisdiction in which Licensee or Licensor have nexus and shall indemnify and hold Licensor harmless for failure to do so. In the event that any claim is made by any state or local governmental authority that Sales Tax is due and payable by Licensee/Licensor; or that Licensee/Licensor is liable for failure to collect and remit Sales Tax, which claim rests in whole or in part upon activity, property, extension of credit or other relationship of Licensor or its affiliates to the jurisdiction claiming the Sales Tax or persons therein or by virtue of this Agreement, each party shall be liable for the payment of (i) one-half of any such Sales Tax and any interest or penalties thereon; and (ii) one-half of the costs of defending against such claim, including, but not limited to, attorneys' fees, expert witness fees, court costs and other related costs of such defense. Licensee shall promptly notify Licensor of all notices or inquiries by state and local tax officials, including notices of intent to audit, conduct an investigation or issue an assessment. Failure to timely notify Licensor shall void Licensor's obligations under this Subsection.

CUSTOMER LISTS AND INFORMATION

24.  a.    Licensor shall compile all new customer information into the
Customer List within one (1) month of receipt of said information. Licensor represents and warrants that it has complied with all laws and regulations in the establishment and maintenance of the Customer lists.


     b. Licensor will supply a Customer List to the Licensee for each promotional mailing as mutually agreed upon for the applicable Program to be used solely and exclusively for said promotional mailing. Licensee shall not reproduce, release or in any way make available or furnish, either directly or indirectly, to any person, firm, corporation, association or organization at any time, any Customer List and/or information concerning any

Customer receiving any promotional mailings, Product, or materials under this Agreement, and upon demand by Licensor and/or termination of this Agreement for any reason Licensee shall immediately deliver to Licensor all copies of Customer List and information relating to said Customers. All papers, tapes, discs and other retention or storage items bearing such Customer Lists and information, shall be and remain the property of Licensor. Licensee agrees not to use said Customer List and information concerning the Customers in any manner except the performance of this Agreement. Licensee shall at all times maintain any Customer List and information relating to the Customers physically separate and distinct from any lists and information Licensee may maintain that are unrelated to this Agreement. Licensee shall protect such Customer List and information from destruction, loss or theft during the Initial/Extended Term of this Agreement and until such Customer List and information are delivered to Licensor. Notwithstanding the foregoing, Licensee may maintain and utilize copies of that portion of said List and information consistent with Section 29 hereof. Thereafter, Licensee shall immediately deliver said Customer List and information to Licensor. Upon the termination of this Agreement or any Schedule, including the performance of any services pursuant to Section 29 hereof, the names of Program Customers shall be jointly owned by Licensor and Licensee and may be used by them in their respective marketing efforts.

     c. Licensee acknowledges Licensor's interests in maintaining Customer List security and agrees to perform all Customer List processing operations under the following conditions:

           (1) Merge/Purge operations will be performed solely for the purpose of eliminating duplicate names and addresses from the Customer List. Licensee shall not employ the merge/purge operation to create list enhancement, address correction, or any other information, whether specific or implied, which can or will be incorporated within Licensee's house file. Retention of the Customer List for coding enhancements, analysis or any other purpose is prohibited.

           (2) Decoy names will be placed in the Customer List provided to the Licensee by the Licensor. Licensee shall not employ any method to detect, alter or eliminate the names so placed. Licensee understands and consents to the presence of decoy names within the Customer List.

          (3) Licensee further agrees to place within the Customer List additional "seed names" provided by the Licensor and maintained by the Licensee (a) to establish the performance of delivery agencies employed to distribute Catalog/promotions and to fulfill Program Customer orders; and (b) to monitor the unauthorized distribution and/or use of names from the Customer List provided to third party service bureaus.

     d. Licensor hereby disclaims any guarantee, expressed or implied, regarding the provided Customer List. Licensor makes no warranty or representation of any nature as to the accuracy of the Customer List with respect to the results obtained or the number of pieces which are undeliverable. Under no circumstance shall the Licensor be liable for any economic loss including, but not limited to loss of profits resulting from the use of the Customer List.

     e. Licensor reserves the right to make the Customer List available for list rental. Licensee will have the right to approve the parties to whom Program Customer names may be rented. Licensor and Licensee shall share equally the pro-rata share of Customer List rental revenue attributable to the number of Program Customers included in each rented Customer List.

STRICT CONFIDENCE

25. Each of Licensor and Licensee shall hold in strict confidence and will not utilize otherwise than in connection with the performance of its obligations under this Agreement all confidential information with respect to the operations of the other parties hereto, and any plans and programs furnished to the other parties hereunder or which becomes known to such party because of services rendered hereunder.

NO ASSIGNMENTS

26. This Agreement is not transferable or assignable by Licensor or by Licensee in whole or in part without the prior written consent of the other party hereto, but the rights to receive funds hereunder may be assigned as collateral for indebtedness. The sale of Licensor's or Licensee's business, the change of beneficial ownership of the stock of Licensor or Licensee, or any other transaction which shifts the right to another controlling interest shall be such a transfer. Any attempt to transfer or assign or any transfer or assignment, expressly or by operation of law, without compliance with the provisions of this Section 26 shall be null and void.

DEFAULT BY LICENSEE

27. Upon the occurrence of any of the following (each, a "Licensee Default") during the Initial/Extended Term:

          (1) the material failure of Licensee to ship Product which is merchantable substantially on the schedule for such Product set forth in the Operating Standards, or other material failure by Licensee to substantially comply with the Operating

Standards and/or Advertising Policies with respect to the operations relating to a Catalog/Product (i) which material failure is not cured within thirty (30) days following written notice thereof to Licensee; or (ii) for which documentation is not provided to Licensor within thirty (30) days following written notice of default to Licensee that the applicable issues are being resolved;

          (2) material failure by Licensee to actively promote any Annual/Seasonal Mail Plan;

          (3) the material failure of Licensee to comply with any other material provision of this Agreement (i) which material failure is not cured within thirty (30) days following written notice thereof to Licensee; or (ii) for which documentation is not provided to Licensor within thirty (30) days following written notice of default to Licensee that the applicable issues are being resolved;

          (4) any bankruptcy or insolvency proceedings are commenced against Licensee and remain undischarged for sixty (60) days, or any such proceedings are commenced by Licensee; or

          (5) Licensee admits, in writing, its inability to pay its debts as they come due;

          then, notwithstanding the provisions of Section 3 herein, in the instance of a Licensee Default specified in Subsections 27.(1) and (2) with respect to such Catalog, Licensor may immediately terminate this Agreement with respect thereto, and in the instance of any Licensee Default specified in Subsections 27. (3), (4) and (5), Licensor may immediately terminate this Agreement upon the payment by Licensor of all sums owed by Licensor hereunder. Upon such termination all rights of Licensee to use the Sears/Licensor Marks and the Customer List in connection with any such Catalog or under this Agreement, as the case may be, shall terminate. Whether or not such termination occurs, Licensor shall be entitled to damages or other appropriate relief for any breach of this Agreement.


DEFAULT BY LICENSOR

28. Upon the occurrence of any of the following (each, a "Licensor Default") during the Initial/Extended Term:

          (1) the material failure of Licensor to comply with any material provision of this Agreement (i) which material failure is not cured within thirty (30) days following written notice thereof to Licensor; or (ii) for which documentation is not provided to Licensee within thirty (30) days following written notice of default to Licensor that the applicable issues are being resolved;

          (2) any bankruptcy or insolvency proceedings are commenced against Licensor and remain undischarged for thirty (30) days, or any such proceedings are commenced by Licensor; or

          (3) Licensor admits, in writing, its inability to pay its debts as they become due;

          then, notwithstanding the provisions of Section 3 herein, Licensee may terminate this Agreement upon the payment by Licensee of all sums owed by Licensee hereunder. Upon such termination all rights of Licensee to use the Sears/Licensor Marks and the Customer List in connection with any such Catalog or under this Agreement, as the case may be, shall terminate. Whether or not such termination occurs, Licensor shall be entitled to damages or other appropriate relief for any breach of this Agreement.

COMPLETION OF OUTSTANDING ORDERS

29. In the event this Agreement and/or any Schedule(s) is terminated pursuant to the provisions of Section 27 herein, and if requested in writing by Licensor, Licensee shall faithfully and promptly fulfill all orders received from Program Customers prior to the effective date of such termination consistent with the provisions of this Agreement, and Licensor shall be obligated to faithfully and promptly pay to Licensee the amount it has agreed to pay hereunder with respect to such orders.

EXCUSED PERFORMANCE

30. Neither party shall be liable for any failure, inability or delay to perform hereunder, if such failure, inability or delay is due to an act of God, war, strike, lockout, labor disturbance, social conflict, fire, explosion, or sabotage. If Licensee's performance shall be prevented, delayed or materially impaired by any such cause, then Licensor may elect to suspend this Agreement, in whole or in part, so long as such situation continues, but without thereby effecting an extension of its Term.

NON-COMPETE

31. Upon the termination of this Agreement or a specific Schedule/Program, other than for cause, Program Customer names shall not be used by either Licensor or Licensee for any marketing purposes with respect to the Product/Categories being terminated by the applicable Schedule(s) including, but not limited to, any promotional mailings, for a period of sixty (60) days from the drop date/mailing of the last Catalog for each specific Program. The foregoing provisions shall not apply in the event of termination for cause.

SOLICITATION OF EMPLOYEES

32. Licensor and Licensee hereby agree that during the Initial/Extended Term of the Agreement neither party shall solicit or negotiate with a view toward hiring or hire any of the officers or employees of the other party without obtaining the prior written consent of said party.

CONFLICTING PROVISIONS

33. In the event of a conflict between the provisions of any Schedule and the Agreement and/or any Exhibits thereto, the provisions of the Schedule shall govern.

NOTICES

34. All notices herein provided for or which may be given in connection with this Agreement shall be certified mail with postage prepaid and return receipt requested. If any such notice be given by Licensee to Licensor, it shall be addressed to:

                                  Sears Shop at Home Services, Inc.
                                  3333 Beverly Road
                                  E4, 259B
                                  Hoffman Estates, IL 60179
                                  Attention: E. Vachel Pennebaker

with a copy to:                   The Corporation Trust Company
                                  Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, DE  19901



     and if given by Licensor to Licensee, such notice shall be addressed to:
                                  Hanover Ventures, Inc.
                                  Attention: President
                                  340 Poplar St.
                                  Hanover, PA 17333

with a copy to:                   Hanover Direct, Inc.
                                  Attention:  Exec.  VP, General Counsel and
                                             Secretary
                                  1500 Harbour Blvd.
                                  Weehawken, NJ 07087

and such notices, if sent by United States mail, shall be deemed to have been given when deposited in the United States mail. Either party may change the address(es) to which future notices are to be given by giving the other party notice thereof in accordance with this section.

CAT - 1.0

WAIVER

35. No waiver of any provision or breach shall be implied by failure to enforce any rights or remedy herein provided, and no express waiver shall affect any provision or breach other than that to which the waiver is applicable and only for that occurrence.

CUMULATIVE REMEDIES

36. All rights and remedies are cumulative, and the exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, by law, or by equity.

SEVERABILITY

37. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the enforcement of any other provision, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

SECTION HEADINGS

38. The Section headings in this Agreement have been placed thereon for the mere convenience of the parties and shall not be considered in any construction or interpretation of this Agreement.

GOVERNING LAW

39. This Agreement shall be interpreted and governed by the internal laws of the State of Illinois.

ENTIRE AGREEMENT

40. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof. This Agreement shall not be supplemented, modified or amended except by a written instrument signed by a duly authorized officer of Licensee and by a duly authorized representative of Licensor, and no other person has or shall have the authority to supplement, modify or amend this Agreement in another manner.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written by their proper officers or representative duly authorized thereunto.


                                               SEARS SHOP AT HOME SERVICES, INC.
                                                            (LICENSOR)

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------
                                               Dated:
                                                     --------------------------

                                               HANOVER VENTURES, INC. (LICENSEE)

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------
                                               Dated:
                                                     --------------------------

                                SCHEDULE NO.  1



This Schedule is made and entered into as of this 1st day of January, 1994, by and between Sears Shop at Home Services, Inc., a Delaware corporation (hereinafter "Licensor"), and Hanover Ventures, Inc., a Delaware corporation (hereinafter "Licensee"). This Schedule shall be governed by the terms and conditions of the License Agreement between the parties dated January 1, 1994 (hereinafter "Agreement").

PROGRAM: [DOMESTICATIONS] SHOW PLACE

TERM: This Schedule shall be coterminous with the Agreement unless earlier terminated as provided therein.

PRODUCT/CATEGORIES: Bed and Bath, as more fully described in Exhibit A, attached hereto and made a part hereof.

ADDITIONAL LICENSOR MARK(S):    SHOW PLACE

ADDITIONAL LICENSEE MARKS(S):   DOMESTICATIONS

PRODUCT CLEARANCE: All Products presented to Licensor as of the date of this Schedule and any Product of substantially the same type and quality is approved by Licensor for the term of this Schedule. Licensor acknowledges that Product selection is determined fifteen (15) weeks prior to the mail date and will clear Product content prior to that date.

PRODUCT LITERATURE: All materials shall conform to Licensor's Advertising Guidelines. Licensor acknowledges that copy reviews occur eleven (11) weeks prior to printing and "Blues" reviews occur four (4) weeks prior to printing. Licensor will clear all copy within five (5) working days of receipt and clear "Blues" and covers five (5) working days from receipt. If Licensor fails to respond by these time constraints, clearance is deemed to be received by Licensee. Licensee will provide Licensor color copies of Catalog covers to obtain approval.

MARKETING STRATEGY: Program catalogs will be mailed to the Customer List as modified by marketing selections jointly agreed to by both parties.
Circulation decisions will be made jointly prior to each mailing within sufficient time to enable Licensee to provide its services under the Agreement.

ADDRESS: All promotional materials sent to Customers under the Program described in Schedule and all response vehicles for mail orders therefor will carry Licensor's name and the following address:

                      SHOWPLACE
                      89 Maple Avenue
                      Hanover, PA  17333-0001

IN WITNESS WHEREOF, the parties have signed this Schedule as of the day and year first written by their proper officers or representatives duly authorized thereunto.


SEARS SHOP AT HOME SERVICES, INC.                  HANOVER VENTURES, INC.


By                                                 By:
  -------------------------------                     -------------------------
          Vachel Pennebaker
          President and CEO

                            EXHIBIT A TO SCHEDULE 1



PROGRAM: [DOMESTICATIONS] SHOW PLACE


PRODUCT/CATEGORIES: Bed and Bath

          Bath Accessories
          Bedding
          Blankets
          Comforters
          Mattress Cushions
          Pillow Cases
          Pillows
          Quilts
          Sheets
          Slipcovers
          Table Top Linens
          Towels


TERMS OF EXCLUSIVITY:

I . The rights granted by Licensor are exclusive to Licensee with respect to merchandise in the Product/Categories identified above. Item exclusivity cannot be granted; however, duplication of items in non-Licensee Programs shall be held to a minimum.

2.        The following Product/Categories may be represented in this Program;
          however, due to their limited exposure in the Program, Licensor does not grant Licensee exclusive rights to these Product/Categories:

                   Accent Furniture
                   Flatware
                   Floor Coverings
                   Lighting
                   Window Coverings

                                 SCHEDULE NO. 2



This Schedule is made and entered into as of this 1st day of January, 1994, by and between Sears Shop at Home Services, Inc., a Delaware corporation (hereinafter "Licensor"), and Hanover Ventures, Inc., a Delaware corporation (hereinafter "Licensee"). This Schedule shall be governed by the terms and conditions of the License Agreement between the parties dated January 1, 1994 (hereinafter "Agreement").

PROGRAM: [COLONIAL GARDEN KITCHENS] GREAT KITCHENS

TERM: This Schedule shall be coterminous with the Agreement unless earlier terminated as provided therein.

PRODUCT/CATEGORIES: Kitchenware, as more fully described in Exhibit A, attached hereto and made a part hereof.

ADDITIONAL LICENSOR MARKS(S):   GREAT KITCHENS

ADDITIONAL LICENSEE MARK(S):    COLONIAL GARDEN KITCHENS

PRODUCT CLEARANCE: All Products presented to Licensor as of the date of this Schedule and any Product of substantially the same type and quality is approved by Licensor for the term of this Schedule. Licensor acknowledges that Product selection is determined fifteen (15) weeks prior to the mail date and will clear Product content prior to that date.

PRODUCT LITERATURE: All materials shall conform to Licensor's Advertising Guidelines. Licensor acknowledges that copy reviews occur eleven (11) weeks prior to printing and "Blues" reviews occur four (4) weeks prior to printing. Licensor will clear all copy within five (5) working days of receipt and clear "Blues" and covers five (5) working days from receipt. If Licensor fails to respond by these time constraints, clearance is deemed to be received by Licensee. Licensee will provide Licensor color copies of Catalog covers to obtain approval.

MARKETING STRATEGY: Program catalogs will be mailed to the Customer List as modified by marketing selections jointly agreed to by both parties.
Circulation decisions will be made jointly prior to each mailing within sufficient time to enable Licensee to provide its services under the Agreement.

ADDRESS: All promotional materials sent to Customers under the Program described in this Schedule and all response vehicles for mail orders therefor will carry Licensor's name and the following address:

                  GREAT KITCHENS
                  89 Maple Avenue
                  Hanover, PA  17333-0001


IN WITNESS OF, the parties have signed this Schedule as of the day and year first written by their proper officers or representatives duly authorized thereunto.


SEARS SHOP AT HOME SERVICES, INC.             HANOVER VENTURES, INC.




By                                            By
   --------------------------------              --------------------------
         Vachel Pennebaker
         President and CEO

                            EXHIBIT A TO SCHEDULE 2



PROGRAM: [COLONIAL GARDEN KITCHENS] GREAT KITCHENS


PRODUCT/CATEGORIES: Kitchenware

            Kitchen Accessories
            Table Top Appliances

TERMS OF EXCLUSIVITY:

1. The rights granted by Licensor are exclusive to Licensee with respect to merchandise in the Product/Categories identified above. Item exclusivity cannot be granted; however, duplication of items in non-Licensee Programs shall be held to a minimum.

2. The following Product/Categories may be represented in this Program; however, due to their limited exposure in the Program, Licensor does not grant Licensee exclusive rights to these Product/Categories:

                 China
                 Closet Organization
                 Home Improvement
                 Flatware
                 Furniture
                 Table Linens

                                 SCHEDULE NO. 3



This Schedule is made and entered into as of this 1st day of January, 1994, by and between Sears Shop at Home Services, Inc., a Delaware corporation (hereinafter "Licensor"), and Hanover Ventures, Inc., a Delaware corporation (hereinafter "Licensee"). This Schedule shall be governed by the terms and conditions of the License Agreement between the parties dated January 1, 1994 (hereinafter "Agreement").

PROGRAM: [SILHOUETTES] BEAUTIFUL STYLE

TERM: This Schedule shall be coterminous with the Agreement unless earlier terminated as provided therein.

PRODUCT/CATEGORIES: "After Five" Apparel, as more fully described in Exhibit A, attached hereto and made a part hereof.

ADDITIONAL LICENSOR MARK(S):   BEAUTIFUL STYLE

ADDITIONAL LICENSEE MARK(S):   SILHOUETTES

PRODUCT CLEARANCE: All Products presented to Licensor as of the date of this Schedule and any Product of substantially the same type and quality is approved by Licensor for the term of this Schedule. Licensor acknowledges that Product selection is determined fifteen (15) weeks prior to the mail date and will clear Product content prior to that date.

PRODUCT LITERATURE: All materials shall conform to Licensor's Advertising Guidelines. Licensor acknowledges that copy reviews occur eleven (11) weeks prior to printing and "Blues" reviews occur four (4) weeks prior to printing. Licensor will clear all copy within five (5) working days of receipt and clear "Blues" and covers five (5) working days from receipt. If Licensor fails to respond by these time constraints, clearance is deemed to be received by Licensee. Licensee will provide Licensor color copies of Catalog covers to obtain approval.

MARKETING STRATEGY: Program catalogs will be mailed to the Customer List as modified by marketing selections jointly agreed to by both parties.
Circulation decisions will be made jointly prior to each mailing within sufficient time to enable Licensee to provide its services under the Agreement.

ADDRESS: All promotional materials sent to Customers under the Program described in this Schedule and all response vehicles for mail orders therefore will carry Licensor's name and the following address:

                 BEAUTIFUL STYLE
                 89 Maple Avenue
                 Hanover, PA 17333-0001


IN WITNESS OF, the parties have signed this Schedule as of the day and year first written by their proper officers or representatives duly authorized thereunto.




SEARS SHOP AT HOME SERVICES, INC.           HANOVER VENTURES, INC.




By                                          By
   -------------------------------             --------------------------
         Vachel Pennebaker
         President and CEO

                            EXHIBIT A TO SCHEDULE 3



PROGRAM: [SILHOUETTES] BEAUTIFUL STYLE



PRODUCT/CATEGORIES: Women's "After Five" Apparel in Women's Sizes



TERMS OF EXCLUSIVITY:

NONE. However, during the term of this Program, Licensor shall not enter into comparable programs with the following catalogs:

     Brownstone Studio Woman
     Regalia
     Spiegel For You
     Appleseed's Just Right

                          SEARS SHOP AT HOME SERVICES, INC.
                          LICENSE AGREEMENT
                          EXHIBIT A
                          "OPERATING POLICIES AND PROCEDURES GUIDELINES" TOTAL PAGES: 65
                          DATE: NOVEMBER 1993





                       SEARS SHOP AT HOME SERVICES, INC.

                               LICENSEE OPERATING

                       POLICIES AND PROCEDURES GUIDELINES





            SEARS SHOP AT HOME SERVICES, INC. HEREINAFTER "LICENSOR"

                               TABLE OF CONTENTS



I.    INTRODUCTION

II.   MERCHANDISING

III.  CUSTOMER SERVICE

IV.   CREDIT

V.    FULFILLMENT

VI.   REPORTING REQUIREMENTS

VII.  INSURANCE REQUIREMENTS

I.  INTRODUCTION

I.  INTRODUCTION

A.    PURPOSE

Sears Shop at Home Services, Inc.'s mission is to provide high quality products and services that exceed our customers' expectations. Our Licensees have to share this philosophy in each customer interaction.

The Licensee Operating Policies and Procedures Guidelines cover all aspects of Specialty Catalog from Merchandising, Customer Service, Credit and Fulfillment to Reporting. The purpose of these Guidelines is to:

                 1. Ensure that Quality and Performance Standards are uniform across all licensees to provide the greatest marketing opportunity for all.

                 2.   Assure customer expectations are met.

                 3.   Provide detailed operating procedures.


B.    ORGANIZATION AND UPDATING

The Operating Policies and Procedures Guidelines are organized into seven sections. Each section contains an Introduction, a Summary of the Standards and Procedures, a detailed Definition, and Examples where required.

The sections are:


         I.      Introduction
         II.     Merchandising
         III.    Customer Service
         IV.     Credit
         V.      Fulfillment
         VI.     Reporting Requirements
         VII.    Insurance Requirements.


When revisions are made to a section, a replacement section will be sent to the Licensees.

A Directory is included in the Introduction For Quick Reference.

C.    DIRECTORY OF CONTACTS
Sears Shop at Home Services, Inc.
List Services/Circulation                                              708-676-6181

Advertising                                                            708-676-6332

Specialty Catalogs                                                     708-676-6366

     Softlines                                                         708-676-6487

     Hardlines                                                         708-676-6275

     Home                                                              708-676-6143

Systems                                                                708-676-7937

Finance                                                                708-676-6163

OTHER SEARS DEPARTMENTS

Credit (Questions on existing SearsCharge                              1-800-347-8480
        Accounts & New Account Inquiries)

MCA (Merchant Credit Account) Inquiry                                  1-708-330-4626

Maintenance Agreements                                                 1-800-827-6655

Repair Service                                                         1-800-473-7247

Replacement Parts (Retail & Catalog)                                   1-800-366-7278

Sears Shop at Home Inquiries                                           1-800-366-3125


Sears Headquarters (Main Switchboard)                                  1-708-286-2500
        Hoffman Estate, II

Sears National Customer Relations                                      1-312-875-5188
      - Retail Store Complaints or Inquiries
      - Old Catalog Inquiries

II. MERCHANDISING

II. MERCHANDISING

A.     INTRODUCTION:

       It is the mission of Sears Specialty Catalog to offer products that without exception consistently meet or exceed customer expectations, backed by the Sears promise of "Satisfaction Guaranteed Or Your Money Back."

B.     SUMMARY

       Merchandise offers and services are to be approved by Sears Shop at Home Services, Inc. Merchandise and services are not to be offered to the Customer List without prior agreement.

       Quality and value are to be consistent with Sears image, standards and Sears customers' expectations.

       Promotional items must conform to Sears Shop at Home Services advertising guidelines and be approved by Licensor.

       All Catalog covers, art and copy are to be approved by Sears Shop at Home Services prior to being released to the printer. Licensee should allow five days from the date of receipt by Licensor for approval of the proofs.

       Color proofs should be provided for covers.

       Licensee is to comply with state and federal requirements to maintain warranty information and make it available to the customer upon request.

III. CUSTOMER SERVICE





                                      III-1

III. CUSTOMER SERVICE

A.     INTRODUCTION:

       Sears Shop at Home Services goal is to consistently meet or exceed the customer's expectations backed by the Sears promise of "Satisfaction Guaranteed or Your Money Back." Our licensees have to share this philosophy in each interaction with the customer from order entry, shipment, presentation, returns processing and complaint processing.

B.     SUMMARY:

       A dedicated toll-free number for Sears Shop at Home order taking and customer service is required.

       Telephone representatives will answer specific to the Sears Specialty Catalog Program. Example: "Good Morning, this is Sears Shop at Home."

       Customer Service phone inquiries are to be acknowledged within 4 hours of receipt and resolved within 24 hours.

       Return instructions will be inserted into the customer's order, telling the customer how to return the merchandise, including:

                       Return address
                       Customer Service phone number

       Sears Shop at Home Services, Inc. has its National Customer Service Center in Des Moines, IA. Licensees will provide contact names and fax number to process customer inquiries.

       Licensees will resolve customer inquiries and issue credit to the customer's account as appropriate.

       Correspondence:

              Licensee is to respond to all correspondence within 24 hours.

              Standard letter copy and format must be approved by Licensor.

       Sears Shop at Home letterhead is to be used for all written correspondence. The cost of this letterhead is to be borne by the Licensee.

       Miscellaneous customer correspondence such as SearsCharge payments, product questions, requests for service or parts, etc., are to be forwarded daily to:

                             Sears Customer Service Center
                             Attn: Latonya Miller
                             POB 9145
                             Des Moines, IA  50306-9145





                                      III-2

C.     CUSTOMER SERVICE

       "Satisfaction Guaranteed or Your Money Back," is the guiding principle for our relationship with the customer. This guides us as follows:

                Taking the customer's word.
                Prompt and fair approach always to be exercised with each
                      customer.
                Custom/personalized merchandise is to be included.
                Goodwill gestures should be considered in extreme cases of complaint handling.
                The Licensee and Sears are obligated to satisfy our customers.

       In all cases, Sears' "Satisfaction Guaranteed or Your Money Back" should be the only guarantee in the Sears Shop at Home licensed catalog.

       Customer service phone inquiries are to be acknowledged within 4 hours of receipt. All customer complaints must be resolved within 24 hours.

       Licensees are to have a dedicated toll-free number for Sears Shop at Home order taking and customer service. One toll-free number may be utilized for both services.

       Telephone representatives are to answer specific to the Licensor program/catalog. These will be scripted for each Licensee. Example:
       "Good morning, this is Sears Shop at Home. My name is Joan, how may I help you?"

       The dedicated toll-free number is to be highlighted in the catalog copy, customer invoices and correspondence.

       Licensee is to maintain customer order history for a minimum of 13 months, unless a different time frame is mutually agreed to.

D.     CALL CENTER STANDARDS AND OPERATION

       Licensee is to provide 24 hour toll-free access, 365 days a year for order taking and customer service.

       90% of all calls are to be answered within 3 rings/20 seconds.

       Telephone standard is a maximum 3% delay; 2% abandon rate.

       Service levels are to be reported weekly by 800 #, and measured daily.

       Message for hold will be developed by Sears Shop at Home and the Licensee.

       Third party answering services must meet all standards of the Licensee and be monitored by the Licensee. Licensor has the right to approve all third parties. Third parties must sign a confidentiality agreement.





                                      III-3

       Sears Shop at Home and the Licensee will monitor performance and take actions required to achieve standards:

              Customer service
              Complaints
              Order taking
              Fulfillment
              3rd party answering services
              Service level and abandoned calls

       Sears Shop at Home and Licensee will establish customer service liaisons to review and track all customer complaints and issues.

       Sears Shop at Home will provide Licensee with referral list of all pertinent 800 numbers. Pertinent numbers to include:

              Credit Central
              Sears Customer Service
              Other Licensed Catalogs

       The script for the first hold message is:

             "Hello, and thank you for calling Sears Shop at Home. We will give your call special attention as soon as one of our customer service representatives is available. Please remain on the line; someone will be with you shortly."

       The script for the second hold message is:

             "Thank you for holding. All of our customer service representatives are still helping other customers. We apologize for the delay. Please continue to hold, and your call will be answered as soon as possible."

                       SEARS REFERRAL TELEPHONE LISTING

Credit (Questions on existing Sears Charge                   1-800-347-8480
        Accounts & New Account Inquiries)

MCA (Merchant Credit Account) Inquiry                        1-708-330-4626

Maintenance Agreements                                       1-800-827-6655

Repair Service                                               1-800-473-7247

Replacement Parts (Retail & Catalog)                         1-800-366-7278

Sears Shop At Home Inquiries                                 1-800-366-3125

Sears Headquarters (Main Switchboard)                        1-708-286-2500
       Hoffman Estates, IL

Sears National Customer Relations                            1-312-875-5188
       - Retail Store Complaints or Inquiries
       - Old Catalog Inquiries





                                      III-4

SEARS LICENSED CATALOGS

CATALOG NAME                    PRODUCT CATEGORY                       PHONE NUMBER
- ------------                    ----------------                       ------------
Auto Accessories                Accessories for Trucks, Vans,       Orders 1-800-500-5088

                                Cars, & Sport Vehicles          Cust.Serv. 1-800-500-8085

Barbie Collectibles - Mattel    Collectible Barbie Doll                    1-800-366-3125

Beautiful Buys                  Women's Dresses                     Orders 1-800-776-0202
                                                                Cust.Serv. 1-800-800-0200

Beauty Boutique                 Health & Beauty Aids                Orders 1-800-776-0202
                                                                Cust.Serv. 1-800-800-0200

Big & Tall                      Men's Big & Tall Apparel                   1-800-679-5656

Colonial Gardens Kitchens       Housewares                                 1-800-438-2615

Domestications                  Home Fashions                              1-800-437-9686

Fashions Size 14 and Up         Large Size Women's Apparel                 1-800-944-1973

Hanover House                   Novelties                                  1-800-438-0490

Health Care Products            Health Care                                1-800-326-1750

Jodee After Surgery             Mastectomy Products                        1-800-225-8904
 Inner Fashions

Leather Catalog                 Leather Apparel - Mens              Orders 1-800-948-9300
                                 Womens and Kids                Cust.Serv. 1-800-923-5533

Mature Wisdom                   Apparel & Aids for                         1-800-438-2616
                                 Elderly Customers

Outdoor Grill                   Grills & Accessorie                 Orders 1-800-241-8981
                                                                Cust.Serv. 1-800-252-8248

Palm Beach Jewelry              Costume Jewelry                            1-800-443-2526

Personal Creations              Personalized Gifts                         1-800-326-6626

Philipe Marcel                  Women's Dresses                     Orders 1-800-776-0202
                                                                Cust.Serv. 1-800-800-0200

Silhouettes                     Large Size Women                           1-800-438-2651

Simply Tops                     Women's Fashions                           1-800-438-2710

Tapestry                        Home Accessories                           1-800-414-4111





                                      III-5

CATALOG NAME                    PRODUCT CATEGORY                                  PHONE NUMBER
- ------------                    ----------------                                  ------------
The Starting Line-up            Sport Licensed Apparel - All Sports                    1-800-207-3277

Tools                           Craftsman Power & Hand Tools                           1-800-377-7414

Uniforms                        Medical Uniforms                                       1-800-542-4380

Windsor Watch                   Costume Jewelry                                 Orders 1-800-776-0202
                                                                            Cust.Serv. 1-800-800-0200

Workwear                        Men's Work Clothing                                    1-800-305-1001





                                      III-6

E.     CUSTOMER SCRIPT

       A telephone customer service representative in order to effectively serve our customer inquiries should be trained about the products and services Sears Shop at Home provides.

       Licensor will help you customize your script to meet the Shop at Home requirements. Your script should be tailored to your screen formats for order processing efficiency.

       Sample scripts are included for:

              Ordering
              Coupons/Gift certificates
              MCA accounts
              Callback for SearsCharge credit denial
              Most frequently asked questions

       Licensee finder file should be used to reduce order entry time. The finder file should be loaded with the mail tape customer information, including

              Customer name
              Bill-to address
              Ship-to address
              SearsCharge account number
              Telephone number
              Sears Household ID

       The finder file should be updated with new customers as orders are processed.





                                      III-7

SEARS SHOP AT HOME SERVICES, INC.

ORDERING SCRIPT


OPENING: Thank you for calling Sears Shop at Home. This is ____________. May I place a _____ order for you today?

CUSTOMER:   I'd like to order a _______________.

CSR: Certainly. May I have your home phone number, area code first, please?

CUSTOMER:   (000) 000-0000.

CSR: Thank you. May I charge this order to your SearsCharge account today?

            IF YES: That number, please?

CUSTOMER:   000000000000000

CSR:        I'd like to restate that number, Mr./Mrs.___. That's
            000000000000000.

            IF NO: What credit card will you be using today?

CUSTOMER:   A MasterCard, please.

CSR:        Certainly, and that number, please?

CUSTOMER:   1234567890000000

CSR:        I'd like to restate your MasterCard number, Mr./Mrs.___ That was
                     1234567890000000? And expiration date, please?

CUSTOMER    2/94.

CSR: Thank you. and may I have the name that appears on your SearsCharge?

CUSTOMER:   Mr./Mrs.___.

CSR:        Thank you Mr./Mrs.___. May I have the billing address please?

CUSTOMER:   1234 Main Street, Chicago, Illinois 60000.

CSR: Thank you. May I have a daytime phone number with the area code first, please?

CUSTOMER:   (000) 000-0000.





                                      III-8

CSR:        And will you be shipping to the Main Street address, Mr./Mrs.____?

            IF YES: Go to next question.

            IF NO: Ask for address customer would like merchandise shipped to.

CSR: May I have the ____ digit code on the back of your catalog, Mr./Mrs.____? It's located above your name and address.

CUSTOMER:   #0000

CSR:        Thank you, and now may I have your first item number, please?

CUSTOMER:   00000

CSR:        What size?
            How many?

CUSTOMER:   Responds to questions.

CSR:        That item is in stock.  OR
            That item is back-ordered and we are expecting it in stock (give date). Would it be all right to send it out to you then?

CUSTOMER:   For both responses of Yes and No.:

CSR:        All right, may I have your next item number, please?

CUSTOMER:   That will be all.

CSR: Thank you, Mr./Mrs.____. Your total comes to $_______, which includes tax and shipping and handling. You should receive your package within 5 - 7 days. And, thank you for ordering from Sears Shop at Home Services, Inc., and have a great day/evening. Good-bye.


                                     III-9

SEARS SHOP AT HOME SERVICES, INC.

COUPONS/GIFT CERTIFICATES SCRIPT

CSR: That total with tax and shipping and handling comes to $00.00, Mr./Mrs____.

CUSTOMER:        I have a coupon/gift certificate I'd like to use for this
                 order.  Could I do that?

CSR: Certainly. I can charge this order to your SearsCharge today and it will not delay processing. Please send the coupon/gift certificate to us and when we receive it, we will credit your account for the amount on the coupon/gift certificate. Will that be all right?

IF YES:          May I have your SearsCharge number, please?

IF NO: Mr./Mrs.___ please complete the order blank in your catalog and sent it to ____ with the coupon/gift certificate and a check for the difference.

CUSTOMER:        00000000000000

CSR:             Thank you, Mr./Mrs.____. I'd like to restate your card number.
                          That's 00000000000000?

CUSTOMER:        Yes.

CSR: Thank you, Mr./Mrs.____ your total comes to $_, which includes tax and shipping and handling. You should receive your package within 5 - 7 days.
                 Thank you for ordering from Sears Shop at Home Services, Inc. and have a great day/evening. Good-bye.





                                     III-10

MCA (MERCHANT CREDIT ACCOUNTS) SCRIPT

CATALOG PURCHASE CHARGED TO CUSTOMER'S MCA:

CUSTOMER:        I'd like to place an order and charge it to my Sears MCA
                 Account.

CSR: Certainly, I can help you with that. May I have your Merchant Credit Account number, please?

CUSTOMER:        __________________________________________.

CSR:             I'd like to restate that number.  That's ____________________.
                 Is that correct?

CUSTOMER:        Yes.

CSR: Thank you. I also need some more information - first, the full company name as it is found on the credit account;

                 Bill-to Address (where credit bill is to be sent)
                          Attn:
                          City
                          State
                          Zip Code
                          Business phone #
                          Tax exempt # (if you have one)

                 Ship-to Address (physical address)
                          Name of company
                          Street address
                          Attn:
                          City
                          State
                          Zip Code

CUSTOMER:        The Four Sisters Company
                 Attn:    Accounts Payable
                          12 N. West Avenue
                          Lindwood, Indiana 32155
                          317-XXX-XXXX
                          Tax Exempt # 3-215
                 The Ship-to is the same.

CSR: Thank you. And the authorized purchaser? This is the individual whose name appears on the credit account.

CUSTOMER:        Jane Doe.

CSR:             And lastly, the purchase order number?

CUSTOMER:        #ABOOO.


                                     III-11

Continue with the item information. After the order is complete, tell the customer to write the Order Reference # on their purchase order for future reference in case they need to contact us for any reason.

To inquire about your Merchant Account (MCA), please call 708-330-4626.


OPENING A NEW MCA ACCOUNT SCRIPT

CSR:             Thank you for calling Sears Shop at Home.  This is Sharon.
                 How may I help you today?

CUSTOMER:        I'd like to open a Merchant Account.

CSR: Certainly. II be able to give you some information on that, sir/ma'am. I can give you the number to call to request an application. Do you have a pen or pencil handy to take down the number?

CUSTOMER:        Can't you take down the necessary information?

CSR: No, I'm very sorry, sir/ma'am -- we're not equipped to handle that process. You'll get much better service by calling the Sears MCA office directly.

CUSTOMER:        Okay, what's the number?

CSR: That number is 1-708-330-4646. (PAUSE). If you would like to purchase anything from the catalog today on a SearsCharge, or other credit card, I could take that order for you.

IF NO: Thank you for calling Sears Shop at Home. Have a good day/evening.

IF YES:          Will you be using your SearsCharge for this order?

                                  Continue ...





                                     III-12

CLERICAL HANDLING OF MCA ORDERS

After an MCA order is taken, Licensee must call and get credit authorization.

1 . Call 1-800-775-3172 (SEARS MCA) for credit authorization approval code.
    Information needed:

    a) Account #: _________________________________________

    b) Company Name: ______________________________________

    c) Purchase Order #: __________________________________

    d) Name/Authorized Purchaser: _________________________

    e) Total Sale: $ _________________

2. Credit settlement will be the same as SearsCharge orders, just a different format.

3.  Declines and Billing questions are to be handled the same as SearsCharge.

    After the order is completed, call the Credit Central for authorization. The authorization code is required during settlement.

    If authorization is denied, call the customer, and obtain an alternative method of payment.





                                     III-13

SEARSCHARGE DENIAL SCRIPT

All SearsCharge denials must be processed by calling the customer. After two unsuccessful attempts to reach the customer, a letter requesting an alternate method of payment is to be sent to the customer.

CSR: Hi, Mr./Mrs.____, I'm calling about your recent order for a ____ (item) ____. I'm sorry, but we could not get the proper credit authorization to process your order.

                 Verify that the charge account number is correct. If not, correct number and reprocess.

                 If it is correct, ask the customer:

                 Would you like to charge this to another credit card?

IF RESPONSE IS:

CUSTOMER:        I don't understand, why wouldn't it go through?

CSR: I'm sorry, but I am unable to access that information at this location. If you think there is an error or would simply like to know the reason, I can give you an 800 number to call. Would you like to take down that number?

IF YES:

CSR:             All right, Mr./Mrs.____, that number is 800-347-8480.

                 IF RESPONSE IS YES (to charge to another credit card):

CSR:             Thank you, and what card would you like this charged to?

CUSTOMER:        Visa/MasterCard/Discover/American Express

CSR:             That number, please?

CUSTOMER:        000000000000000000000

CSR:             And the expiration date please?

CUSTOMER         4/94.

CSR: I'd like to restate that number please. That was Visa/Master Card/Discover/American Express, 000000000000000000000, and the expiration is 4/94?

CUSTOMER:        Yes.

CSR:             Thank you, Mr./Mrs.____ and have a great day/afternoon/evening.





                                    III- 14

CATALOG REQUEST

If the customer would like a catalog mailed to them, take the customers name, complete address, SearsCharge account number and their telephone number. Indicate the catalog requested and tell the customer one will be mailed in three to five days.

DAILY FAX OR OVERNIGHT MAIL REQUEST TO:

                 SEARS SHOP AT HOME, INC.
                 CATALOG REQUEST
                 7447 SKOKIE BLVD.
                 SKOKIE, IL 60077-3386
                 FAX NUMBER IS: (708) 676-7883

                 LICENCED CATALOG

The licensee should mail the customer a catalog within 3 days of receipt.

In the future, this process will be accomplished using an electronic mail.





                                     III-15

                              CATALOG REQUEST FORM

FROM:
CUSTOMER NAME:
SEARS CHARGE ACCOUNT:
PHONE NUMBER:


MAILING ADDRESS:
 STREET
 SECOND STREET
 CITY, STATE, ZIP


CATALOG ORDERED:
FAX TO LICENSEE:

FAX TO:    SEARS SHOP AT HOME
           708-676-5440
           ATT. L. FRISCH

                              CATALOG REQUEST FORM

FROM:
CUSTOMER NAME:
SEARS CHARGE ACCOUNT:
PHONE NUMBER:


MAILING ADDRESS:
 STREET
 SECOND STREET
 CITY, STATE, ZIP


CATALOG ORDERED:
FAX TO LICENSEE:

FAX TO:    SEARS SHOP AT HOME
           708-676-5440
           ATT. L FRISCH




                                     III-16

F.   FREQUENTLY ASKED QUESTIONS, AND ANSWERS

1    Why did Sears discontinue the catalog?

     Mr./Mrs.____, Sears made the decision to exit the unprofitable General Catalog business. Sears will continue to serve your Shop at Home needs through selected Specialty Catalogs.

2.   Why does it take so long for me to get my order?

     The normal processing of an order should get the merchandise to you within 7 days. If there is an out-of-stock condition on the merchandise, explain that the merchandise is out of stock and give the customer a tentative ship date and a tentative date they should expect to receive the merchandise, based on when you expect it to be back in stock. Be realistic, and cancel the order if the customer doesn't want to wait.

3.   Can I return my merchandise to my local Sears store?

     Sears Shop at Home merchandise is not the same as the retail stores and the stores are not equipped to handle returns for this merchandise. Please return it by mail to the address provided on the packing slip.

4.   When will I be billed?

     Mr./Mrs.____, You will be billed when the merchandise is shipped. And you will only be billed for what is shipped.

5. I received a letter from Sears stating that they were unable to authorize my purchase using my SearsCharge. How do I find out about this?

     Mr./Mrs.____, If you have questions regarding credit authorization, please call the 800 number shown on your most recent billing statement. If you don't have a billing statement, please call 1-800-347-8480.

6.   What is the relationship between Sears and Sears Shop at Home Services,
     Inc.?

     Mr./Mrs.____, Sears Shop at Home Services, Inc. is a wholly owned subsidiary of Sears. We offer merchandise through licensed arrangements with industry leaders sent directly to your home or business.. Most of the merchandise is not available through Sears stores.

7.   Can you please delete my name from your mailing list?

     Mr./Mrs.____, Yes, I can. May I please have your Sears account number, name, and address and telephone number (Refer to the circulation instructions for handling.) Thank you Mr./Mrs.____.





                                     III-17

8.   Are you Sears?

     "Sears Shop at Home and ________ are proud partners in bringing you quality merchandise in the convenience of your home."

     "Sears would like to continue to offer you the convenience of shopping by mail, and have researched and selected ________as an outstanding catalog they think you will enjoy shopping from.'

     "Sears has selected our company to work with you and continue to bring you quality merchandise and service through the ________ catalog.'

     "We are continuing the Sears tradition of offering a wide variety of merchandise at reasonable prices while providing you with excellent service.'

9.   What is the telephone number of the Sears store nearest me?

     Mr./Mrs.____, I do not have that information. You will need to consult your Telephone Directory or call Directory Assistance.

10.  Are the clothes true to size?

     Mr./Mrs.____ That is a good question. Give the customer the information you have on how true to size the clothing is. By being as helpful as possible, you can avoid a return.

11.  How long does delivery take?

     Mr./Mrs.____, It will be normally 7 days for delivery to your home or business.

12.  Why can't I have my order sent back to the retail store?

     That is a good question Mr./Mrs.____. Sears Shop at Home Services, Inc. offers most of our customers the convenience of shopping at home for merchandise not available in the stores. The stores are not equipped to handle returns for this merchandise. Please return it by mail to the address provided.

13.  Do you have a _________ Product Catalog?

     Mr./Mrs.____, Yes, there is a__________.  If you will call 1-800 ___ ____, they can take your order. If you would like to receive that catalog I will have one sent to you. I will need your name, telephone number, SearsCharge and your complete mailing address. (Refer to Catalog Request for complete handling.) Or, Mr./Mrs.____, I am sorry, but currently Sears Shop at Home Services, Inc. does not have that ________ product catalog available.

Any questions you get that are about one of our other programs, refer to the list of programs and phone numbers in Section D. If you can't identify what program the customer is asking about, refer them to the Sears Shop at Home Customer Service at 1 800-355-3125 for further assistance.




                                     III-18

IV.  CREDIT

IV.  CREDIT

A.     INTRODUCTION

       This section contains the Sears Credit/Method of Payment Guidelines, SearsCharge applications, and the Credit Authorization Procedures.

       The preferred method of payment is SearsCharge, and the order-taking process is to offer SearsCharge first.

B.     SUMMARY

       CREDIT POLICY/METHOD OF PAYMENT

              Initial offer of payment is the SearsCharge. "May I put this order on your SearsCharge?"

              Licensee should also accept Discover, American Express, Visa, MasterCard and cash (Cash/check/money order).

              Licensee private label credit cards are not an acceptable method of payment for the purchase of Sears Shop at Home merchandise and/or services.

              Licensee is responsible for establishment and maintenance of authorization and settlement for non-Sears credit cards.

              Sears Credit assumes the credit risk and provides collection on all authorized SearsCharge transactions.

              Licensee is responsible for all elements associated with customer service complaints/satisfaction,

              Licensor will provide billing descriptors for SearsCharge and other credit cards. A separate billing descriptor should be used for the Sears Shop at Home business.

              For cash orders, checks are to be made payable to the licensed program catalog name.

                      .     Licensee is to establish a separate bank account
                            for licensed program catalog.
                      .     Licensee is responsible for bad check collection.

              MCA (Merchant Credit Accounts) and Sears Deferred Payment Plan will be offered whenever appropriate. Scripting is in Customer Service Section.

              Sears Coupons
                      Licensee is to accept Sears coupons.
                      Customer is charged full amount, mails in coupon and receives a credit for coupon on their SearsCharge.

              Gift Certificates
                      Licensee is to accept (same as cash).

C.     CREDIT CENTRALS

       There are nine (9) SEARS Credit Centrals throughout the United States. These units are responsible for handling customer accounts by designated areas.

       The Credit Central customer assistance phone number is located in the blue section of the customer's billing statements. Customers should first call this number when they feel there is a problem with their bill. The Credit Central can tell the customer where the charge originated. If the customer doesn't have a billing statement, ask them to call 1-800-347-8480 for assistance.

       A Credit Central may call or send a licensee a written request or fax for information on a sale or a credit on a customer's account. These requests must be processed immediately. On the 15th day after the request, the Credit Central will issue a chargeback and a credit to the customer's account. Therefore, it is extremely important to handle the requests at once.

D.     CUSTOMER CREDITS

       When issuing credit, you must inform the customer it takes from 1 to 2 billing statements before the credit appears on their account. This depends on the customer's billing cycle and the day credit was issued. The customer can call the credit central to verify a credit has been issued.

       Any finance charge adjustments will be automatically adjusted by the Credit Department when the credit is posted to the account. Finance charges are adjusted from the original charge date and not the credit date.

       You are not part of the credit organization and cannot give out advice to the customer. If a customer is issued credit and wants to know about paying their bill, you must refer them to Sears Credit. You cannot tell them to disregard their bill. They can get advice by calling the 800 number on their billing statement or 1-800-347-8480.

E.     CREDIT DECLINES

       A customer's credit may be declined for various reasons. Do not speculate with the customer as to why they were declined. They must contact Sears Credit for an explanation. They may either call the 800 number on their billing statement or call 1-800-347-8480 and ask about their account.

F.     COUPONS

       Discount coupons, gift certificates, and bonus club coupons should be honored. Sears coupons will be redeemed by Sears at face value. Advise the customer to mail in the coupon to receive credit. If the customer is mailing in a cash order, advise the customer to mail the coupon with the order. Coupons mailed in with cash orders should be treated as discounts against the order. Enclosed are copies of the most frequently used coupons and certificates. If you are in doubt about accepting a coupon, call the Sears Shop at Home Customer Service Center at 1-800-366-3125 for guidance.

G.     CREDIT - CHARGED FOR/NOT RECEIVED

       Any customer that calls stating he has been billed and has not received merchandise should be given credit twenty days after date of shipment. The order should be traced to find out where the merchandise went.

       Always verify the address to which the merchandise was shipped.
       Remember to ask for apartment number, lot number, etc. Some customers do not offer this information unless asked.

       You can ask for an alternative address if the customer has a history of not receiving packages.

H.     CREDIT AUTHORIZATION PROCESS

       The Credit Authorization Process is critical to provide superior customer service. A new licensee must follow specific steps which require three to four weeks to implement, prior to the mailing of a catalog. Exhibit IV-I is an overview of the credit process.

       CREDIT AUTHORIZATION PROCEDURE:

       Credit Authorization files can be received 24 hours a day, seven days a week. There is no limit to how many files come in each day, or how many records are in each file. Records are authorized seven days a week, from 5:15 a.m. (Central) to 1:15 a.m. (Central) the following morning. During this four hour off time, files can still be received, but they will not be processed until after 5:15 a.m. (Central).

       Headers and trailers must be included with each batch. More than one batch can be contained within a file, as long as each batch is separated by proper headers and trailers. We report daily and weekly by batch number. Duplicate batch numbers will combine the records of these batches.

       Our control system keeps track on the record level. For each store, or Licensee, the ACCOUNT NUMBER plus the ORDER NUMBER must be unique. To have two or more valid orders for the same account number, the order numbers must be unique. If a duplicate record is encountered, it will automatically receive a response code of "DP" and be sent back to the Licensee. When a record receives a final disposition, the control reference is deleted at the end of the day. The control system would not flag another record as a duplicate, once a reference is deleted.

       A "BB" or a "ID" response code is considered a soft decline. This response is sent back to the Licensee, and this record is automatically put into a Pending area. The Licensee doesn't need to do anything. Within 48 hours the Licensee will receive a final disposition for the same record. During that time, the control system will keep track of these soft declines, and the Licensee should not recycle or resubmit these records.

       Exhibit IV-2 is an overview of the credit authorization and settlement specifications.

       Before implementing this process, contact the Sears Shop at Home Services, Inc. Systems Group at 708-676-7937.


I.     DAILY SETTLEMENT PROCESS

       The daily settlement process the Licensee follows for third party credit should be used for Sears credit.

       The daily settlement process for SearsCharge includes the Licensee transmitting a settlement file which includes Sales, Credits for Returns, and Allowances.

       The Licensee should balance the daily settlement process to identify discrepancies. If differences cannot be accounted for, the differences should be reviewed with Sears Shop At Home Services, Inc. It is the Licensee's responsibility to resolve out-of-balance conditions immediately.

                                                                    EXHIBIT IV-I



                               SEARS SHOP AT HOME
                      CREDIT AUTHORIZATION AND SETTLEMENT



            LICENSED
            PARTNERS                             SEARS                                          SEARS CREDIT
                                            DIRECT RESPONSE
                                            CATALOGS SYSTEM


             RECORDS
               FOR
          AUTHORIZATION
                                            CONTROL SYSTEM
                                            --------------                                     SEARS CATALOGS
                                            SEARS CATALOGS                                         ONLINE
                                            BATCH CREDIT                                       AUTHORIZATION
                                            AUTHORIZATION                                          SYSTEM
                                               SYSTEM                                           FOR CREDIT




                                                                      AUTHORIZATION
                                                                           FILE
                                                                                                  REFERRALS




                                            SEARS CATALOGS
                                             BATCH CREDIT
                                            AUTHORIZATION
                                                SYSTEM                                         SEARS CATALOGS
                                            -------------                                          ONLINE
                                                                                                  REFERRAL
                                                                                                 SYSTEM FOR
                                            CONTROL SYSTEM                                         CREDIT
                                                                                                   CENTRAL

          AUTHORIZATION
        ACKNOWLEDGEMENTS



           SETTLEMENT/
             BILLING
              FILE

                                                                                                   CREDIT
                                                                                                   BILLING

                                                                    EXHIBIT IV-2


                       SEARS SHOP AT HOME SERVICES, INC.
               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS

VERSION: 00

11/3/93


SETTLEMENT/AUTHORIZATION FILE ORGANIZATION


AUTHORIZATION:

      The file must contain the following types of records:

              Control Header Record - The header record contains Store Number, the date and batch Id number. The date and batch id number will be used by Sears for control purposes. Different files containing the same date and batch id will not be processed for authorization.

              Detail Record - The detail records contain the sales (debit) to be authorized to the Sears cardholders.

              File Trailer - The trailer record will contain matching control information from the Control Header Record and total detail record count and total detail dollar accumulators.



SETTLEMENT:

      The file must contain the following types of records:

              Detail Record - The detail records contain the sales (debit), returns (credit) and allowance amounts to be settled to the Sears cardholders. The settlement file may have debit and credit information intermixed.

              Control Record - The control record will contain total detail record count and total detail dollar accumulators. A control record must be the final record on the settlement file if the record is not present the file will not be processed. If the control total do not balance back to the number and amounts on the detail records the file will not be processed.

                                                                         EXHIBIT

                       SEARS SHOP AT HOME SERVICES. INC.
               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS


VERSION:  00

11/3/93


                      SEARS DIRECT RESPONSE RECORD LAYOUT

                           SETTLEMENT CONTROL RECORD

                                     DATA
    POSITION         LENGTH          TYPE             FIELD NAME                                COMMENTS
    --------         ------          ----             ----------                                --------
       1               5               X              Store Number                              Default to '    '
       6               4               X              Record Id                                 Default to 'CRED'
      10               1               X              Record Type                               'C' for Control Record
      11               8               X              Record Count                              Total Records Excluding Header
      19               12              9              Total Sales (Debit) Dollars               Batch sales total. Rightmost
                                                                                                digits are assumed to be cents.
      31               12              9              Total Returns (Credit)                    Batch returns total. Rightmost
                                                      Dollars                                   digits are assumed to be cents
      43               12              9              Total Allowance (Credit)                  Batch allowances total. Right.
                                                      Dollars                                   two digits are assumed to be
      55              146              X              Filler                                    Blanks

                                                                         EXHIBIT


                       SEARS SHOP AT HOME SERVICES, INC.
               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS

Version: 00

11/3/93




                      SEARS DIRECT RESPONSE RECORD LAYOUT

                           SETTLEMENT CONTROL RECORD

                                     DATA
    POSITION         LENGTH          TYPE             FIELD NAME                                COMMENTS
    --------         ------          ----             ----------                                --------
       1               5               X              Store Number                              Default to '    '
       6               4               X              Record Id                                 Default to 'CRED'
      10               1               X              Record-Type                               'D' for Detail Record
      11               2               X              Charge Type                               '03' Sears Charge
      13               7               X              Order Reference Number                    Order Reference number Left
                                                                                                Justified Blank Filled
      20               6                              Filler                                    Blanks
      26               13              X              Account Number                            Sears Charge Number. Must p
                                                                                                MOD 10 verification.
      39               1               X              Transaction Type                          'S' Sale (Debit)
                                                                                                'R' Return (Credit)
                                                                                                'A' Allowance
      40               2               X              Media Code                                Default to '77'
      42               4               X              Filler                                    Blanks
      46               4               X              Date of Sale                              MMDD Original Sale Date
      50               8               9              Transaction Amount                        Rightmost two digits are assumed
                                                                                                to be cents.
      58              143              X              Filler                                    Blank

                                                                         EXHIBIT


                       SEARS SHOP AT HOME SERVICES, INC.
               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS

VERSION: 00

11/3/93




                      SEARS DIRECT RESPONSE RECORD LAYOUT

                           AUTHORIZATION CONTROL RECORD

                                     DATA
    POSITION         LENGTH          TYPE             FIELD NAME                                COMMENTS
    --------         ------          ----             ----------                                --------
       1               5               X              Store Number                              Default to
       6               4               X              Record Id                                 Default to 'AHDR'
      10               1               X              Record Type                               'C' for Control Record
      11               6               X              Authorization Date                        Current system date. MMDDYY
      17               18              X              Filler                                    Blanks
      35               4               9              Batch Id Number                           Sequential Number unique for
      38              162              X              Filler                                    Blanks

                                                                     EXHIBIT IV

                       SEARS SHOP AT HOME SERVICES. INC.
               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS


VERSION: 00

11/3/93



                      SEARS DIRECT RESPONSE RECORD LAYOUT

                          AUTHORIZATION DETAIL RECORD

                                   DATA
POSITION        LENGTH             TYPE           FIELD NAME                       COMMENTS
- --------                           ----           ----------                       --------
    1             7                  x            Order Reference Number           Order Reference number Left
                                                                                   Justified Blank Filled
    8             2                  x            Charge Type                      '03' Sears Charge
   10             5                  x            Store Number                     Default to '       ,
   15             6                  X            Filler                           Blanks
   21            13                  x            Account Number                   Sears Charge Number. Must pa
                                                                                   MOD 10 verification.
   34            10                  9            Authorization Amount             Rightmost two digits are assumed
                                                                                   to be cents.
   44             4                  x            Transaction Date                 MMYY
   48            48                  x            Filler                           Blanks
   96             2                  x            Authorization Response           see response codes attached
                                                  Code

   98            102                 x            Filler                           Blanks

                                                                         EXHIBIT

                       SEARS SHOP AT HOME SERVICES, INC.

               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS

VERSION: 00

11/3/93







                      SEARS DIRECT RESPONSE RECORD LAYOUT

                     AUTHORIZATION CONTROL TRAIL OR RECORD


                                   DATA
POSITION        LENGTH             TYPE           FIELD NAME                       COMMENTS
- --------        ------             ----           ----------                       --------
    1             5                  x            Store Number                     Default to
    6             4                  x            Record Id                        Default to 'ATRL'
   10             1                  x            Record Type                      'C' for Control Record
   11             6                  x            Authorization Date               Current system date. MMDDY
   17             6                  9            Record Count                     Total Authorization Records
   22            12                  9            Total Auth. Dollars              Batch Authorization total total
                                                                                   dollars. Rightmost two digits
                                                                                   are assumed to be cents.
   35             4                  9            Batch Id Number                  Sequential Number unique for c
   38            162                 X            Filler                           Blanks

                                                                    EXHIBIT IV

                       SEARS SHOP AT HOME SERVICES, INC.
               CREDIT AUTHORIZATION AND SETTLEMENT SPECIFICATIONS


Version: 00

11/3/93



                           SEARS MOD 10 VERIFICATION

         Mod 10 is a verification method which Sears uses to reduce the number of incorrect account numbers in its system. It will catch the majority of incorrect account numbers. Its combines all the digits in an account number using a mathematical formula, and if the result of this formula is divisible by 10 (hence Mod 10), it passes the verification. This formula works by alternately multiplying the digits of the account number by one and two, starting with the last digit which is multiplied by one, and then adding this product together for a total to be divided by ten. If any number multiplied by two results in a number of ten or greater, this resulting product has its digits added together. For example, 6 * 2 = 12, since 12 is greater than ten, the digits are added together, 1 + 2 = 3.
         Note: This method means that if the account number has an odd number of digits, the first and last digits are multiplied by one, but if the account number has and even number of digits, the first digit is multiplied by two, the last digit by one.

         An example of an account number with an even number of digits.
         549436
         The Mod 10 is calculated as follows:
         5 * 2 = 10.  Since 10 is equal to ten, the digits are totaled giving
         1. The other digits are calculated as follows:
         4 * 1 = 4, 9 * 2 = 18 = 1 + 8 = 9, 4 * 1 = 4, 3 * 2 = 6, 6 * 1 = 6
         These products are then added together.
         1 + 4 + 9 + 4 + 6 + 6 = 30
         Since 30 is divisible by 10, this account passes the Mod 10 verification.

         An example of an account number with an odd number of digits.
         9473448
         The Mod 10 is calculated as follows:
         9 * 1 = 9, 4 * 2 = 8, 7 * 1 = 7, 3 * 2 = 6, 4 * 1 = 4, 4 * 2 = 8,
         8 * 1 = 8
         These products are then added together.
         9 + 8 + 7 + 6 + 4 + 8 + 8 = 50
         Since 50 is divisible by 10, this account number passes the Mod 10 test.

         An example of an account number which fails the Mod 10 test.
         99871
         The Mod 10 is calculated as follows:
         9 * 1 = 9, 9* 2 = 18 = 1 + 8 = 9, 8 * 1 = 8, 7 * 2 = 14 = 1 + 4 = 5,
         1 * 1 = 1
         Adding the above products together results in:
         9 + 9 + 8 + 5 + 1 = 32
         Since 31 is not divisible by 10, this number fails the MOD 10 test.

V. FULFILLMENT

V. FULFILLMENT

A.    INTRODUCTION

      Sears Shop at Home Services goal is to consistently meet or exceed the customer's expectations. The performance level required will be Industry Best Practices. This section contains the Guidelines for Order Processing, Pick, Pack, and Ship activities, and Returns Processing.

B.    SUMMARY

      FULFILLMENT STANDARDS

      Initial fill rate should be 85% at a minimum.

      Credit-approved and cash orders are to be shipped within 24 hours (1 business day) from the time the order is taken.

      Customer should receive order within 7 calendar days, which includes the day the order is taken.

      Customer is not to be charged for any merchandise until merchandise is shipped.

      Cash Orders (check/cash/money orders) are to be accepted.

      Customers must be told of back orders or out-of-stock situations at time of order. If this occurs later, after order taking, customer is to be notified in writing (post card) or called within 24 hours.

      Back Orders and Out-of-Stock

             All FTC rules and regulations must be followed.

             Partial shipments will be allowed.

             Substitute orders - should be kept at a minimum. Licensee may offer customers a Sears Shop at Home approved item of equal or greater value. A letter of explanation is to accompany all substitute orders and will include full return privileges.

      PACKAGING AND LABELING

             Shipment packaging, labeling, and all paperwork sent to the customer must be designed or approved by Sears Shop at Home Services, Inc.

             Return label must clearly state the customer is not to return the merchandise to a Sears Retail store.

             Package inserts are to be approved by Sears Shop at Home Services, Inc.

      RETURNS

      Customer must be credited/refunded the same day the merchandise is received by the Licensee.

      Equal value exchanges - Licensee is to replace item(s) at no charge (for item or S&H) within 24 hours.

      Misdirected returns are to be forwarded to the Sears Shop at Home Returns Center.

      Licensee will refund inbound and outbound S&H upon customer request only.

C.    SHIPMENT OF ORDERS

      All customer orders should be consolidated when possible. The shipping container must provide product protection and security.

      All customer orders are to have:

             A shipping label attached to the outside of the carton identifying "Sears Shop at Home Services, Inc."

             A customer packlist/invoice included in the package that shows the items ordered and shipped, and the amount of the order. The invoice must identify:

                   'Sears Shop at Home Services, Inc.'
                   Customer cannot return merchandise to a Sears Retail store.

      A customer return form is to be included in each customer shipment, The return form is to provide complete instructions on how to make a return.

D.    PACKAGE INSERTS

      A supply of package inserts may be provided for insertion with the customer's order. Only Sears Shop at Home approved material is to be inserted into Licensor shipments.

E.    RETURN PROCESSING

      Customer returns should be processed the same day they are received, to avoid customer inquiries. If you receive merchandise that you do not sell, pack it up with all correspondence received and send it via UPS to:

                           Sears Shop at Home Services, Inc.
                           7440 Santa Fe Drive
                           Hodgkins, IL 60525

      These shipments should be consolidated, and sent at least once per week.

      Customers should be credited, or a refund check generated, the same day the return is received.

      A letter or post card should be sent to the customer indicating that the account will be credited $X.XX for Order Number 9999 which was returned. Shipping and handling and return postage are only to be credited upon request. The policy is not to reimburse those items.

      If a customer says he returned the merchandise and has not received credit, check your system for the date you issued the credit. Inform the customer of the 1-2 billing cycles required to post the credit to their account.

      If your Distribution Center has not received the merchandise, verify the return address with the customer, and advise the customer to provide proof of return. If the return merchandise was lost in shipment, the customer must make a claim with the company they used to return the merchandise (UPS or Post Office). That company will reimburse the customer for the value of the merchandise. Tell the customer that they should keep the return receipt from UPS/USPS for six (6) months.

      Every effort should be made to avoid a confrontation with the customer. In cases of customer conflict the customers word should be honored and a credit issued.

VI. REPORTING REQUIREMENTS

VI. REPORTING REQUIREMENTS


A.    INTRODUCTION

      This section defines the Sales, Operations, and Invoicing requirements of Sears Shop at Home Services, Inc. The reporting requirements provide information to evaluate performance and to settle with the Licensee.

      The information required should all be readily available from the Licensee's current Operating, Management and Financial Reporting systems.

B.    SUMMARY

      SALES REPORTING

             Sales are to be reported daily, weekly, and monthly, in a mutually agreed upon format. The data required is identified on the sample reporting formats.

             Gross Sales Cancellations will be reported in a mutually agreed upon format.

      OPERATIONS REPORTING

             Customer Service and Distribution activity are to be reported daily, weekly, and monthly, in a mutually agreed upon format. Sample reporting formats identify the data requirements.

      WEEKLY INVOICING

             Weekly invoices will be submitted to Sears Shop at Home Services, Inc.

             This invoice will be balanced to the daily settlement activity and used to pay the Licensee.

             Sears Shop at Home will issue a check for the net due based on the weekly invoice.

      SALES TAX IS TO BE COLLECTED/PAID IN STATE(S) THE LICENSEE HAS NEXUS, AND ILLINOIS.

C.    SALES REPORTING

      Sales are to be reported daily, weekly, and monthly. The following reports identify the minimum required information. The specific reporting forms will be mutually agreed to with each Licensee.

      The Gross Sales Summary is to be reported daily, weekly, and monthly.
      Exhibit VI-I is a sample format. This report provides Gross Merchandise Sales by day, Shipped Sales by day, Back-orders, Pending Orders, and Returns Dollars.

      Weekly Revenue and Order information by source code and circulation segment is required. Exhibit VI-2 is a sample format defining the required information.

                                                                    EXHIBIT VI-I

                               SEARS SHOP AT HOME
                              GROSS SALES SUMMARY



This report will be provided  daily.

The Orders written section lists by day the following information:

1.     Dollars                  - The gross merchandise sales dollars for the day.

2.     Orders                   - The number of orders taken for the day's gross
                                  merchandise sales.

3.     Average Order            - The gross merchandise sales dollars divided by the
                                  number of orders.

4.     % Done                   - Partner estimate of the % completed based on current
                                  demand and historical trends.

5. - 6.                         - Elements 5 and 6 apply to each column, and are
                                  month to date totals.

7.     Shipped Sales            - The sales dollars for merchandise shipped that day.

8.     Back-orders              - The dollar value of unshipped back-orders at the
                                  end-of-each reporting period.

9.     Pending                  - The dollar value of orders pending for credit, checks, etc.

10.    Omits                    - The daily dollar value of gross demand that could not be filled, or the customers would not wait until merchandise
                                  was available.

11.    Returns                  - The dollars of returns, by day credited to customer's
                                  account or refunded.

12-Oct-93
                               SEARS SHOP AT HOME
                              GROSS SALES SUPPORT

PARTNER:
BOOK NAME

                 1         2          3         4          7            8          9            10         11
              DOLLARS   ORDERS     AVERAGE      %       SHIPPED       BACK-     PENDING       OMITS      RETURNS
                                    ORDER      DONE      SALES       ORDERS
01-OCT-93

WEEK 1           $0.00      0

04-OCT-93
05-OCT-93
06-OCT-93
07-OCT-93
08-OCT-93

WEEK 2           $0.00      0

11-OCT-93
12-OCT-93
12-OCT-93
13-OCT-93
13-OCT-93

WEEK 3           $0.00      0

18-OCT-93
19-OCT-93
20-OCT-93
21-OCT-93
22-OCT-93

WEEK 4           $0.00      0

25-OCT-93
26-OCT-93
27-OCT-93
28-OCT-93
29-OCT-93

WEEK 5           $0.00      0

MONTH TO DATE    $0.00      0


                                                      Frequency: Daily All Media

                                                                    EXHIBIT VI-2

                             SEARS SOURCE ANALYSIS

The Weekly Sears Source Analysis Report provides information by circulation segment. This information is used to analyze performances of each segment.

This report is provided weekly and is a media to date total through the week.


1. Circulation                            - The planned total circulation for the book.

2. Source #                               - The source number for each specific set of list selection criteria or segment.

3. Description                            - The description of the specific selection criteria or segment.

4. Circ                                   - The actual circulation for each segment.

5. Orders                                 - The total number of orders taken media to date by segment.

6. Total Revenue                          - The total gross demand media to date by segment.

7. Average Order                          - Calculated by dividing the total revenue (6) by the number of orders (5).

B. Actual $/Book                          - Calculated by dividing the total revenue (6) by the circulation (4).

9. Project $/Book                         - Projected dollars per book (actual circulation) developed based on the actual $/Book to date and the estimate of the % the media is complete.

10. Total Actual to Date                  - The totals for each column 4 through 8 media to date.

11. Original Estimate                     - The total original estimate of each column 4 through 8.

12. % Complete Projection                 - Estimated to complete the media is at this date and is used to project the total media or columns 5 through 8.

13. Percent to Original Estimate          - Calculation or the % of the current projection is of the original estimate

PARTNER:                                  SEARS SOURCE ANALYSIS
MEDIA:
CIRCULATION:                              MAIL DATE
DATE:

TIME:                                                                       Total           Average       Actual        Projected
Source#      Description                          Circ.        Orders       Revenue         Order         $/Book        $/Book
[2]          [3]                                  [4]          [5]          [6]             [7]           [8]           [9]





TOTALS       ACTUAL TO DATE           [10]

             ORIGINAL ESTIMATE        [11]
             % COMPLETE
             PROJECTION               [12]

             PER CENT TO ORIGINAL ESTIMATE  [13]

D.  OPERATIONS REPORTING

    Operations Reporting includes daily, weekly, and monthly Customer Service and Distribution Activity Reporting. The sample reports identify the minimum information requirements. The specific formats of the reports will be mutually agreed to with the Licensee.

    The Call Volume Summary Report Exhibit VI-3 is a daily and weekly report.
    Exhibit VI-4 is the Weekly Fulfillment Statistics Report.

E.  CIRCULATION REPORTING

    This section defines the flow of information and data required to enrich and maintain the Licensors Proprietary Customer Database.

    The Licensor will produce list based on specific request for each mailing per the time tables in Exhibit D Program Customer Information Transfer requirements.

    The Licensee will provide Licensor the following information defined in detail in Exhibit D as follows:

         INFORMATION TYPE                          FREQUENCY
    1.  Promotion History -                    o  Sent concurrent with mail
        Net Mail Transations                      file
                                               o  Load finder file
                                                  with mail file

    2.  Name and Address Changes               o  Monthly

    3.  Customer order and item                o  Monthly
        level transations

    4.  Customer Catalog requests              o  Monthly
        and Do Not Promote requests

    The Licensor will update the Customer Database monthly with all Licensees information.

                                                                    EXHIBIT VI-3


                           CALL VOLUME SUMMARY REPORT

The Call Volume Summary Report is to be submitted daily for the first two weeks after the drop of a media, and on a weekly basis thereafter.

The following defines each element of information required. A separate report is required for each 800 number, and a total for the partner.

The number of calls section includes elements 1 through 4.


1. Offered          -  The number of total calls to a number during a 24 hour period.

2. Handled          -  The number of calls actually handled during a 24 hour period.  The number of calls and number of orders on the gross demand summary should be for the same 24 hour period.  If they are not, indicate the number of orders taken for the calls handled.

3. Abandoned        -  The number of calls abandoned before a call consultant answers the call.

4. % Abandoned      -  The number of abandoned calls divided by the total calls offered.

5.- 6.              -  Elements 5 and 6 apply to each column, and are the totals for the week and month-to-date.

The average time-to section of the report is the time in seconds related to the number of calls. This section includes elements 7 - 11.

7.  Handle          -  The average time to handle the call, calculated by dividing the total seconds from the operator answering until the operator hangs up.

8.  Talk            -  The average talk time is calculated by dividing the total talk time by the number of calls.

9.  Answer          -  The average time to answer is calculated by dividing the total seconds from the initial answer until an operator answers (i.e., hold time) by the number of calls put on hold.

10. Abandon         -  The average time to abandon is calculated by dividing the total seconds of calls on hold that are not answered by the number of calls not answered.

11. Service Level   -  The % of calls answered within 20 seconds on 3 rings.

                                                                    EXHIBIT VI-3

Partner:                                  MONTH OCTOBER 1993           06-Oct-93
Media /1-800_________________             CALL VOLUME SUMMARY REPORT

                            NUMBER OF CALLS                                       AVERAGE TIME TO (SECONDS)

   DATE         OFFERED    HANDLED    ABANDONED       %      HANDLE *      TALK         ANSWER    ABANDON     SERVICE **
                                                  ABANDONED                                                    LEVEL
                   [1]        [2]         [3]        [4]         [7]        [8]          [9]        [10]       [11]
01-OCT-93                                              ERR
02-OCT-93                                              ERR

WEEK 1               0         0            0          ERR          0        0              0           0

03-OCT-93                                              ERR
04-OCT-93                                              ERR
05-OCT-93                                              ERR
06-OCT-93                                              ERR
07-OCT-93                                              ERR
08-OCT-93                                              ERR
09-OCT-93                                              ERR

WEEK 2               0 [5]     0            0          ERR          0        0              0           0

10-OCT-93                                              ERR
11-OCT-93                                              ERR
12-OCT-93                                              ERR
13-OCT-93                                              ERR
14-OCT-93                                              ERR
15-OCT-93                                              ERR
16-OCT-93                                              ERR

WEEK 3               0         0            0          ERR

17-OCT-93                                              ERR
18-OCT-93                                              ERR
19-OCT-93                                              ERR
20-OCT-93                                              ERR
21-OCT-93                                              ERR
22-OCT-93                                              ERR
23-OCT-93                                              ERR

WEEK 4               0         0            0          ERR

24-OCT-93                                              ERR
25-OCT-93                                              ERR
26-OCT-93                                              ERR
27-OCT-93                                              ERR
28-OCT-93                                              ERR
29-OCT-93                                              ERR
30-OCT-93                                              ERR
31-OCT-93                                              ERR

WEEK 5               0         0            0          ERR          0        0              0           0

MONTH TO
  DATE               0 [6]     0            0          ERR          0        0              0           0

*  TOTAL TIME BUSY WITH CALL (including all processing time)
** % OF CALLS ANSWERED WITHIN 20 SECONDS OR 3 RINGS


                                                       Frequency Daily All Media

                                                                    Exhibit VI-4

                         WEEKLY FULFILLMENT STATISTICS
                                   (IN UNITS)

The Weekly Fulfillment Statistics Report is to be submitted weekly. The report provides the orders shipped, backlog and returns statistics. This information should be provided by distribution center if multiple facilities are used.

The following defines each element of information required.


1. Shipped Orders        - The total number of orders ship for the day.

2. Shipped Packages      - The total number of packages shipped for the day.  The shipped packages will be > (or =) the number of shipped orders.

3. Backlog               - The number of orders available to ship that were not scheduled or shipped.

4. B/O Holding           - The number of total units back ordered waiting merchandise that day.

Elements 5-8 are related to customer return activity.

5. Refused               - The customer refused delivery and the carrier returned the package to the shipped.

6. Undeliverable         - The carrier could not deliver the package because of a bad address, no longer lives at address, etc. and the carrier returned the package to the shipper.

7. Other                 - Other includes all returns except for refused and undeliverable.  The total number of returns for a day/week is the sum of elements 6 and 7.

8. Credit Issued         - The number of customers issued credit that day/week.  Customers are to issued credit daily for returns which are elements 5, 6, and 7.

9. - 10.                 - Elements 9 and 10 apply to each column, and are the totals for the week and month to date.

                                                                    EXHIBIT VI-4

                             FULFILLMENT STATISTICS
                                   (IN UNITS)

LICENSEE:_________________________

                                                                                         RETURNS


      WEEK       SHIPPED    SHIPPED      BACKLOG         B/O          REFUSED        UNDELIV-     OTHER        CREDIT
                 ORDERS     PACKAGES                    HOLDING                      ERABLE                    ISSUED
                   [1]        [2]          [3]           [4]            [5]            [6]         [7]           [8]
01-NOV-93
02-NOV-93
03-NOV-93
04-NOV-93
05-NOV-93
06-NOV-93

     WEEK 1        [9]

07-NOV-93
08-NOV-93
09-NOV-93
10-NOV-93
11-NOV-93
12-NOV-93
13-NOV-93

     WEEK 2

14-NOV-93
15-NOV-93
16-NOV-93
17-NOV-93
18-NOV-93
19-NOV-93
20-NOV-93

     WEEK 3

21-NOV-93
22-NOV-93
23-NOV-93
24-NOV-93
25-NOV-93
26-NOV-93
27-NOV-93

     WEEK 4

28-NOV-93
29-NOV-93
30-NOV-93

     WEEK 5

    MONTH TO
      DATE         [10]

VII.  INSURANCE REQUIREMENTS





                                    VII - 1

VII.   INSURANCE REQUIREMENTS

A.  INTRODUCTION

It is Sears policy to sell only high-quality, well designed, safe, reliable products. All licensees are required to protect Sears against all product liability claims. Sears requires Licensees to provide us with evidence of their insurance coverage in accordance with the provisions of their current License Agreement.

The limits of liability and the required insurance company rating vary by product line.


B.  SUMMARY

GENERAL REQUIREMENTS

o   Sears, Roebuck & Co. included as additional insured

o   Certificate of products liability insurance required

MINIMUM REQUIREMENTS FOR ALL PRODUCT LINES

o   Combined single limit of $ 1,000,000 per occurrence

o   Carrier rating of at least "B + VI"

REQUIREMENTS FOR SPECIFIED PRODUCT LINES

o   Combined single limit per occurrence, minimums determined by product line

o   Minimum aggregate coverage limits determined by product line

o   Carrier rating of at least "A-VII"

SELF-INSURANCE REQUIREMENTS

o   Acceptable under certain conditions

o   Must be approved by Sears Risk Management Department

SPECIAL CASES

o   Coverage required for
    o  Distributors, manufacturer's representatives, or buyer agents
    o  Vendors of re labeled or repackaged products.
    o  Licensee





                                    VII - 2

C.   GENERAL REQUIREMENTS

The following requirements apply to products liability insurance policies for all Sears Shop at Home Services, Inc. product lines.

     1.    ADDITIONAL INSURED

           All products liability insurance policies must include the Additional Insured - Vendors endorsement (insurance Services Office Form CG 20 15 11 88 shown in Exhibit VII-1, or its equivalent. This endorsement obligates the insurance carrier to provide coverage and a defense for Sears Shop at Home, Inc. if a claim or lawsuit arises from the trading partner's products.

     2.    CERTIFICATE OF INSURANCE

           Evidence of products liability insurance coverage, in the form of a Certificate of Insurance, must be submitted to the following address when a policy is renewed.

                Sears, Roebuck and Co.
                Attention: Vendor Insurance
                Dept. 768 B5-235A
                Hoffman Estates, IL 60179

           Initial certificates for products liability insurance coverage are to be directed to Sears Shop at Home Services, Inc.

           The standard ACORD Certificate of Insurance is acceptable. The certificate should state that Sears, Shop at Home Services, Inc. is to be provided with 30 days' notice of cancellation. A new Certificate of Insurance must be furnished each year prior to the expiration of your products liability insurance policy.


D.   MINIMUM REQUIREMENTS FOR ALL PRODUCT LINES

     The minimum allowable products liability insurance requirements for all product lines not shown in the Exhibit VII-2 are as follows:


     1.    SINGLE OCCURRENCE LIMITS

           The minimum allowable coverage limits per occurrence for bodily injury and property damage is $1,000,000.

     2.    CARRIER RATING

           The insurance carrier providing products liability insurance for any product lines not shown in Exhibit VII-2 is to have a rating of at least "B + VI" as published in the latest edition of Best's Insurance Reports.





                                    VII - 3

                                                                   EXHIBIT VII-1



POLICY NUMBER;                                      COMMERCIAL GENERAL LIABILITY

        THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

                           ADDITIONAL INSURED--VENDORS



This endorsement modifies insurance provided under the following:

     COMMERCIAL GENERAL LIABILITY COVERAGE PART
     PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

                                    SCHEDULE

Name of Person or Organization [Vendor]:

Your Products:


(If no entry appears above information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

WHO IS AN INSURED (Section II) is amended to include as an insured any person or organization (referred to below as "vendor") shown in the Schedule but only with respect to "bodily injury" or "property damage" arising out of "your products" shown in the Schedule which are distributed or sold in the regular course of the vendor's business, subject to the following additional provisions:

1.   The insurance afforded the vendor does not apply to:

     a. "Bodily injury" or "property damage" for which the vendor is obligated to pay damages by reason of the assumption of liability in a contract or agreement. This exclusion does not apply to liability for damages that the vendor would have in the absence of the contract or agreement;

     b.    Any express warranty unauthorized by you;

     c. Any physical or chemical change in the product made intentionally by the vendor;

     d. Repackaging, unless unpacked solely for the purpose of inspection, demonstration, tasting, or the substitution of parts under instructions from the manufacturer, and then repackaged in the original container;

     e. Any failure to make such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business in connection with the distribution or sale of the products;

     f. Demonstration, installation, servicing or repair operations, except such operations performed at the vendor's premises in connection with the sale of the product;

     g. Products which, after distribution or sale by you, have been labeled or relabeled or used as a container, part or ingredient of any other thing or substance by or for the vendor.

2. This insurance does not apply to any insured person or organization, from whom you have acquired such products or any ingredient, part or container, entering into, accompanying or containing such products.


              Copyright Insurance Services Office, Inc. 1986, 1988



                            ISO FORM CG 20 15 11 88





                                    VII - 5

     1.    SINGLE OCCURRENCE LIMITS

           The minimum allowable coverage limits per occurrence for bodily injury and property damage is $1,000,000.

     2.    CARRIER RATING

           The insurance carrier providing products liability insurance for any product lines not shown in Exhibit VII-2 is to have a rating of at least "B + VI" as published in the latest edition of Best's Insurance Reports

E.   REQUIREMENTS FOR SPECIFIED PRODUCT LINES

     Certain product lines require distinct products liability insurance requirements. For these products, increased products liability insurance coverage is required. These product lines are shown in the Exhibit VII-2.

     NOTE: IF A VENDOR SELLS TO SEARS SHOP AT HOME SERVICES, INC. EVEN A SINGLE ITEM SPECIFIED IN EXHIBIT VII-2, THAT VENDOR MUST COMPLY WITH THE INSURANCE REQUIREMENTS DESCRIBED IN THIS SECTION

     The minimum allowable products liability insurance requirements for specified product lines are as follows:

     1.    COMBINED SINGLE LIMIT PER OCCURRENCE

           The minimum allowable coverage limits per occurrence for bodily injury and property damage are shown in the middle column of the table in Exhibit VII-2. These limits may be satisfied by any combination of primary and excess or umbrella liability insurance policies.

     2.    AGGREGATE LIMITS

           The minimum allowable aggregate limits for bodily injury and property damage are shown in the far right column of the table in
           Exhibit VII-2. These limits may be satisfied by any combination of primary and excess or umbrella liability insurance policies.

     3.    CARRIER RATING

           The insurance carrier providing products liability insurance for any product lines shown in Exhibit VII-2 is to have a rating of at least "A-VII" as published in the latest edition of Best's Insurance Reports.





                                    VII - 6

                                                                  EXHIBIT VII-2




                       PRODUCTS LIABILITY REQUIREMENTS
                           SPECIFIED PRODUCT LINES


                                                    Per Occurrence                       Aggregate
      Product Line                                Limit of Liability                 Limit of Liability
      ------------                                ------------------                 ------------------
Air Conditioners (Window)                              1,000,000                         3,000,000
Air Compressors                                        1,000,000                         3,000,000
All Terrain Vehicles (see ATVs)
Ammunition (see Guns & Ammunition)
Apparel
       -  Kids' Sleepwear                              1,000,000                         3,000,000
       -  Women's Sleepwear                            1,000,000                         3,000,000
Appliances
       -  Dishwashers                                  1,000,000                         3,000,000
       -  Dryers                                       3,000,000                        10,000,000
       -  Freezers                                     1,000,000                         3,000,000
       -  Microwave Ovens                              1,000,000                         3,000,000
       -  Ovens                                        3,000,000                        10,000,000
       -  Refrigerators                                1,000,000                         3,000,000
       -  Stoves                                       3,000,000                        10,000,000
       -  Televisions                                  1,000,000                         3,000,000
       -  Trash Compactors                             1,000,000                         3,000,000
       -  Washing Machines                             1,000,000                         3,000,000
       -  Vacuum Cleaners                              1,000,000                         3,000,000
ATVs                                                   3,000,000                        10,000,000
Auto Jacks (see Automotive)
Automotive
       -  Auto Jacks                                   3,000,000                        10,000,000
       -  Auto Ramps                                   3,000,000                        10,000,000
       -  Batteries, Auto & Trucks                     3,000,000                        10,000,000
       -  Battery Chargers                             1,000,000                         3,000,000
       -  Cruise Control                               1,000,000                         3,000,000
       -  Exhaust Systems                              1,000,000                         3,000,000
       -  Leaf Springs                                 1,000,000                         3,000,000
       -  Leaf Helper Springs                          1,000,000                         3,000,000
       -  Seat Sells                                   1,000,000                         3,000,000
       -  Seats, Replacement                           1,000,000                         3,000,000
       -  Shock Absorbers                              3,000,000                        10,000,000
       -  Struts                                       3,000,000                        10,000.000
       -  Suspension Kits                              3,000,000                        10,000,000
       -  Tires                                        3,000,000                        10,000,000
       -  Tire Valves                                  1,000,000                         3,000,000
       -  4 X 4 Off-Road Vehicle Tops                  3,000,000                        10,000,000
Baby Equipment
       -  Car Seats                                    1,000,000                         3,000,000
       -  Cribs                                        1,000,000                         3,000,000
       -  High Chairs                                  1,000,000                         3,000,000





                                    VII - 7

                                                                  EXHIBIT VII-2





                        PRODUCTS LIABILITY REQUIREMENTS
                            SPECIFIED PRODUCT LINES



                                                    Per Occurrence                       Aggregate
      Product Line                                Limit of Liability                 Limit of Liability
      ------------                                ------------------                 ------------------
Baby Equipment (Continued)
       -  Infant Seats                                 1,000,000                         3,000,000
       -  Mattresses                                   1,000,000                         3,000,000
       -  Strollers                                    1,000,000                         3,000,000
       -  Swings                                       1,000,000                         3,000,000
       -  Walkers                                      1,000,000                         3,000,000
Batteries (see Automotive)
Battery Chargers (see Automotive)
Bicycles                                               1,000.000                         3,000,000
Blankets - Electric                                    1,000,000                         3,000,000
Boats or Boat Motors                                   1,000,000                         3,000,000
Boilers                                                3,000,000                        10,000,000
Bottle Jacks                                           3,000,000                        10,000,000
Brush Whackers (see Garden Tools)
Sunk Beds (see Furniture)
Camping Equipment
       -  Cook Stoves                                  3,000,000                        10,000,000
       -  Lanterns                                     3,000,000                        10,000,000
       -  Space Heaters                                3,000,000                        10,000,000
       -  Tents                                        3,000,000                        10,000,000
Car Seats (see Baby Equipment)
Chain Saws (see Tools)
Chairs (see Furniture)
Chisels (see Tools)
Compressors (See Air Compressors)
Cook Stoves (See Camping Equipment)
Cooking Equipment (see Appliances)
Cribs (see Baby Equipment)
Cutters (see Tools)
Dishwashers (See Appliances)
Drills (see Tools)
Dryers (see Appliances)
Drugs & Pharmaceutical Products                        3,000,000                        10,000,000
Electric Blankets (see Blankets)
Exhaust Systems (See Automotive)
Exercise Equipment
       -  Rowing Machines                              1,000,000                         3,000,000
       -  Stationary Bikes                             1,000,000                         3,000,000
       -  Step Climbers                                1,000,000                         3,000,000
       -  Treadmills                                   1,000,000                         3,000,000
Fireplaces                                             1,000,000                         3,000,000
Fireplace Accessories                                  1,000,000                         3,000,000
Freezers (see Appliances)





                                    VII - 8

                                                                  EXHIBIT VII-2





                        PRODUCTS LIABILITY REQUIREMENTS
                            SPECIFIED PRODUCT LINES



                                                    Per Occurrence                       Aggregate
      Product Line                                Limit of Liability                 Limit of Liability
      ------------                                ------------------                 ------------------
Fun Karts (see Go Karts)
Furnaces
       -  All Types                                    3,000,000                        10,000,000
       -  Thermostats                                  3,000,000                        10,000,000
Furniture
       -  Sunk Beds                                    1,000,000                         3,000,000
       -  Chairs (Motion Recliners)                    1,000,000                         3,000,000
       -  Cribs & Crib Mattresses                      1,000,000                         3,000.000
Garage Door Openers                                    3,000,000                        10,000,000
Garbage Disposers                                      1,000,000                         3,000,000
Garden Tools - Brush Wackers                           1,000,000                         3,000,000
Generators                                             1,000,000                         3,000,000
Go Karts (Motorized)                                   3,000,000                        10,000,000
Grills - Gas/Electric                                  3,000,000                        10,000,000
Grinders (see Tools)
Guns & Ammunition                                      3,000,000                        10,000,000
Gym Sets                                               3,000,000                        10,000,000
Hammers (see Tools)
Helmets (Bicycles or Motorcycle)                       1,000,000                         3,000,000
Home Health Aids                                       3,000,000                        10,000,000
High Chairs (See Baby Equipment)
Infant Seats (See Baby Equipment)
Jacks - Auto or Bottle                                 3,000,000                        10,000,000
Joiners (see Tools)
Ladders                                                3,000,000                        10,000,000
Lanterns (see Camping Equipment)
Lawn Mowers and Accessories                            3,000,000                        10,000,000
Lawn Tillers                                           3,000,000                        10,000,000
Lawn Tractors and Accessories                          3,000,000                        10,000,000
Leaf Springs (see Automotive)
Leaf Helper Springs (see Automotive)
Medical Products                                       3,000,000                        10,000,000
Mini-Bikes (Motorized)                                 3,000,000                        10,000,000
Mowers (see Lawn Mowers)
Outdoor Furniture                                      3,000,000                        10,000,000
Ovens (see Appliances)
Pharmaceutical (see Drugs)
Planers (see Tools)
Pliers (see Tools)
Propane Tanks                                          3,000,000                        10,000,000
Ranges (See Appliances - Stoves)
Refrigerators (See Appliances)





                                    VII - 9

                                                                  EXHIBIT VII-2





                        PRODUCTS LIABILITY REQUIREMENTS
                            SPECIFIED PRODUCT LINES



                                                    Per Occurrence                       Aggregate
      Product Line                                Limit of Liability                 Limit of Liability
      ------------                                ------------------                 ------------------
Respirators                                            1,000,000                         3,000,000
Routers (See Tools)
Rubber Products - Tub Mats                             1,000,000                         3,000,000
Sanders (see Tools)
Saws (see Tools)
Screwdrivers (see Tools)
Shock Absorbers (see Automotive)
Sleepwear (see Apparel)
Smoke Detectors                                        11000.000                         3,000,000
Snow Throwers                                          3,000,000                        10,000,000
Space Heaters - All Types                              3,000,000                        10,000,000
Stationary Bikes (see Exercise Equipment)
Step Climbers (see Exercise Equipment)
Stoves (see Appliances)
Strollers (See Baby Equipment)
Strut (see Automotive)
Sump Pumps (See Water Pumps)
Suspension Kits (See Automotive)
Swimming Pools                                         1,000,000                         3,000,000
Swing Sets                                             3,000,000                        10,000,000
Televisions (see Appliances)
Tillers (See Lawn Tillers)
Tires (see Automotive)
Tire Valves (see Automotive)
Tools
       -  Non-Power                                    1,000,000                         3,000,000
       -  Garden (see Garden Tools)
       -  Power                                        3,000,000                        10,000,000
Toys - Motorized Riding Toys                           1,000,000                         3,000,000
Tractors (See Lawn Tractors)
Trash Compactors (See Appliances)
Treadmills (See Exercise Equipment)
Truck Caps (see Automotive)
Vacuum Cleaners (See Appliances)
Ventilators                                            3,000,000                        10,000,000
Washing Machines (see Appliances)
Water Heaters
       -  All Types                                    3,000,000                        10,000,000
       -  Control Valves                               3,000,000                        10,000,000
       -  Pressure Valves                              3,000,000                        10,000,000
       -  Thermostats                                  3,000,000                        10,000,000
Water Pumps                                            1,000,000                         3,000,000
Wrenches (See Tools)





                                    VII - 10

F.   SELF-INSURANCE REQUIREMENTS

     In some special situations, Sears Shop at Home Services, Inc. will allow levels of self-insurance. Self-insurance is subject to approval, provided that the vendor meets certain conditions.

     To request approval, the vendor must submit a Request for Approval of Self-Insurance (Form 11239). The Risk Management Department will review the risk potential of all the vendor's product lines, as well as its financial position and record of handling claims. If the Risk Management Department approves, the vendor submits an Amendment to document the terms and conditions of the self-insurance agreement.

     If a vendor is not approved for self-insurance, or is unwilling to execute a selfinsurance amendment the vendor must provide evidence of insurance coverage in order to do business with Sears Shop at Home Services, Inc.

G.   SPECIAL CASES

     Unique product liability insurance requirements apply to the following special cases:

     1.    DISTRIBUTORS, MANUFACTURER'S REPRESENTATIVES AND BUYER'S AGENTS

           All distributors, manufacturer's representatives, or buyer's agents must provide evidence of products liability insurance. They may either arrange for the manufacturer to provide coverage or purchase it themselves.

     2.    VENDORS PROVIDING RE LABELED OR REPACKAGED PRODUCTS

           If a vendor provides re labeled or repackaged products to Sears Shop at Home Services, Inc., it must provide its own coverage.

     3.    CLAIMS-MADE COVERAGE

           While Sears Shop at Home Services, Inc. prefers coverage to be purchased on an occurrence basis, Claims-Made Coverage may be permitted if approved by Sears Risk Management Department.


H.   INSURANCE REPRESENTATIVE INSTRUCTIONS

     In order to expedite this process, specifically with respect to Product Liability Insurance, we ask the licensee to send the Sears Certificate of Insurance form and sample copies of Vendors Endorsements to your insurance representative. Include the following requirements in a letter.

     1. The Certificate of Insurance should show specifically that the policy covers Products Liability, that Sears is included under the Vendors Endorsements and that the policy is written with limits of no less than $1,000,000 combined single limits for Bodily Injury and Property Damage per occurrence.





                                    VII - 11

     2. If Sears Certificate of Insurance is used, the applicable Vendors Endorsement must be checked for all goods sold in accordance with the License Agreement.

     3. If your insurance representative elects to issue a Certificate of Insurance other than Sears Form, the applicable Vendors Endorsement must be attached specifically naming Sears, Roebuck and Co. as an additional insured.

           Note: If your Products Liability Insurance is written on a claims made basis, Vendors Endorsement CG 20 15 11 88 must be attached.

           Note: Sears will accept only the standard wording of these endorsements as attached -- we will not accept any negligence provision.

     4. Sears required a definitive 30-day Notice of Cancellation. The Cancellation Clause must read as follows:

                "Should any of the above described policies be canceled before the expiration date thereof, the issuing company will mail 30 days written notice to the below named Certificate holder."

     If a Certificate of Insurance, with Vendors Endorsement, cannot be issued because a policy number has not been assigned, Sears requires that a Binder be issued. The Binder must specify the following:

     1.    The inception and expiration dates of the Binder.

     2. That the Standard Broad Form, Standard Limited Form of Standard Additional Insured-Vendors Form CG 20 15 11 88 is included.

     3. Limits of Liability must be no less than what Sears has requested in this letter.

     4. If the policy is a claims made policy, the retroactive date must be stated.

           NOTE: A Binder is only good for 30 days and must be reissued at the end of the 30 day period if the Certificate of Insurance still cannot be issued because the Policy Number has not been assigned.

     Please return the Certificate of Insurance (and Vendors Endorsement if other than the Sears form is used), as soon as possible to:

                     Ms. Candi Downing
                     Sears Shop At Home Services, Inc.
                     7447 Skokie Blvd.
                     Skokie, IL 60077
                     (708) 676-5717





                                    VII - 12

                               PRODUCTS LIABILITY




                                       THIS CERTIFICATE IS TO BE COMPLETED AND RETURNED TO:
SEARS, ROEBUCK AND CO. (ADDRESS)

INSURANCE/RISK MANAGEMENT DEPT. 768RM SEARS TOWER, BSC 45.32 - CHICAGO, ILL 60684

NAME OF INSURED

ADDRESS                   CITY                              STATE                             ZIP CODE


SUBSIDIARIES OR AFFILIATED COMPANIES ALSO COVERED UNDER THE POLICIES




                                  GENERAL LIABILITY INSURANCE                                         LIMITS OF LIABILITY
NAME AND ADDRESS OF INSURANCE CO.                                                    BODILY INJURY:
                                                                                                                        EACH
POLICY NO.                EFFECTIVE DATE           EXPIRATION DATE                   $                                  OCCURENCE

Products Liability with Vendors Endorsement for all goods or products sold to        $
Sears, Roebuck and Co. and /or Sears Buying Services, Inc. Check applicable box

                 [  ]  Standard Broad From 2015                                      PROPERTY DAMAGE:
                                                                                                                        EACH
                 [  ]  Additional Insured Vendors Form CG 2015  11/85                $                                  OCCURENCE

IF OTHER THAN BUREAU POLICY OR ENDORSEMENTS, ATTACH COPY TO THIS CERTIFICATE.
                                                                                     $                                  AGGREGATE

If this is a Claims-Made Policy, Check Here: [  ]                                    OR COMBINED SINGLE LIMITS
                                                                                                                        EACH
CLAIMS-MADE RETROACTIVE DATE  _____/____/_____                                                                          OCCURENCE



                                                      EXCESS LIABILITY INSURANCE
TYPE OF POLICY                                                                       COMBINED SINGLE LIMITS
                                                                                                                        EACH
NAME AND ADDRESS OF INSURANCE COMPANY                                                $                                  OCCURENCE

POLICY NO.                        EFFECTIVE DATE            EXPIRATION DATE             If following Form Type Policy
                                                                                                      Check here: [ ]


THIS IS TO CERTIFY THAT:

1. Policies of insurance described above have been issued to the above named insured and are in force; and

2. If any such policy is canceled or changed so as to affect the coverage evidenced by this Certificate, at least thirty days prior written notice of such cancellation or change will be sent to the Sears, Roebuck and co., at the above address.


Dated this _____________ day of _________________, 19 _____ at

_____________________________,_________________________________,____________
             (City)                          (State)             (Zip Code)

____________________________________________________________________________
                           (Name of Agent or Broker)


____________________________________________________________________________
 (Address of Agent or Broker)  (City)                 (State)    (Zip Code)


BY______________________________________
        (Authorized Representative)


12314 REV. 2/87
SEARS FORMS MANAGEMENT                                 (CORP) RETAIN 10 YEARS
                                                       FROM DATE OF EXPIRATION

                                    VII - 13

                                             Sears Shop at Home Services, Inc.
                                             License Agreement
                                             Exhibit 8 "Operating Standards"
                                             Total Number of Pages - 3
                                             Date - November 1993




                              OPERATING STANDARDS

           SEARS SHOP AT HOME SERVICES, INC.  HEREINAFTER "LICENSOR"


MERCHANDISE:

      o All merchandise offers and services should be the result of agreement with Sears Shop at Home Services, Inc. Merchandise and services are not to be offered to Customer list without prior agreement.

      o Quality and value are to be consistent with Sears, Roebuck & Co. (hereinafter "Sears") image, standards and with Sears customers expectations.

CUSTOMER SERVICE:

      o "Satisfaction guaranteed or your money back", is the guiding principle for our relationship with the Customer.

      o Customer service inquiries are to be acknowledged promptly. An Customer complaints should be resolved within 24 hours.

HOURS OF OPERATION:

      o Licensee is to provide 24 hour toll-free access, 365 days a year for order taking and Customer service.

CALL STANDARDS:

      o The guiding principle for response to calls is that 90% of all calls must be answered within 3 rings/20 seconds.

      o Telephone standard is a maximum 3% delay: 2% abandon rate.

      o Performance will be measured using the Call Volume Summary Report
        Exhibit VI-3 of Exhibit A.

CORRESPONDENCE:

      o Licensee is to respond to all correspondence within 24 hours.

PACKAGING, LABELING AND CUSTOMER COMMUNICATIONS:

      o Packaging, labeling and printed Customer communications must be designed or approved by Licensor.

CREDIT POLICY:

      o Initial offer of payment is SearsCharge.

      o Licensee private label credit cards are not an acceptable payment method for the purchase from Sears Shop at Home Services, Inc. Licensed Catalogs.

      o Licensee is responsible for establishment and maintenance of authorization and settlement for non-SearsCharge credit cards.

FULFILLMENT:

      o Initial and final fill rates will vary by catalog and minimum standards will be effective July 1994.

                                                                     INITIAL               FINAL
        CATALOG                                                      -------              ------
        -------                                                     MIN.   GOAL          MIN.   GOAL

        DOMESTICATION - SHOW PLACE                                  75     85            92     95
        TAPESTRY                                                    70     80            90     95
        COLONIAL GARDEN KITCHEN - GREAT KITCHENS                    85     85            95     90
        MATURE WISDOM                                               85     85            95     98
        HANOVER HOUSE                                               85     95            95     98
        SILHOUETTES - BEAUTIFUL STYLES                              70     80            90     95
        SIMPLY TOPS - UNIQUE EXPRESSION                             70     80            90     95


      o Every conceivable effort will be made to achieve the initial and final fill rate goals. Licensee and Licensor agree, the spirit of this agreement is to achieve the above customer service goals.

      o Credit approved orders are to be shipped within 24 hours, or the next business day from the time the order is credit approved.

      o Customer should receive order within 7 calandar days which includes the day the credit is approved.

      o Customers must be told of back orders or out-of-stock situations at time of order. If backorders occur later, after order taking, customer is to be notified in writing (postcard) or called 24 hours.

RETURNS:

      o Customer must be credited/refunded the same day the merchandise is received by the Licensee.

      o Equal value exchanges - Licensee is to replace item(s) at no charge (for item or S&H) within 24 hours.

                            PERFORMANCE MEASUREMENT

An on-going process will measure actual performance vs the operating standards. If performance is continually less than the standard and no progress has been made to reach the standard, then the Licensee has materially failed to achieve an acceptable level of performance.

The following table defines the performance area, operating standard and the method of measurement.

PERFORMANCE AREA               OPERATING STANDARD                             METHOD OF MEASUREMENT
- ----------------               ------------------                             ---------------------
Merchandising                  o Consistently meets                           o  Customer Survey's and
                                 Requirements of                                 Shopping
                                 Exhibit A, Section II

Call Center                    o 24 Hour Toll-Free                            o  Independent Survey
                                 Access, 365 days

                               o Call Standards                               o  Weekly Call Volume
                                                                                 Summary Report

Credit                         o Initial offer SearsCharge                    o  Shopping Survey

                               o No Private Label                             o  Independent Survey
                                 Credit Cards

Fulfillment                    o The initial and final fill                   o  Weekly Report
                                 rates will vary by catalog
                                 and be measured by week in units

                               o Effective July 1, 1994 and thereafter
                                 the minimum standards will vary
                                 by catalog:

                                                                                               MINIMUM
                               CATALOG:                                          Initial Fill           Final Fill
                               -------                                           ------------           ----------
                               Domestications/Show Place                            75%                   92%
                               Tapestry                                             70%                   90%
                               Colonial Garden Kitchen/
                                    Great Kitchens                                  85%                   95%
                               Silhouettes/Beautiful Style                          70%                   90%
                               Simply Tops/Uniques Expressions                      70%                   90%

                               o 90% In Stock at Book                         o  In-Stock Report
                                 Release

                               o 90% of Orders Received                       o  Independent Survey
                                 Within 7 Days of Order
                                 Date and Credit Approval                     o  Shopping Survey

Reporting                      o Complete, Accurate                           o  Received When Due
                                 and Timely

SEARS
SHOP AT HOME SERVICE


                                             Sears Shop at Home Services, Inc.
                                             (Herein after Sears Shop at Home
                                             or Licensor)
                                             License Agreement
                                             Exhibit C "Advertising Policy"
                                             Total No. Pages - 46
                                             Date - November, 1993





                       SEARS SHOP AT HOME SERVICES, INC.
                         ADVERTISING POLICIES AND STYLE





7447 Skokie Boulevard   Skokie, Illinois 60077          A Sears Roebuck Company

CONTENTS

LICENSOR ADVERTISING POLICIES AND STYLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  Merchandise Descriptions, Claims and Substantiation Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  Regulatory Agencies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  Definition of Licensed Media  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

EDITORIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

INDEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

BASICS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Illustrations and Photographs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Price Displays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Catalog Merchandise in Newspapers or Magazines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Keying  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Page Numbers (folios)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  item Numbers, SKU's and Catalog Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Color Names   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Dimensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Wearing Apparel Size Charts and Measuring Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Shipping Weights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Mailing Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  Advertising References to Laboratories,
  Organizations Government and Industry Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  Advertising Various Claims and Concepts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  Brag Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  Age Notices for Merchandise Intended for Use by Children  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Sweepstakes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Factory, Manufacturer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Flags   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Geographical Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Imported Merchandise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Imported Textile Products   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  Imported Non-Textiles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  Coins, Paper Money, Stamps, Government Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  Safe, Safety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  Surveys, Test Results   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Testimonials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Unassembled, Partly Assembled   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Pesticide Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  General Concerns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  General Environmental Benefit Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  Degradable, Biodegradable and Photodegradable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Compostable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Recyclable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Recycled Content  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Source Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Refillable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Ozone Safe and Ozone Friendly   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  Tax Issues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ENERGY RELATED PRODUCT CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  Substantiation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  FTC Energy Labeling Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  FTC Home Insulation Guides  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

FURNITURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Wood or Materials Resembling Wood in Furniture,
  Wall Paneling and Other Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

HEALTH/FITNESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ELECTRONICS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  Power Output Claims for Amplifiers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  Television  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SAVINGS CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  Fundamentals of Savings Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Catalog Comparative Price Advertising . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Terms That Imply a Price Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Price Comparisons with Other Catalogs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Same Merchandise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Comparable Merchandise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Accuracy of Price Reductions and Savings Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  Price Comparisons of Identical Items  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  Price Comparisons for New Colors, Patterns, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  Price Comparisons with Similar Items Having Identified Differences  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  Price Comparisons with Improved Items at a Lower Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  "Free" Conditional Offers:  Free, 1 Cent Sale, 1/2 Price,
  2 For 1, Gift, Bonus, Buy 1 ... get 1 Free, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  Savings Based on Purchase of Multiple Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Combination Offers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Use of "Special Buy" and "Special Purchase" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  Use of "Our Lowest Price ..."   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  Use of "Save", "Sale", "Reduced" Promotions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Guidelines for Using "Sale" in Catalog Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  Clearance Promotions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  Rebates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

TEXTILES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Fiber Content Disclosures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Variations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Use of Fiber Names Not Present  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Sectional Disclosures (including reinforcement fibers)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Down and Feathers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Care Instructions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  Imports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

FUR AND FUR PRODUCTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

LEATHER PRODUCTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

TIRES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Retreaded, Remanufactured tires   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Blemished Tires   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Tire Pricing Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

TRADEMARKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  Proper Use of Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  Satisfaction Guaranteed or Your Money Back  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                                                                  November, 1993





ADVERTISING POLICIES AND STYLE


Licensor has always approached its advertising with the theory that a repeat customer is its most valuable asset. Therefore we will respond to the wants and needs of the customer with advertising that is complete, informative, accurate and above all honest.

We will conform to all applicable Federal, State and local guides, laws, etc. But mere compliance with the law does not improve our value to the customer. only advertising that gives our customers enough information with which to make an informed buying decision quickly and confidently will do that.

We should not rely on "Satisfaction Guaranteed or Your Money Back" to make amends for incomplete or erroneous advertising. _For instance, the appearance of an item may be accurate, but still be deceptive or confusing because the surface is not what it appears to be (veneer or plastic instead of solid wood; vinyl instead of leather; unassembled instead of ' assembled). In these cases, clarifying copy is needed. In other words, if what you see is not what you get, explain it.

We will extend courtesy and respect to our competitors. If we mention them, we will do so with accurate and complete comparisons.


MERCHANDISE DESCRIPTIONS, CLAIMS AND SUBSTANTIATION REQUIREMENTS

The Federal Trade Commission may require advertisers to submit on demand, documentation to support claims regarding the performance, safety, efficacy, quality or comparative prices of products advertised.

It is our long-standing policy to document claims prior to use by lab reports, shopping comparisons, sales receipts or other adequate means. Claims must be reviewed and documented to reflect changes in the merchandise or other parts of the claim. Documents must be available to Sears upon request.

One of the best ways to eliminate exaggeration is to avoid absolute terms by using qualifiers such as, aids, helps, designed to, may, etc.


REGULATORY AGENCIES

The Federal Trade Commission is an agency created by Congress to administer various trade regulation statutes.

Under the provisions of the Federal Trade Commission Act, the FTC is empowered and directed to prevent "unfair methods of competition and unfair or deceptive acts or practices" in interstate commerce. The Commission may institute investigations upon complaints by a consumer, or by a business person, or upon its own motion. it may issue complaints charging violations of the FTC Act. If violations are found, the Commission may issue an Order to "Cease and Desist".

Should that Order be violated, the FTC can charge up to $10,000 for each violation. Each advertisement, in each catalog that it appears, and each day that it runs can be considered a separate violation.

The following subjects are covered by FTC Guides and Regulations. Licensor and Licensee are responsible for following all FTC guidelines.

  . Appliance Energy Labels and Advertising

  . Comparative Advertising

  . Endorsements and Testimonials

  . Extension Ladders

  . Free

  . Home Entertainment Amplifiers

  . Home Insulation

  . Household Furniture

  . Jewelry (includes precious metals, stones and pearls)

  . Leather, Leather Shoes, Handbags and Luggage

  . Mail Order Sales

  . Pricing Practices

  . Radio and Television Sets

  . Textile, Wool and Fur Products

  . Tires

  . Warranties

  . Watches (including cases and bands)

  . Wood Products, Wall Panels

State Regulations and Statures are also designed to protect the public against false advertising. If there are any questions about State regulations, contact your Licensor's Media manager.


Note: "Licensee's Regular Media" refers to catalogs distributed to the Licensee's customer list under the Licensee's name only.

        "Licensor Licensed Catalog" refers to catalogs created by Sears Licensee for Sears. These are distributed to Sears customer list under the Sears (and Licensee's) name.

EDITORIAL


Any advertising which bears the Licensor's name must adhere to Federal Trade Commission regulations as well as to other governmental agencies dealing with truth in advertising. Therefore, it is necessary for Licensor and Licensee to adhere to FTC regulations as well as other governmental agencies dealing with truth in advertising.

Licensor advertising and media management will review and approve all Licensee's advertising before it is printed. Licensor will monitor Licensee's use of Sears TM's to insure they are used correctly.

Licensor must have at least five (5) working days to review all copy, art, etc. before it is printed. All changes are at Licensee's expense.

INDEX


Usually, the first contact a customer has with a catalog is the index. So, the more accurate and complete an index we can give the customer, the more readily she can find the merchandise and make a purchase.

BASICS


Catalog descriptions must be especially detailed since customers generally do not have the opportunity to inspect the merchandise before it is delivered. And, if what they get is what they expect, customers will be satisfied and returns will be reduced.


ILLUSTRATIONS AND PHOTOGRAPHS

It is Licensor's policy to photograph and illustrate only merchandise received from the same source as will supply us with the merchandise sent to the customers. In this context, removing other manufacturer's markings or logos from a product for photographic purposes is unlawful.

Merchandise which Licensor would ordinarily sell that is used as a prop or background should be available from Licensor or Licensee.

An illustration must accurately portray an item as to size, quality, design, etc. Enlarged illustrations must clearly be identified, for example, "Diamond rings enlarged to show detail."

When two or more items are shown together, relativity and proportion must be maintained.

"Before and After" illustrations should not exaggerate the results of using the product.

Advertising of merchandise normally used in the preparation and consumption of alcoholic beverages should be done with good taste and discretion. Illustrations of people drinking should be avoided. Props should not be identifiable as to type or brand. Do not show people smoking.

Illustrations should not portray any product being used in an unsafe or illegal manner.


PRICE DISPLAYS

When a display price is used, our basic policy is to display the price of the item shown.

A display price must be qualified if confusion about the merchandise or price may result, for example:

     . When an item has several models with exterior differences and various prices and:

        1. Only one model is shown. Display the price of that model, or show the range of prices.

        2. All models are equally illustrated. Show the range of prices, or the lowest price qualified by "and up" or a qualifier ($18.95 2-drawer).

        3. Color is the only difference. Illustrate the higher price color and use the lower price qualified, "Low as $699 White".

     o When an illustration is representative of various models at various prices which are the same in exterior features, you may display the range of prices, or show the lowest price qualified as above.

     o When an item is shown with various attachments, the display price for the basic unit may be shown with a qualifier listing items not included, for example. "Saw without motor, belt or guard." Also use for separate items such as a saw shown with a case but sold separately.

     o If the price of an item does not include accessories necessary for its use, the display price need not be qualified, but that information must appear in the body copy, for example, "needs 4 AA batteries sold on page OOO."


CATALOG MERCHANDISE IN NEWSPAPERS OR MAGAZINES

Unless otherwise indicated, all advertisements must carry the information that catalog prices do not include Licensor's usual shipping and handling charges.


KEYING

Keys should be used to clarify the relationship between art and copy. Use the keys as part of the original layout to make the trade-up clear. The sequence of keys should be logical and easy to follow, usually left to right and top to bottom. When using letters, avoid I, O, Q.


PAGE NUMBERS (FOLIOS)

It is good cataloging and will facilitate customer use of the index to put a page number in the lower outside corner of each page. All layouts should be planned with this in mind. Front and back covers do not use page numbers.


ITEM NUMBERS, SKU'S AND CATALOG NUMBERS

An item number identifies an article of merchandise. A SKU (stock keeping unit) is a further division; it may be the item number if there are no other choices, or it may be the numerical designation for a size, color, etc.

If the customer has a choice of color, style, size, pattern, etc. we request that information in one of two ways:

     1. A separate catalog number for each choice.

     2. One catalog number with a suffix which asks the customer for additional information.

COLOR NAMES

Describe colors as clearly as possible. Use "light", "medium", "dark", etc. whenever it will be useful to the customer. If promotional names are used, a descriptive color name should also be used.

Do not use names of gems, wood, precious metals, etc. unless they are qualified by "look", "color", etc. if it is not obvious that a color (gold towel) is meant.


DIMENSIONS

State all dimensions clearly, indicating which is height, width, and length if they are not apparent from the illustration. Be as precise as possible. For example, 6Wx26Hx3D inches.

Be sure to indicate dimensions that customer must have before ordering, such as size of opening item will fit, or room needed to use item.

Follow a standard style for listing dimensions of related merchandise. Use accepted industry practice where possible-.

We usually say 8 1/2 inches, not 8.5 inches.


WEARING APPAREL SIZE CHARTS AND MEASURING INSTRUCTIONS.

We recommend that reference to size charts or measuring instructions should be made several times throughout the catalog.

SHIPPING WEIGHTS

We recommend that separate weights should be shown for each catalog number. However, one weight may be used if a series of similar items with separate numbers have the same weight.

If sold as "each" with a multiple, or only as a multiple, weight for the "each" should be listed.

MAILING LISTS

Mailing list information should be in the ordering information section. Licensed media should contain Licensor's list service information only. List information should be similar to the following:

We make our customer list available to a few reputable and carefully screened firms whose products you may find of interest. If you would prefer not to be advised of these offers and services, please write to:

           Scars Shop at Home Services, Inc. List Maintenance
           Privacy
           E-4 - 266B
           3333 Beverly Road
           Hoffman Estates, IL  60179

CLAIMS


ADVERTISING REFERENCES TO LABORATORIES, ORGANIZATIONS GOVERNMENT AND INDUSTRY STANDARDS

When referring to any outside organization, the copy must comply with their advertising requirements, and in some cases their permission must be obtained before using their name. If there are questions, contact a Licensor's Media or Advertising Manager.


ADVERTISING VARIOUS CLAIMS AND CONCEPTS

According to the Better Business Bureau, there are two types of claims:

     o Objective Claims are concerned with the tangible qualities and performance values of a product or service which can be measured against accepted standards or tests. As statements of fact, Objective Claims are susceptible to proof or disproof.

     o Subjective Claims on the other hand constitute expressions of opinions or personal evaluations of the intangible qualities of a service or product. In general, they can neither be proved or disproved.

Objective Claims regarding safety, performance, efficacy, quality or comparative price must have substantiating facts and figures documented prior to release of the page to the printer. They must be available to Licensor and the FTC upon request.

If there is any question about the validity of the claim, modifiers should be used.

Avoid use of dangling comparisons, such as, "Better", "Stronger", "Longer Lasting" unless you state the basis for comparison.

BRAG CLAIMS

The purpose of this "Brag Claims" list is to offer suggestions when there is not time to verify claims or to make tests. However, there should be some basis for all these types of statements.

     o  You probably won't find a better ______ because ______.

     o Sold only at Sears Shop at Home Services, Inc.; Available only at Sears, Shop at Home Services, Inc.; Exclusive

     o  Unsurpassed

     o  Equal to

     o  Among the best

     o  We tried to ... we're getting there

     o  We set out to ... we're almost there

     o  Our goal was ...

     o  We challenge you to ...

     o  Where else can you find ... ?

     o  Absolutely superb

     o  New

     o  Improved

     o  The (largest, biggest, most efficient ...) we've ever offered

     o  Pay more if you like ... but why?

     o  Could you pay more? ... Probably

     o  Know why we've sold _____ million widgets?  Here are the free facts.

     o  Virtually ______

     o  (Meets or Exceeds) industry standards

AGE NOTICES FOR MERCHANDISE INTENDED FOR USE BY CHILDREN.

If, because of the Federal Hazardous Substance Act, a minimum recommended age must appear on packing or labeling; that same information should appear in the catalog.

     1. For Electrically Operated Toys.  "Not Recommended For Ages Under _____.

     2. For Chemistry Sets or items containing Chemicals. "Not Recommended For Ages Under ____. The chemicals in these sets, if misused, may be harmful and should not be used except under adult supervision."

     3. For toys containing Small Parts. "For Ages _____ to _____ Not Recommended For Ages Under 3 Because of Small Parts."


SWEEPSTAKES

There is always the danger that a sweepstakes may be advertised as a lottery, which is illegal in many States. Before running a sweepstakes promotion Licensor's Law Department must completely review and approve all sweepstakes before printing.


FACTORY, MANUFACTURER

Do not use statements which claim or imply that Licensor owns a factory or is a manufacturer.


FLAGS

Do not use the American Flag in advertising unless it is being sold.


GEOGRAPHICAL NAMES

Geographical names should accurately relate the origin of an item. If the name is descriptive of a style or design, it should be qualified, "Danish Style", Oriental Design".


IMPORTED MERCHANDISE

*Made in the USA" may be used only if the item is made in the USA of 100% domestic parts.

IMPORTED TEXTILE PRODUCTS

Country of origin disclosure of textile products is required by law. One of the following is required for every textile product. The country of origin may be used rather than "Imported".

     1. MADE IN USA, when made entirely in the USA.

     2. IMPORTED, when made entirely outside the USA.

     3. IMPORTED (USA MATERIALS), when fabricated materials are sent abroad to be assembled into finished goods and imported back into the USA.

     4. USA (IMPORTED MATERIALS), when an item is assembled in the USA of imported material.

     5. MADE IN USA OR IMPORTED, when the same item is made entirely in the USA or outside the USA.

IMPORTED NON-TEXTILES

A product made entirely in a foreign country must be identified either as "Imported" or the country of origin must be stated.

No disclosure is required if at least 50% of the cost of the item is contributed in this country and the manufacturing or assembly is completely here. If a selling feature, foreign components or parts may be mentioned, "Sheffield steel blade", "Sweater of Scottish wool".

If less than 50% of the product's cost is contributed here, foreign disclosure is required, "Imported", "Imported parts finished in USA."


COINS, PAPER MONEY, STAMPS, GOVERNMENT SECURITIES

Federal law makes it illegal at times to use currency in advertising without certain precautions. Call the Licensor's Media or Advertising Manager if there is a question on this matter.


SAFE, SAFETY

Do not describe an item as "safe". Instead, talk about its safety features. Do not suggest or illustrate unsafe use of products. Do not illustrate any usage prohibited in the owners' manual.

SURVEYS, TEST RESULTS

All copy based on surveys or test must be reviewed by Licensor's Law Department. Documentation must be made available upon request.

According to the Federal Trade Commission:

       o Qualified persons must conduct and design the survey, and evaluate the results in an objective manner.

       o Advertising based on survey, data must accurately and conspicuously disclose all qualifications that would describe the type of survey (whether a sampling of representative respondents or a census of all), and identify the group surveyed and their biases, if any. Plus any other information needed to accurately describe the survey results.


TESTIMONIALS

All copy based on testimonials must be reviewed by Licensor's Advertising or Media Manager. Documentation must be made available upon request.


UNASSEMBLED, PARTLY ASSEMBLED

In most cases, if an item is illustrated fully assembled and significant assembly is required, the copy must indicate that "Assembly is Required" or that the item comes unassembled. Exceptions would include kits, yard buildings or any item where it should be clear that assembly is needed. Do not say "Easy to Assemble" without some explanation of what it entails.


PESTICIDE CLAIMS

The Federal Insecticide, Fungicide and Rodenticide Act prohibits advertising of products intended to prevent, destroy, repel or mitigate any pest (as defined by the EPA) including those used as plant regulators, defoliant or desiccant, unless the item is registered with the EPA. The act is concerned only with pests on environmental surfaces.

A pest may be an insect, rodent, nematode, fungus (mildew), weed, etc.

Whether or not we intend to market the product as a pesticide is irrelevant. If any claims are made that are construed as pesticide claims, that product is considered a pesticide, and we are subject to fines if it is not registered.

Pesticide claims include:
         "Kills rats and mice"
         "Kills weeds and germs"
         "Repels mosquitoes"
         "Sanitizes while it cleans"
         "Retards growth of algae"
         "Disinfects as it cleans"

These are not considered pesticide claims:

         "Sani-Gard to help control odor"
         "Neutralizes odors"

If an item has been treated with a pesticide, claims made about the item could turn it into a pesticide subject to the law. For example: A carpet treated with a fungicide would not be able to claim that it will prevent the spread of fungus. The claim can be that the treatment will protect the carpet against deterioration.

Claims for registered products must not exceed the label claims.


ENVIRONMENTAL CLAIMS

The following is a summary of the Federal Trade Commission's Environmental Marketing Guidelines.


GENERAL CONCERNS

As for any advertising claim, the FTC guides specify that any objective environmental claims, whether explicit or implied, must be substantiated by competent and reliable evidence. For environmental claims, that evidence often will have to be competent and reliable scientific evidence. Documentation must be readily available upon request.

The guides outline four other general concerns.

         1. Qualifications and disclosures should be sufficiently clear and prominent to prevent deception.

         2. Environmental claims should make clear whether they apply to the product, the package, or a component of either. Claims need not be qualified with regard to minor, incidental components of the product or package.

         3. Environmental claims should not overstate the environmental attribute or benefit. Avoid implying a significant benefit where it is negligible.

         4. A claim comparing environmental attributes of one product with another should make the comparison clear and be substantiated.

The FTC guides then discuss particular claims. The full text also includes examples.


GENERAL ENVIRONMENTAL BENEFIT CLAIMS

Unqualified general environmental claims are difficult to interpret, and may have a wide range of meanings. Every expressed and implied claim about an objective quality should be substantiated. Unless they can be substantiated, broad claims should be avoided or qualified.

DEGRADABLE, BIODEGRADABLE AND PHOTODEGRADABLE

Unqualified claims should be substantiated by evidence that the product will completely break down and return to nature, that is, decompose into elements found in nature within a reasonably short time after being disposed of in the customary way. Such claims should be qualified to avoid deception about; a) the product or package' s ability to degrade in the environment where it is usually disposed; and b) the extent and rate of degradation.


COMPOSTABLE

Unqualified claims should be substantiated by evidence that all the materials will break down into, or otherwise become part of, usable compost in a safe and timely manner in an appropriate composing program or facility, or in a home pile. Claims should be qualified to the extent necessary to avoid deception:
1) if municipal composting facilities are not available to a substantial majority of consumers or communities where the product is sold; 2) if the claim misleads about the benefit provided when the product is disposed of in a landfill; or 3) if consumers misunderstand the claim to mean that the package can be safely composted in their own pile or device, when, in act, it cannot.


RECYCLABLE

A product or package should not be marketed as recyclable unless it can be collected, separated, or otherwise recovered from the solid waste stream for use in the form of raw materials in the manufacture or assembly of a new product or package. Unqualified claims may be made if the entire item, excluding incidental components, is recyclable. If incidental components significantly limit recycling, the claim must be qualified. Qualification may be necessary if recycling collection sites are not available to a substantial majority of consumers or communities.


RECYCLED CONTENT

Claims of recycled content should only be made for materials that have been recovered or diverted from the solid waste stream, either during the manufacturing process (pre-consumer) or after consumer waste (post-consumer). An advertiser should be able to substantiate that pre-consumer content would otherwise have entered the solid waste stream. Distinctions made between pre and post- consumer content should be substantiated. Unqualified claims may be made if the entire product or package, excluding minor, incidental components, is made from recycled material. Products or packages only partially made of recycled material should be qualified to indicate the amount, by weight, in the finished product or package.

SOURCE REDUCTION

Claims that a product or package has been reduced or is lower in weight, volume or toxicity should be qualified to the extent necessary to avoid consumer deception about the amount of reduction and the basis for any comparison asserted.


REFILLABLE

An unqualified claim should not be made unless a system is provided for: 1) the collection and return of the package for refill; or 2) the later refill of the package by consumers with product subsequently sold in another package. The claim should not be made if it is up to the consumers to find ways to refill the package.


OZONE SAFE AND OZONE FRIENDLY

A product should not be advertised as such, or as not containing CFC's if the product contains any ozone-depleting chemical. Claims about the reduction of a product's ozone-depletion potential may be made if adequately substantiated.

CREDIT

Use of any Sears Credit Plans must be done in accordance with Sears advertising policies. Questions concerning these policies should be directed to Licensor Media or Advertising Manager.


TAXES

Any tax collecting issues should be communicated to Licensor Media Manager.

ENERGY RELATED PRODUCT CLAIMS


SUBSTANTIATION

Like all other product performance claims, advertisers must have substantiation for any energy saving claims prior to publication.

The general rule on the kind of documentation required is: The more precise the claim, the more rigorous the test. If you make specific energy dollar saving claims, you'll need controlled scientific tests, and the claims made will have to be qualified by describing the material conditions of the test unless it is based on U.S. Government test procedures. In addition, the claim must be qualified by saying that individual results may vary.

General savings claims "Reduce your fuel bills" can be substantiated by government studies, reports, or articles.

Results of tests must be made available upon Sears request.


FTC ENERGY LABELING RULE

Any representations concerning energy consumption or efficiency of the products listed below must be based on tests performed by the manufacturer according to the U.S. Dept. of Energy test procedures and must accurately represent the results of those test.

                *Electric Refrigerators                  Clothes Dryers
                *Refrigerators/Freezers                  Ranges and Ovens
                *Freezers                                Dehumidifiers
                *Dishwashers                             Humidifiers
                *Water Heaters                           Televisions
                *Air Conditioners                        Space Heaters, Room and Central
                *Dual Heat Cooling Systems               *Central Furnaces
                *Clothes Washers                         *Heat Pumps

The asterisked items must be labeled in accordance with the FTC rule. Therefore on each page listing these items, we must include:

         1.   The capacity or size as determined by the FTC for each model.

         2. The estimated annual energy cost or energy efficiency rating for each model.

         3. The range of operating energy costs or efficiency ratings for industry models in each category of comparable sized models.

         4. A reference to the page in the same catalog containing the address to which the customer can write for more information.

FTC HOME INSULATION GUIDES

FTC's Trade Regulation Rule on the advertising of home insulation must be adhered to completely.

FURNITURE


WOOD OR MATERIALS RESEMBLING WOOD IN FURNITURE, WALL PANELING AND OTHER
PRODUCTS

It is our basic policy to disclose all features and facts that would go into making an informed buying decision by the customer. In the case of household furniture, the FTC says we must also state the facts when exposed surfaces of furniture are not what they appear to be. In other words, we must not let the illustration speak for itself if the surface appears to be solid wood when it is not even wood. All such descriptions must be consistent with the label. This can be done in a couple of ways.

         1. Saying what the surface is. Door panels of polystyrene; walnut veneer.

         2.   Saying what the surface is not.  Simulated wood door panels.

Wood finishes having the appearance of another wood may be qualified in these ways.

         1. Indicating the name or type of wood the finish has been applied to.

         2.   Indicating color or stain.

When "stuffing", "padding", "filling", or similar terms are used, the materials must be mentioned.

Foam used in bedding and furniture must be identified as to type, for example, "Polyurethane Foam", "Latex Foam", etc.

HEALTH/FITNESS


Any advertising of fitness or exercise equipment must include the following disclaimer at least once:

"Important exercise note. Before starting any fitness or exercise program, consult your physician for a complete checkup. Proper use of the equipment sold in this catalog may result in minor soreness only. If further discomfort results, discontinue exercise and consult your physician."

Benefit claims should be limited to what the equipment is designed for, i.e. "For toning lower body.", "For cardiovascular workouts.", "An in-home aerobic workout." Overall benefits should not include phrases such as, *Get that healthy look."

Weight loss claims must not be made without mentioning a diet program.

Any advertising of health monitoring or testing equipment must include a disclaimer similar to the following: "See your doctor before using any product designed to monitor a medical condition. These products should be used in conjunction with regular medical supervision."

We can reproduce government forms such as Medicare and Medicaid only with written permission from the agency involved.

ELECTRONICS


POWER OUTPUT CLAIMS FOR AMPLIFIERS

Based on FTC regulations, whenever any representation of the power output of home entertainment products is made, we must give the following information.

         1.   Average power output in watts per channel.

         2.   The load impedance in OHMS.

         3.   The rated power band or frequence.

         4.   The rated percentage of maximum total harmonic distortion.

Example: 00 watts minimum RMS per channel at 0 OHMs from 00 HZ to 00 KHZ with no more than 0.00 harmonic distortion.


TELEVISION

The advertised size of a TV picture must be that of the actual viewable area and not the overall dimension of the picture tube.

If pictures shown on TV screens are not actual photos of the TV in operation, we must mention "simulated reception".

SAVINGS CLAIM


FUNDAMENTALS OF SAVINGS CLAIMS

Licensee's must establish prices in Licensor's media before any savings can be claimed.

  o Generally, any price used as the basis for a price reduction must be either the:

  1. Last regular price if from an expired medium that had been current within the last 12 months. Or

  2. The lowest price current within the previous 15 days.
     In other words, the "Was" price is always the latest and lowest.

  o Merchandise should be at a regular price more than 55% of the time it is actively offered.

  o The reduction must be at least 5% or $10 before a savings can be claimed.

  o The "Was" price and its medium must always be stated in copy.

  o To avoid refunding, introductory Offers should end before the higher priced medium releases.

  o ECO's are OK if the cut off date is before the end of the media it is listed in.

  o Early-cut offs for sale items lasting longer than half the life of a medium releases.

    " $ or % thru ..."

    Those for less than half the life, may use:

    "Save $ or % thru ..."

  o Generally speaking, a sale item has not been offered in the catalog before.

  o Stated amounts of savings ($ or %) must be rounded down, if not exact.

  o How to know which regular price catalog to use for "Was" prices:

    For sale media that release during the transition of one regular price catalog to another, two dates are important:

    - The release date of the new regular-price catalog (when lower prices are effective).
    - The re-list price cut-off mentioned in the expiring regular price catalog (when higher prices become effective).

  o For media releasing prior to the release of the new regular-price catalog, use the old regular-price catalog, use the old regular-price catalog.

  o For media releasing between the regular-price catalog release date and the re-list price cut-off, use the lower of the two general prices.

  o For media releasing after the re-list price cut-off date, use the new regular-price catalog.


CATALOG COMPARATIVE PRICE ADVERTISING

This subject concerns statements in catalogs implying that the price of an item is lower than the price of the same or similar item in a previously issued (or, about to be issued) catalog. The term "catalog" as used here includes sale media and supplements, as well as regular-price catalogs, specialty catalogs and other media given region-wide distribution.

The item must be offered at regular price for at least 30 days. An early cut-off (ECO) can be used for first time offerings if the cut-off allows 30 days at regular price before it is offered again at a lower price.

Prices in a new regular-price catalog which are less than the last regular listing represent a re-adjustment of prices thereby establishing new regular prices. That difference in price is to be represented by phrases such as:

"$___ (___%) less than in our (name of immediately prior catalog)."

Do not use "sale" terms unless with an early-cut off lasting less than half the book.

TERMS THAT IMPLY A PRICE REDUCTION

The words and phrases listed below imply a price reduction or savings that must not be used unless the merchandise involved has actually been reduced in price.

Save
Save $___
Save ___%
$___ Savings
Was $___
Separately Total $___
Reduced
Reduced To $___
Cut
Now $___
Now Only $___
Special
Special Price
Price Cut
Bargain
Bargain Priced
Exceptionally Low Priced
Unusual Low Price

PRICE COMPARISONS WITH OTHER CATALOGS

Price comparisons with the same or comparable merchandise offered in major, nationwide competitor's catalogs can be an excellent way of emphasizing our pricing. in order to maximize the benefit and minimize any counter-advertising, and so on, these guidelines have been established. The comparison will be with competitor's latest, current regular prices. If more than one edition, use lowest regular price.

A major competitor for a licensed catalog must not be the Licensee's regular catalogs.

Our prices must be lower than all major catalogs selling that particular merchandise:

  o Compare with same or closest comparable merchandise.

  o Same means same brand and model number.

  o Comparable means similar in all significant material, functional aspects and of at least like grade and quality.

  o Major nationwide competitor's catalog means major in that business. However, Penney and Spiegel must always be considered and beaten if they carry the merchandise.

  o A record must be kept of compared catalog, page number, item number, and price.

  o Competition will not be named.

  o Promotional wording may be similar to these.  A range of prices may be used.


SAME MERCHANDISE

Other major catalogs offer at $00
$00 in a major competitor's (season) catalog
Priced $00 less than other major catalogs


COMPARABLE MERCHANDISE

Comparable value in other major catalogs is $00
Comparable value is $00 in another major catalog
Priced $00 less than comparable value in other major catalogs

A policy statement similar to this will be used in the Customer Information. section:

  "In this catalog you may find comparisons to same or comparable merchandise from catalogs of our major competitors. The prices being compared are the regular offering prices from their latest catalogs at our time of preparation. Sears Shop at Home Services, Inc. has no information about sales made at these prices."


Price comparisons must be confined to comparisons with our own (or major competitor's catalog prices. We will show no comparisons to Sears Retail or other, retail store prices. Also, we will make no comparisons based on "Manufacturer's suggested prices" List prices, "Appraised value" or similar. Sears Shop at Home Services, Inc. licensed catalogs must not use the Licensee's other catalogs as a basis for price comparison.


ACCURACY OF PRICE REDUCTIONS AND SAVINGS CLAIMS.

Where a group of items is offered at different price reductions, the maximum and minimum savings must be stated, for example:

"Save 15% to 16%"

Do not promote a minimum saving that is less than 5% unless the majority of the items in the promotion are reduced 5% or more.


PRICE COMPARISONS OF IDENTICAL ITEMS

Current or Prior Media: If there is no intermediate price reduction in effect, a simple "Was $00 in our _______" is all that is required in body copy. Price must be cut from licensed media only. Prices may not be reduced from Licensee's regular media.

If the item is currently sale priced, a further price reduction can be compared to the original higher price if the intermediate catalog and price is identified.

For example:

  $90 less than in our 1990 Fall Catalog

  Cut $40 in our ___ ... now save $50

Price comparisons may be repeated if subsequent media are within the life of the first.

Only if the catalog number has been changed due to renumbering may a comparison be made between different catalog numbers.

INTRODUCTORY OR PRE-SEASON PROMOTIONS: Introductory offers may mention future, higher prices. Which catalog should contain the offer is a marketing decision. However, to avoid refunding, offer should NOT run concurrently with the future higher priced catalog. Body copy should simply state: '(medium) will be $00."


PRICE COMPARISONS FOR NEW COLORS, PATTERNS, ETC.

When an item is re-listed in new patterns or colors at a lower price, that price may be compared with the original. For example:

  "Save $2 ... Shoes were $12 ... Now in all new fall colors only $10"

  "Save 15% ... Draperies were $12 ... now with may new patterns only $10"


PRICE COMPARISONS WITH SIMILAR ITEMS HAVING IDENTIFIED DIFFERENCES

Where a functional feature of a former item has been changed or omitted in a new item, a price comparison may be made.

  o Do not use "Save", "Cut", and so on.  Use $ or % less than ...

  o All significant functional differences must be clearly stated in promotion or copy, not in a footnote.


PRICE COMPARISONS WITH IMPROVED ITEMS AT A LOWER PRICE

  o Promotions for these items may use "Save" in the usual manner while promoting improvements.

"FREE" CONDITIONAL OFFERS: FREE, 1 CENT SALE, 1/2 PRICE, 2 FOR 1, GIFT, BONUS, BUY 1...GET 1 FREE, ETC.

  o "Free", or similarly worded offers mean that the customer is to be charged no more than the "Regular" price for an item, and for that price is to receive additional merchandise.

  o A second (different) item does not need a regular price to be offered "Free" or at "1 cent-Sale," the customer will be charged for the transportation of all component items.

To avoid any possibility that customers will be misled by such offers, the following rules apply:

  o The regular price of the item for which the customer is paying is the lowest ..price during the last 30 days it was offered.

  o A free offer may be an introductory offer. The regular price must then be established after the sale.

  o All conditions must be clear and conspicuous (not in a footnote).

  o Free offers should not total more than 180 days for items being sold regularly for a year. Items only in semi-annual catalogs may have free offers totaling 90 days. There must be 30 days between offers.

  o Free can also be used when there is no charge for the item advertised, for example, free catalog; free sample.

Do not use Free when the cost of the item or service is included in the regular price.

"Without extra charge" means the same as free.

SAVINGS BASED AN PURCHASE OF MULTIPLE  UNITS

GENERAL POLICY: When an item is offered at an "Each" and at a reduction when multiples are purchased, that reduction may be promoted as a savings. For example:

"Each $1; 2 for $1.50 ... Buy 2, save $.50" or

"Each  $1; any 2 or more $.75 each ... Save 25% when you buy any 2 or more."

If the price reduction is less than 5% or $10, a savings claim will not be used. Subsequent reductions of multiples and other specific subjects are covered below.

SAVINGS CLAIMS BASED ON "WAS" PRICES WITH MULTIPLES

  o If only the "Each" is reduced, the comparison is with the each. That price must be 5% below the old "Each" price and 1% below the lowest unit price of the prior multiple. "Was" price should be worded similar to this, "Single item was ___ in our ___."

  o If an "Each" and multiples are reduced, the comparison is with them. Those prices must be 5% below prior prices. Show "Was" prices.

  o If only the multiple price is reduced, the comparison is with that multiple. The prior multiple should be the "Was" price.

  o If additional multiples are added, the new promotion must include the original multiples. Savings are based on the original "Each" price.

  o If "Each" and multiples are re-listed at same prices in a subsequent medium, the saving claim may also be repeated.

COMBINATION OFFERS

A savings claim may be based upon the difference between the total separate prices of two or more items and a special price when sold in combination.

  o The individual items in the combination have been offered within the past 12 months.

  o The separate prices used as the basis for the combination have been offered within the past 12 months.

  o The basis of the saving is clearly stated. If components are from a different catalog, identify it.

    "Save $4 on combination offer. Prices separately total $22 (in our ...) Only $18."


USE OF "SPECIAL BUY" AND "SPECIAL PURCHASE"

The qualifying copy for "Special Buy" (or "Special Purchase") need not be included with the merchandise description.

The sentence "A Special Buy, though not reduced, is an exceptional value" will appear in the "Customer information" section of all sale media.

USE OF "OUR LOWEST PRICE ..."

When used in catalogs, "Season"; as in "No Lower Price This Season" is until the price effective date of the next catalog. In Christmas books, Season is until the end of the book.

"Season" used in other media means the price-effective life of the catalog or media.

Any promotion using "Our Lowest Price ... " must be price at least 1% or $10 below the lowest previous price or the specific item or category.

These terms should only be used in connection with current merchandise that has been listed in a catalog which expired within 12 months of release of new catalog.

Such phrases as:

"Our new low price for this ..."
"Our lowest price ..."

may be used for re-listed catalog numbers.

Similar phrases may be used as a price comparison between a new item and the entire class of comparable items sold by Sears. For example:

"Our lowest price ... for any 3-speed washer"
"First time under $50.  A Craftsman Rotary Mower with a 23-inch cut."


"OUR LOWEST PRICE IN 19 ... ": The item must be offered at least twice at higher prices in other media (past or future) before this claim may be made for its strictly calendar-year.

In media releasing in one year and expiring the following year use a promotion that refers only to past pricing and one that does not dictate future pricing; for example,

"Our lowest price in 12 months"
"Our lowest price since (year)"
"Our lowest price in a year"

Don't use " ... this year."


"OUR LOWEST PRICE IN (MONTH)(YEARS)": The time is the number of months (or years) between the expiration-date of one medium and the beginning of another. During this time, the same item or similar item must have been offered at least twice at higher prices. And if the comparison is with the same item, one of the offerings must have been a sale reduction if the time is a year or longer.


"OUR LOWEST PRICE EVER ... ":  Such phrases as:

"Our new low price"
"Our record-breaking low price"
"Our lowest price ever"

may be used only when the same item or category of items has never been offered at the same price or at a lower price in any licensed catalog. If the comparison is with the same item, it should be used only if the item has been reduced from regular price at least once previously. Only licensed media comparisons can be made. (A Licensor's price can not be compared to a price in a Licensee's regular media).


"NEVER PRICED LOWER AT SEARS SHOP AT HOME SERVICES": This and similar phrases may be used when we are repeating the latest "lowest price ever ..." price. The phrase may be used only once after the new lowest price is established.


USE OF "SAVE ", "SALE", "REDUCED", PROMOTIONS

Promotions containing the words "Save", "Sale", "Prices Cut", etc. may be used without qualification only if all items are actually reduced in price.

  1. If the title of the medium contains a term implying price reductions, for example, "Sears Shop at Home Services, Inc. Anniversary Sale," and not all items are reduced, then the cover must be qualified to indicate that fact, as for example, "Most Items Reduced"; "Sale ... Plus Many Great Values". Also see, 'Guidelines for Using Sale in Catalog Titles".

      An alternate location for "Most Items Reduced" would be as part of the Index on page 2 or 3 of "Sale" media.

If a non-reduced item is under a "Sale" heading within a book, a qualifier is also necessary, as covered in 2 and 3 below.

  2. If a section, page or group offering has a "Sale" heading, it must be immediately qualified similar to 1, and each item under that heading which is not reduced must also have a disclaimer.

  3. If the heading connotes price reductions only on specific items, the other items need not have a disclaimer.

      For example, If a page heading reads "Typewriter Sale", a non-reduced copy machine would not need a disclaimer.

      NOTE: In addition, the Ordering Information section will carry the following explanation. "If an item description does not include our "Was" price or any other basis for savings, that item is at our regular price."

  4. Titles or headings such as "Fall Festival of Value", "Great Buys on Furniture", "Tire Round-Up", are not considered to be representations of price reductions, and where used do not bring into play the heading and item disclaimer requirements referred to in items 1, 2, and 3 above.

GUIDELINES FOR USING "SALE" IN CATALOG TITLES

100% of items reduced - use "Sale" unqualified.
75% of items reduced - use "Sale" qualified.

For example:

    SEARS SHOP AT HOME SERVICES CATALOG SALE
    Full of selected price cuts and great values at everyday low prices.

    SEARS SHOP AT HOME SERVICES CATALOG APPLIANCE SALE
    Plus a great selection of home fashions, and cloths.

    SHOP AT HOME SERVICES CATALOG SALE
    75 Items Reduced.

50% or less of items reduced - should not use "Sale", use "EVENT", "VALUE", and so on. For example:

    SEARS SHOP AT HOME SERVICES CATALOG VALUE DAYS
    Look for selected items at great reductions.

    SEARS SHOP AT HOME SERVICES CATALOG VALUE DAYS
    Featuring our great appliance sale.

Multiples, combinations, free offers, count as sale items, special purchases do not.

CLEARANCE PROMOTIONS

The unqualified term "Clearance" means a close-out of Licensor's merchandise at reduced prices. (A "Close-out" means that the items will not be listed again in any subsequent catalog medium.)

If the anticipated response to a clearance promotion is likely to exceed the available stock of the items, the listing should clearly and conspicuously indicate "While Quantities Last" or "Limited Quantities".

When merchandise is listed which has been discontinued by the manufacturer, it should be represented as a "Manufacturer's Close-out" and not as a Sears Shop at Home Services, Inc. clearance, unless the merchandise was previously listed in a Licensor's catalog at a higher price. Do not use a price comparison or saving claim unless the merchandise was formerly listed in a Licensor's catalog at a higher price. Do not compare Licensor's catalog prices to Licensee's regular media prices.


REBATES

If rebate instructions are included with the item, catalog copy need only include these points:

  1.  Last date to order merchandise; last date to mail rebate request
      (post-mark).

  2.  Follow instructions included with item.

  3.  Void where prohibited.

  4.  Who is offering rebate.

Listing line price must be qualified, "Pull Price". Any display prices must also be qualified clearly.

"$37.99 after rebate"

TEXTILES


Federal law must be followed for:

         o Major textile products ranging from wearing apparel and draperies to dishcloths and floorcoverings.

         o All products containing wool.

         o Wearing apparel linings if used for warmth.

         o Whenever fiber content representations are made.


FIBER CONTENT DISCLOSURES

         o Stating the percentage of each fiber is not generally required by law.

         o All fibers in an amount of 5% or more must be listed by generic name in order of predominance by weight.

         o Fibers less than 5% must be listed last as "other fibers". If the fiber has a clear and definite functional significance, it may be identified with its percentage and purpose.


VARIATIONS

OUTER COVERINGS OF FURNITURE

Fiber less than 5% does not need to be functional to be stated with a percentage.

WOOL PRODUCTS (other than floorcoverings and upholstery).

If percentages are stated, the fibers can be listed in any order. The percentage of wool must be stated if less than 5%.

ORNAMENTATION FIBERS need not be named if 5% or less of product weight. If mentioned, include the percentage.

DECORATION (lace trim, embroidery, decorative patterns, etc.) need not be named if 15% or less of surface area.


USE OF FIBER NAMES NOT PRESENT

When referring to the look, texture, feel, etc. of a fiber not present, the description of the actual fiber must appear with it. For example: "Linen-look rayon", "Rayon with the look of linen", "Polyester and nylon with the look of wool".

SECTIONAL DISCLOSURES (INCLUDING REINFORCEMENT FIBERS)

If an item has two or more sections which are distinct and with a different fiber content, the copy should indicate the fiber content by section. When wool is present, the fiber content of any linings, interlinings, trimmings, and facings need not be mentioned. "Shell, all wool, interlined".

TRADEMARKS

A trademark with its generic name should appear once. The mark can be used alone in a heading as long as it is used with the generic in the copy. Use the trademark symbol required by the owner.

READINGS

When an item has more than one fiber, only one need be mentioned in the heading if that fiber is significant. If the heading is clear that more than one fiber is present, "Dacron blend" etc., complete disclosure should then be given in the copy.

DOWN AND FEATHERS

When a product's content label indicates it is filled with down, with no stated percentage, "down" may be used in advertising without qualification.

When the label states a percentage of down and feathers, you may use "Down blend", "Down and feathers", "Feathers and down" or whatever is appropriate. The percentages, as they appear on the label, must be in copy.

The following phrases must not be used unless documented verification is available.

Goose down                                           All down
Duck down                                            100% down
Prime northern down                                  Pure down
Prime down                                           Our finest insulation
Fine feathers                                        Nature's finest insulation
Genuine down                                         Provides warmth without weight
White down                                           The weight of the filling used
White feathers                                       Any comparison with synthetic filling
Our finest down

Any claims regarding features or benefits of down filling should be in general terms about being warm, light-weight, comfortable, soft, etc.

CARE INSTRUCTIONS

Wearing apparel and home fashion copy should include care instructions consistent with the care labels on the item.

IMPORTS

See "Claims" Chapter.

FUR AND FUR PRODUCTS


The following points must be disclosed in advertising fur products.

         o Name of fur.

         o Whether fur is natural, dyed, bleached or otherwise processed.

         o If 10% or more of surface area is pieces other than backs, the pieces must be specifically identified.

         o Country of origin of imported furs.

LEATHER PRODUCTS


"Leather" alone or the unqualified name of a leather such as, cowhide or pigskin, may be used only to describe the outside or hair side of the hide or skin of animals, reptiles, and certain birds, mammals, and fish.

Any layer below the top should be called "Split leather", etc.

The Better Business Bureau's "Do's and Don'ts has the FTC's guides for Luggage, Handbags, and Shoes in addition to a general discussion of all leather products.

The basic rule is one of full disclosure. If what you see is not what you get, explain it.

TIRES


The following information must appear in each catalog:

         o A New-Passenger-Car Tire Load Limit chart. This can be on one page with references to it.

         o A New-Passenger-Car Tire Grading chart. This can be on one page with references to it from the same catalog and from other media.

The actual number of plies should be stated for each tire. Radial tires need only say that they are radial ply.


RETREADED, RE-MANUFACTURED TIRES

The act that these tires are retreads or re-manufactured must be clearly stated. Copy must explain what a re-manufactured tire is.


BLEMISHED TIRES

These tires must carry a description similar to the following: "Tires have minor cosmetic blemishes only, total useful life or performance is not affected".

Any savings claim must indicate savings are off regular tires.


TIRE PRICING NOTE

The following note should be with all tire advertisements:

"Various State and local fees and or taxes may apply to the sale of tires."

TRADEMARKS


A trademark is a word or symbol used by a business to identify its goods or services. The trademark identifies them as originating from some particular organization. As a result, it will convey that source's reputation for value, quality, reliability, style, etc. It may also identify the goods or services as being suited for some particular purpose or having some particular feature. An effective trademark, with public acceptance, can sum up in one word or phrase an entire paragraph of advertising copy.

As a result of their importance, Licensor's trademarks must be used properly as well as those of our sources. We must also be sure that any names used as trademarks are not owned by another company.


PROPER USE OF TRADEMARKS

A trademark should be used as an adjective followed by the descriptive name of the product, for example, "Diehard Batteries". If this creates awkward copy, we should have a prominent, technically correct usage at least once in the merchandise description.

The first letter of the name must be capitalized, and the whole name may be capitalized.

The trademark must not be used as a noun or in a possessive or plural form.

Source names should be checked with the buyer to see what style the source prefers, or how to use their logo.

Use of the trademark symbol indicates that the trademark has been registered for specific merchandise, and should only be used for that merchandise.

Never use one company's trademark to describe another's merchandise.

Licensor's Legal Department will continuously monitor all Licensee's use of trademarks to insure they are used correctly.

COPYRIGHTS

All Licensor's catalogs should be copyrighted. The copyright notice on page 2 or 3 should read "(symbol), the year of first publication or release, Sears Shop at Home Services, Inc."

All licensed books must have the Sears Shop at Home Services, Inc. copyright.

The statement, "Sears Shop at Home Services, Sears, and the Sears logo are trademarks of Sears, Roebuck and Co.", is required on all licensed media that use these trademarks. It should be positioned near the copyright notice.

As with trademarks, copyrighted material of others should not be used without their permission and direction.

Licensor may stop distribution of any catalog which infringes upon its copyrights.

WARRANTIES


SATISFACTION GUARANTEED OR YOUR MONEY BACK

Licensor's basic policy of "Satisfaction Guaranteed or Your Money Back" applies to all merchandise and services. It should appear in all caps, or as shown above, with all words beginning with a cap except "or".

"Satisfaction Guaranteed or Your Money Back" should never be varied or paraphrased in any way. The statement should not be used in such a way as to imply that it is limited to particular aspects of any product, or that it applies only to certain products.

"Satisfaction Guaranteed or Your Money Back" should be the only guarantee in Licensor's catalogs.


WARRANTIES

In 1975 Congress enacted the Magnuson-Moss Act which requires written warranties to meet certain disclosure requirements and to be made available prior to sale. This act does not require that every item have a written warranty; it only requires certain disclosures when advertising merchandise having a written warranty.

ALL ITEMS WARRANTIES MUST BE DISCLOSED OR REFERRED TO IN ADVERTISING IN ONE OF SEVERAL WAYS:

         1. Printing of complete warranty. The copy should not be paraphrased or summarized without the approval of Licensor. However, the warranty may be altered to refer to several types of merchandise using the same basic warranty with varying durations.

         2. Using a condensed version which has been approved by Licensor's Law Department, the copy should begin "Information on (type of warranty
            for item)".   And should end "Write for free copy, see page 00".

         3. Printing some aspects of the warranty without the full or condensed version. For example, "Parts have a full one-year warranty; Warranted by manufacturer. Write for free copy, see page 000

            Always mention, A) whether the warranty is full or limited, B) the duration, C)what part of the item is covered if not the whole item.

         4. Just saying that the item is "Warranted by manufacturer. write for free copy, see page 00."

In all cases, the address referred to MUST be in the same catalog, and usually will be in the Customer Information section.

Always say whose lifetime is meant when referring to a "Lifetime warranty". For example, "Full lifetime warranty for as long as you own the car."

Examples of warranty representations NOT to be used without Licensor's Law Department's approval.

         o  Guaranteed to save you money.

         o  Guaranteed never to be undersold.

         o  Guaranteed lowest prices

         o  We guarantee it.

         o  Gives up to 00 miles of use.

In licensed catalogs, all manufacturer's warranties should be disclosed to the customer in one of the forms mentioned on the previous page. A page reference must be included for warranty information and an address/phone must be provided in regard to where the customer can call or write for a copy of the warranty.

The warranty must be provided (by the Licensee) to the customer upon request prior to the sale.

                                   EXHIBIT D
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

                       SEARS SHOP AT HOME SERVICES, INC.
                           TOTAL NUMBER OF PAGES: 44
                                NOVEMBER 8,1993



This exhibit defines the Program Customer information transfer requirements referenced by Paragraph 5. a. (3) (d) of the Licensing Agreement.

This Exhibit specifies file requirements and associated record formats for the following Customer List Transactions:

         1. Customer Name and Address Maintenance Transactions
         2. Customer Order and Item Level Transactions
         3. Promotion History - Net Mail Transactions
         4. Mailing  Do Not Promote Requests





11/8/93        Program Customer Information Transfer Requirements Ver. 1.1

                          Sears Shop at Home Services, Inc.  Licensing Agreement


1.       CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS

         Scope:           o Program Customer Address Changes not accompanied by
                            order information

         Key Elements:    o Transaction Sort Elements
                          o Customer DD Elements
                          o Existing Customer Name and Address
                          o New Customer Name and Address

2.       CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS

         Scope:           o All New Orders
                          o All Exchanges
                          o All Returns

         Key Elements:    o Transaction Sort Elements
                          o Customer ID Elements
                          o Order Addresses
                          o Order Header Information
                          o Order Item Information

3.       PROMOTION HISTORY - NET MAIL TRANSACTIONS

         Scope:           o Each Completed Promotion

         Key Elements:    o Transaction Sort Elements
                          o Customer ID Elements
                          o Promotion Addresses
                          o Promotion Information

4.       MAILING / DO NOT PROMOTE REQUESTS

         Scope:           o All Mailing / Do Not Promote Requests

         Key Elements:    o Transaction Sort Elements
                          o Customer ID Elements
                          o Customer Addresses
                          o Request Information







11/8/93     Program Customer Information Transfer Requirements    Ver. 1.1

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

RECORD TYPE: ADDRESS RECORDS


Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
AD  Licensee ID                            5    A         1      5    Left Adjust, Blank Fill   AD-1
    Filler                                12    A         6     17
    Record Type                            2    A        18     19    Constant = 'AD'
    Filler                                 3    A        20     22
    SearsCharge Account Type               2    A        23     24    Left Adjust, Blank Fill   AD-2
    SearsCharge Account Number            16    A        25     40    Right Adjust, Zero Fill   AD-3
    Licensor Household ID                 10    A        41     50    Left Adjust, Blank Fill   AD-4
    Licensor Customer ID                   6    A        51     56    Left Adjust, Blank Fill   AD-5
    Licensor Matchback Code               28    A        57     84    Left Adjust, Blank Fill   AD-6
    Licensor Offer Version                 6    A        85     90    Left Adjust, Zero Fill    AD-7
    Licensor Reference Number             10    N        91    100    Right Adjust, Zero Fill   AD-8
    Existing Name Prefix                   5    A       101    105    Left Adjust, Blank Fill   AD-9
    Existing First Name                   12    A       106    117    Left Adjust, Blank Fill   AD-10
    Existing Middle Initial                1    A       118    118    Left Adjust, Blank Fill   AD-11
    Existing Last Name                    20    A       119    138    Left Adjust, Blank Fill   AD-12
    Existing Name Suffix                   5    A       139    143    Left Adjust, Blank Fill   AD-13
    Existing Professional Suffix           5    A       144    148    Left Adjust, Blank Fill   AD-14
    Existing Address Line 1               30    A       149    178    Left Adjust, Blank Fill   AD-15
    Existing Address Line 2               30    A       179    208    Left Adjust, Blank Fill   AD-16
    Existing City                         15    A       209    223    Left Adjust, Blank Fill   AD-17
    Existing State                         2    A       224    225    Left Adjust, Blank Fill   AD-18
    Existing Zip+4                         9    A       226    234    Left Adjust, Blank Fill   AD-19
    Existing Country                       3    A       235    237    Left Adjust, Blank Fill   AD-20
    Existing Area Code (Home)              3    N       238    240    Left Adjust, Zero Fill    AD-21
    Existing Phone Number (Home)           7    N       241    247    Left Adjust, Zero Fill    AD-22
    Existing Area Code (Work)              3    N       248    250    Left Adjust, Zero Fill    AD-23
    Existing Phone Number (Work)           7    N       251    257    Left Adjust, Zero Fill    AD-24





Version 1.1                          11/8/93 2:00 PM                      Page 3

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

RECORD TYPE: ADDRESS RECORDS


Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
    New Name Prefix                        5    A       258    262    Left Adjust, Blank Fill   Ad-25
    New First Name                        12    A       263    274    Left Adjust, Blank Fill   Ad-26
    New Middle Initial                    20    A       275    275    Left Adjust, Blank Fill   Ad-27
    New Last Name                          5    A       276    295    Left Adjust, Blank Fill   Ad-28
    New Name Suffix                        5    A       296    300    Left Adjust, Blank Fill   Ad-29
    New Professional Suffix                5    A       301    305    Left Adjust, Blank Fill   Ad-30
    New Address Line 1                    30    A       306    335    Left Adjust, Blank Fill   AD-31
    New Address Line 2                    30    A       336    365    Left Adjust, Blank Fill   AD-32
    New City                              15    A       366    380    Left Adjust, Blank Fill   AD-33
    New State                              2    A       381    382    Left Adjust, Blank Fill   AD-34
    New Zip+4                              9    A       383    391    Left Adjust, Blank Fill   AD-35
    New Country                            3    A       392    394    Left Adjust, Blank Fill   AD-36
    New Area Code (Home)                   3    N       395    397    Left Adjust, Zero Fill    AD-37
    New Phone Number (Home)                7    N       398    404    Left Adjust, Zero Fill    AD-38
    New Area Code (Work)                   3    N       405    407    Left Adjust, Zero Fill    AD-39
    New Phone Number (Work)                7    N       408    414    Left Adjust, Zero Fill    AD-40
    Address Date                           8    D       415    422    YYYYMMDD                  AD-41





Version 1.1                               11/8/93 2:00 PM                Page 4

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

RECORD TYPE: ADDRESS RECORDS FOR ORDERS


Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
O1  Licensee ID                            5    A         1      5    Left Adjust, Blank Fill   O1-1
    Licensee Order Number                 12    A         6     17    Right Adjust, Blank Fill  O1-2
    Record Type                            2    A        18     19    Constant = 'O1'
    Address Type - Shipping/Billing        1    A        20     20    Left Adjust, Blank Fill   O1-3
    Filler                                 2    A        21     22
    SearsCharge Account Type               2    A        23     24    Left Adjust, Blank Fill   O1-4
    SearsCharge Account Number            16    A        25     40    Left Adjust, Zero Fill    O1-5
    Licensor Household ID                 10    A        41     50    Left Adjust, Blank Fill   O1-6
    Licensor Customer ID                   6    A        51     56    Left Adjust, Blank Fill   O1-7
    Licensor Matchback Code               28    A        57     84    Left Adjust, Blank Fill   O1-8
    Licensor Offer Version                 6    A        85     90    Left Adjust, Zero Fill    O1-9
    Licensor Reference Number             10    N        91    100    Right Adjust, Zero Fill   O1-10
    Name Prefix                            5    A       101    105    Left Adjust, Blank Fill   O1-11
    First Name                            12    A       106    117    Left Adjust, Blank Fill   O1-12
    Middle Initial                         1    A       118    118    Left Adjust, Blank Fill   O1-13
    Last Name                             20    A       119    138    Left Adjust, Blank Fill   O1-14
    Name Suffix                            5    A       139    143    Left Adjust, Blank Fill   O1-15
    Professional Suffix                    5    A       144    148    Left Adjust, Blank Fill   O1-16
    Address Line 1                        30    A       149    178    Left Adjust, Blank Fill   O1-17
    Address Line 2                        30    A       179    208    Left Adjust, Blank Fill   O1-18
    City                                  15    A       209     23    Left Adjust, Blank Fill   O1-19
    State                                  2    A       224    225    Left Adjust, Blank Fill   O1-20
    Zip+4                                  9    A       226    234    Left Adjust, Blank Fill   O1-21
    Country                                3    A       235    237    Left Adjust, Blank Fill   O1-22
    Area Code (Home)                       3    N       238    240    Left Adjust, Zero Fill    O1-23
    Phone Number (Home)                    7    N       241    247    Left Adjust, Zero Fill    O1-24
    Area Code (Work)                       3    N       248    250    Left Adjust, Zero Fill    O1-25
    Phone Number (Work)                    7    N       251    257    Left Adjust, Zero Fill    O1-26
    Date of Order                          8    D       258    265    YYYYMMDD                  O1-27
    Change Indicator                       1    A       266    266    Left Adjust, Blank Fill   O1-28





Ver. 1.1                                11/8/93 2:00 PM               Page 5

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

RECORD TYPE: ORDER SUMMARY RECORDS

Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
O2  Licensee ID                            5    A         1      5    Left Adjust, Blank Fill   O2-1
    Licensee Order Number                 12    A         6     17    Left Adjust, Blank Fill   O2-2
    Record Type                            2    A        18     19    Constant = 'O2'
    Filler                                 3    A        20     22
    SearsCharge Account Type               2    A        23     24    Left Adjust, Blank Fill   O2-3
    SearsCharge Account Number            16    A        25     40    Left Adjust, Zero Fill    O2-4
    Licensor Household ID                 10    A        41     50    Left Adjust, Blank Fill   O2-5
    Licensor Customer ID                   6    A        51     56    Left Adjust, Blank Fill   O2-6
    Licensor Matchback Code               28    A        57     84    Left Adjust, Blank Fill   O2-7
    Licensor Offer Version                 6    A        85     90    Left Adjust, Zero Fill    O2-8
    Licensor Reference Number             10    N        91    100    Right Adjust, Zero Fill   O2-9
    Licensee Source Code                  10    A       101    110    Right Adjust, Zero Fill   O2-10
    Order Date                             8    D       111    118    YYYYMMDD                  O2-11
    Line Item Amount                       8    N       119    126    999999.99=9999999         O2-12
    Discount Amount                        8    N       127    134    999999.99=9999999         O2-13
    Shipping and Hanlding Amount           8    N       135    142    999999.99=9999999         O2-14
    Tax Amount                             8    N       143    150    999999.99=9999999         O2-15
    Number of Line Items                   3    N       151    153    Right Adjust, Zero Fill   O2-16
    Payment Code                           1    A       154    154    Left Adjust, Blank Fill   O2-17
    Payment Account Type                   2    A       155    156    Left Adjust, Blank Fill   O2-18
    Payment Account #                     16    A       157    172    Right Adjust, Zero Fill   O2-19
    Shipment Method                        3    A       173    175    Left Adjust, Blank Fill   O2-20
    Shipping Weight                        5    N       176    180    4.5 Pounds = 045          O2-21
    Order Source - Mail/Phone/Store/etc.   1    A       181    181    Left Adjust, Blank Fill   O2-22
    Credit Code                            1    A       182    182    Left Adjust, Blank Fill   O2-23
    Gift Code                              1    A       183    183    Left Adjust, Blank Fill   O2-24
    Order Status                           1    A       184    184    Left Adjust, Blank Fill   O2-25



Ver. 1.1                             11/8/93 2:01 PM                   Page 6

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENT

RECORD TYPE: LINE ITEM RECORDS

Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
O3  Licensee ID                            5    A         1      5    Left Adjust, Blank Fill   O3-1
    Licensee Order Number                 12    A         6     17    Left Adjust, Blank Fill   O3-2
    Record Type                            2    A        18     19    Constant = 'O3'
    Line #                                 3    N        20     22    Right Adjust, Zero Fill   O3-3
    SearsCharge Account Type               2    A        23     24    Left Adjust, Blank Fill   O3-4
    SearsCharge Account Number            16    A        25     40    Right Adjust, Zero Fill   O3-5
    Licensor Household ID                 10    A        41     50    Left Adjust, Blank Fill   O3-6
    Licensor Customer ID                   6    A        51     56    Left Adjust, Blank Fill   O3-7
    Licensor Matchback Code               28    A        57     84    Left Adjust, Blank Fill   O3-8
    Licensor Offer Version                 6    A        85     90    Left Adjust, Zero Fill    O3-9
    Licensor Reference Number             10    N        91    100    Right Adjust, Zero Fill   O3-10
    Line Item Status                       1    A       101    101    Left Adjust, Blank Fill   O3-11
    Item Number                           10    A       102    111    Right Adjust, Blank Fill  O3-12
    Item Description                      25    A       112    136    Left Adjust, Blank Fill   O3-13
    Licensor Category                      4    N       137    140    Left Adjust, Zero Fill    O3-14
    Licensor Sub-Category                  2    N       141    142    Left Adjust, Zero Fill    O3-15
    Licensor Size Class Designation        2    A       143    144    left Adjust, Blank Fill   O3-16
    Licensor Size Code                     5    A       145    149    Left Adjust, Blank Fill   O3-17
    Order Quantity                         6    N       150    155    999999=999999             O3-18
    Unit Price                             8    N       156    163    999999.99=99999999        O3-19
    Extended Line Item Amt                 8    N       164    171    999999.99=99999999        O3-20
    Discount Amount                        8    N       172    179    999999.99=99999999        O3-21
    Net Extended Line Item Amt             8    N       180    187    999999.99=99999999        O3-22
    Shipped Quantity                       6    N       188    193    999999=999999             O3-23
    Back Ordered Quantity                  6    N       194    199    999999=999999             O3-24
    Licencee Category                     12    A       200    211    Right Adjust, Blank Fill  O3-25
    Licensee Size Code                    12    A       212    223    Right Adjust, Blank Fill  O3-26
    Sales Item Code                        2    A       224    225    Left Adjust, Blank Fill   O3-27


Version 1.1                              11/8/93 2:01 PM                  Page 7

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

RECORD TYPE: PROMOTION HISTORY - NET MAIL TRANSACTIONS

Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
MH  Licensee ID                            5    A         1      5    Left Adjust, Blank Fill   MH-1
    Filler                                12    A         6     17
    Record Type                            2    A        18     19    Constant = 'O1'
    Filler                                 3    A        20     22
    SearsCharge Account Type               2    A        23     24    Left Adjust, Blank Fill   MH-2
    SearsCharge Account Number            16    A        25     40    Right Adjust, Zero Fill   MH-3
    Licensor Household ID                 10    A        41     50    Left Adjust, Blank Fill   MH-4
    Licensor Customer ID                   6    A        51     56    Left Adjust, Blank Fill   MH-5
    Licensor Matchback Code               28    A        57     84    Left Adjust, Blank Fill   MH-6
    Licensor Offer Version                 6    A        85     90    Left Adjust, Zero Fill    MH-7
    Licensor Reference Number             10    N        91    100    Right Adjust, Zero Fill   MH-8
    Name Prefix                            5    A        51     55    Left Adjust, Blank Fill   MH-9
    First Name                            12    A        56     67    Left Adjust, Blank Fill   MH-10
    Middle Initial                         1    A        68     68    Left Adjust, Blank Fill   MH-11
    Last Name                             20    A        69     88    Left Adjust, Blank Fill   MH-12
    Name Suffix                            5    A        89     93    Left Adjust, Blank Fill   MH-13
    Professional Suffix                    5    A        94     98    Left Adjust, Blank Fill   MH-14
    Address Line 1                        30    A        99    148    Left Adjust, Blank Fill   MH-15
    Address Line 2                        30    A       149    178    Left Adjust, Blank Fill   MH-16
    City                                  15    A       179    193    Left Adjust, Blank Fill   MH-17
    State                                  2    A       194    195    Left Adjust, Blank Fill   MH-18
    Zip+4                                  9    N       196    204    Left Adjust, Blank Fill   MH-19
    Country                                3    A       205    207    Left Adjust, Blank Fill   MH-20
    Area Code (Home)                       3    N       208    210    Left Adjust, Zero Fill    MH-21
    Phone Number (Home)                    7    N       211    217    Left Adjust, Zero Fill    MH-22
    Area Code (Work)                       3    N       218    220    Left Adjust, Zero Fill    MH-23
    Phone Number (Work)                    7    N       221    227    Left Adjust, Zero Fill    MH-24
    Promotion Date                         8    D       228    235    YYYYMMDD                  MH-25
    Licensee Source Code                  10    A       236    245    Left Adjust, Blank Fill   MH-26





Version 1.1                            11/8/93 2:01 PM                    Page 8

SEARS SHOP AT HOME SERVICES, INC.
PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

RECORD TYPE: MAILING / DO NOT PROMOTE REQUESTS

Rec                                    Field                                                    Coding
ID  Field Name                        Length    Type  Start    End    Format Notes              Notes
RQ  Licensee ID                            5    A         1      5    Left Adjust, Blank Fill   RQ-1
    Filler                                12    A         6     17
    Record Type                            2    A        18     19    Constant = 'O1'
    Filler                                 3    A        20     22
    SearsCharge Account Type               2    A        23     24    Left Adjust, Blank Fill   RQ-2
    SearsCharge Account Number            16    A        25     40    Right Adjust, Zero Fill   RQ-3
    Licensor Household ID                 10    A        41     50    Left Adjust, Blank Fill   RQ-4
    Licensor Customer ID                   6    A        51     56    Left Adjust, Blank Fill   RQ-5
    Licensor Matchback Code               28    A        57     84    Left Adjust, Blank Fill   RQ-6
    Licensor Offer Version                 6    A        85     90    Left Adjust, Zero Fill    RQ-7
    Licensor Reference Number             10    N        91    100    Right Adjust, Zero Fill   RQ-8
    Name Prefix                            5    A       101    105    Left Adjust, Blank Fill   RQ-9
    First Name                            12    A       106    117    Left Adjust, Blank Fill   RQ-10
    Middle Initial                         1    A       118    118    Left Adjust, Blank Fill   RQ-11
    Last Name                             20    A       119    138    Left Adjust, Blank Fill   RQ-12
    Name Suffix                            5    A       139    143    Left Adjust, Blank Fill   RQ-13
    Professional Suffix                    5    A       144    148    Left Adjust, Blank Fill   RQ-14
    Address Line 1                        50    A       149    198    Left Adjust, Blank Fill   RQ-15
    Address Line 2                        30    A       199    228    Left Adjust, Blank Fill   RQ-16
    City                                  15    A       229    243    Left Adjust, Blank Fill   RQ-17
    State                                  2    A       244    245    Left Adjust, Blank Fill   RQ-18
    Zip Code                               9    A       246    254    Left Adjust, Blank Fill   RQ-19
    Country                                3    A       255    257    Left Adjust, Blank Fill   RQ-20
    Area Code (Home)                       3    N       258    260    Left Adjust, Zero Fill    RQ-21
    Phone Number (Home)                    7    N       261    267    Left Adjust, Zero Fill    RQ-22
    Area Code (Work)                       3    N       268    270    Left Adjust, Zero Fill    RQ-23
    Phone Number (Work)                    7    N       271    277    Left Adjust, Zero Fill    RQ-24
    Date of Request                        8    D       278    285    YYYYMMDD                  RQ-25
    Request Type                           1    A       286    286    Left Adjust, Blank Fill   RQ-26
    Request Code 1                        12    A       287    298    Left Adjust, Blank Fill   RQ-27
    Request Code 2                        12    A       299    310    Left Adjust, Blank Fill   RQ-28
    Request Code 3                        12    A       311    322    Left Adjust, Blank Fill   RQ-29



Version 1.1                             11/8/93 2:02 PM                  Page 9

                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
                   PROGRAM CUSTOMER INFORMATION REQUIREMENTS



CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                     RECORD TYPE: ADDRESS RECORD

NOTE ID   FIELD                     PROCESSING LOGIC                     CODING NOTE                           VALUES/EDITS
AD-1      Licensee ID               o Hard Coded                         o ID Provided by Licensor

AD-2      SearsCharge Account       o Finder file Match                  o Transfer from Finder File Field     o SS, SP, blank
          Type
                                    o Finder file No Match               o Leave Blank

AD-3      SearsCharge Account       o Field provided by Customer:        o Transfer from Finder File Field     o Mod 10 Check Digit
          Number                      Finder file Match                                                        o Account Look-Up

                                    o Field provided by Customer:        o Leave Blank
                                      Finder file No Match:

                                    o Field not provided by Customer:    o Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:    o Leave Blank
                                      No Match to Finder File through
                                      other access path




11/8/93                             Ver 1.1                        Page 10

                 EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
                  PROGRAM CUSTOMER INFORMATION REQUIREMENTS



CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                    RECORD TYPE: ADDRESS RECORD

NOTE ID   FIELD                     PROCESSING LOGIC                     CODING NOTE                           VALUES/EDITS
AD-4      Licensor Household ID     o Field provided by Customer (e.g.   o Transfer from Finder File Field
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.   o Fill from Entry Screen              o HH ID Look-Up
                                      from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:    o Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:    o Leave Blank
                                      No Match to Finder File through
                                      other access path

AD-5      Licensor Customer ID      o Field provided by Customer (e.g.   o Transfer from Finder File Field     o Customer ID Look-Up
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.   o Leave Blank
                                      from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:    o Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:    o Leave Blank
                                      No Match to Finder File through
                                      other access path




11/8/93                             Ver 1.1                        Page 11

                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS





CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID     FIELD                    PROCESSING LOGIC                 CODING NOTE                              VALUES / EDITS
AD-6        Licensor Matchback       o  Match to finder File.         o  Transfer from Finder File Field
            Code
                                     o  No Match to Finder File.      o  Leave Blank

AD-7        Licensor Offer Version   o  Source Code determined        o  Translate from Source code-
                                        from Customer.                   Offer Version Table.

AD-8        Licensor Reference       o  Match to Finder File.         o  Transfer from Finder File Field.
            Number
                                     o  No Match to Finder File.      o  Leave Blank

AD-9        Existing Name Prefix     o  Match to Finder file          o  Transfer from Finder File Field       o  Mr., Mrs., Ms.,
                                                                                                                  Dr., Rev.

                                     o  No Match to Finder file:      o  Fill from Name and Address
                                        Field provided by Customer       entry Screen

                                     o  No Match to Finder file:      o  Leave Blank
                                        Field not provided by
                                        Customer

AD-10       Existing First Name      o  Match to Finder file          o  Transfer from Finder File Field

                                     o  No Match to Finder file:      o  Fill from Name and Address
                                        Filed provided by Customer       Entry Screen

                                     o  No Match Finder file:         o  Leave Blank
                                        Field not provided by
                                        Customer





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
CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID   FIELD                     PROCESSING LOGIC                    CODING NOTE                            VALUES / EDITS
AD-11     Existing Middle Initial   o Match to Finder                   o Transfer from Finder File Field

                                    o No Match to Finder file: Field    o Fill from Name and Address
                                      provided by Customer                Entry Screen

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer

AD-12     Existing Last Name        o Match to Finder file              o Transfer from Finder File Field

                                    o No Match to Finder file: Field    o Fill from Name and Address
                                      provided by Customer                Entry Screen

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer

AD-13     Exiting Name Suffix       o Match to Finder file              o Transfer from Finder File Field      o Jr.,Sr.,II,III

                                    o No Match to Finder file: Field    o Fill from Name and Address
                                      provided by Customer                Entry Screen

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer

AD-14     Existing Professional     o Match to Finder file              o Transfer from Finder file Filed      o MD,DDS,Ph.D.
          Suffix
                                    o No Match to Finder file: Field    o Fill from Name and Address
                                      provided by Customer                Entry Screen

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer





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
CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID   FIELD                       PROCESSING LOGIC                         CODING NOTE                         VALUES / EDITS
AD-15     Existing Address Line 1     o Match to Finder file                   o Transfer from Finder File Field

                                      o No Match to Finder file: Field         o Fill from Name and Address
                                        provided by Customer                     Entry Screen

                                      o No Match Finder file: Field not        o Leave Blank
                                        provided by Customer

AD-16     Existing Address Line 2     o Match to Finder file                   o Transfer from Finder File Field

                                      o No Match to Finder file: Field         o Fill from Name and Address
                                        provided by Customer                     Entry Screen

                                      o No Match Finder file: Field not        o Leave Blank
                                        provided by Customer

AD-17     Existing City               o Match to Finder file                   o Transfer from Finder File Field

                                      o No Match to Finder file: Field         o Fill from Name and Address
                                        provided by Customer                     Entry Screen

                                      o No Match Finder file: Field not        o Leave Blank
                                        provided by Customer

AD-18     Existing State              o Match to Finder file                   o Transfer form Finder File filed

                                      o No Match to Finder file: Field         o Fill from Name and Address
                                        provided by Customer                     Entry Screen

                                      o No Match Finder file: Field not        o Leave Blank
                                        provided by Customer





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
CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID   FIELD                 PROCESSING LOGIC                       CODING NOTE                            VALUES / EDITS
AD-19     Existing Zip+4        o Match to Finder file                 o Transfer from Finder File Field

                                o No Match to Finder file: Field       o Fill from Name and Address
                                  provided by Customer                   Entry Screen

                                o No Match Finder file: Field not      o Leave Blank
                                  provided by Customer

AD-20     Existing Country      o Match to Finder file                 o Transfer from Finder File Field      o  USA,CAN,MEX,
                                                                                                                 others to follow

                                o No Match to Finder file: Field       o Fill from Name and Address
                                  provided by Customer                   Entry Screen

                                o No Match Finder file: Field not      o Leave Blank
                                  provided by Customer

AD-21     Existing Area Code    o Match to Finder file                 o Transfer from Finder File Field
          (Home)
                                o No Match to Finder file: Field       o Fill from Name and Address
                                  provided by Customer                   Entry Screen

                                o No Match Finder file: Field not      o Leave Blank
                                  provided by Customer

AD-22     Existing Phone        o Match to Finder file                 o Transfer from Finder File Field
          Number (Home)
                                o No Match to Finder file: Field       o Fill from Name and Address
                                  provided by Customer                   Entry Screen

                                o No Match Finder file: Field not      o Leave Blank
                                  provided by Customer





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
CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID     FIELD                     PROCESSING LOGIC                       CODING NOTE                         VALUES / EDITS
AD-23       Existing Area Code        o Match to Finder file                 o Transfer from Finder File Field
            (Work)
                                      o No Match to Finder file: Field       o Fill from Name and Address
                                        provided by Customer                   Entry Screen

                                      o No Match Finder file: Field not      o Leave Blank
                                        provided by Customer

AD-24       Existing Phone Number     o Match to finder file                 o Transfer from Finder File Field
            (Work)
                                      o No Match to Finder file: Field       o Fill from Name and Address
                                        provided by Customer                   Entry Screen

                                      o No Match Finder file: Field not      o Leave Blank
                                        provided by Customer

AD-25       New Name Prefix           o Field provided by Customer           o Fill from Name and Address        o Mr.,Mrs.,Ms.,Dr.,
                                                                               Entry Screen                        Rev.

                                      o Field not provided by Customer       o Leave Blank

AD-26       New First Name            o Field provided by Customer           o Fill from Name and Address        o Required
                                                                               Entry Screen

AD-27       New Middle Initial        o Field provided by Customer           o Fill from Name and Address
                                                                               Entry Screen

                                      o Field not provided by Customer       o Leave Blank

AD-28       New Last Name             o Field provided by Customer           o Fill from Name and Address        o Required
                                                                               Entry Screen


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
CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID     FIELD                       PROCESSING LOGIC                    CODING NOTE                     VALUES / EDITS
AD-29       New Name Suffix             o Field provided by Customer        o Fill from Name and Address    o Jr., Sr., II, III
                                                                              Entry Screen

                                        o Field not provided by Customer    o Leave Blank

AD-30       New Professional Suffix     o Field provided by Customer        o Fill from Name and Address    o MD, DDS, PhD
                                                                              Entry Screen

                                        o Field not provided by Customer    o Leave Blank

AD-31       New Address Line 1          o Field provided by Customer        o Fill from Name and Address    o Required
                                                                              Entry Screen

AD-32       New Address Line 2          o Field provided by Customer        o Fill from Name and Address
                                                                              Entry Screen

                                        o Field not provided by Customer    o Leave Blank

AD-33       New City                    o Field provided by Customer        o Fill from Name and Address    o Required
                                                                              Entry Screen

AD-34       New State                   o Field provided by Customer        o Fill from Name and Address    o Required
                                                                              Entry Screen                    ST Look-Up in USA

AD-35       New Zip+4                   o Field provided by Customer        o Fill from Name and Address    o 5 Digit Zip Required
                                                                              Entry Screen

AD-36       New Country                 o Field provided by Customer        o Fill from Name and Address    o Default = USA
                                                                              Entry Screen


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
CUSTOMER NAME AND ADDRESS MAINTENANCE TRANSACTIONS                                                       RECORD TYPE: ADDRESS RECORD

NOTE ID      FIELD                         PROCESSING LOGIC                   CODING NOTE                         VALUES / EDITS
AD-37        New Area Code (Home)          o Field provided by Customer        o Fill from Name and Address        o Entry highly
                                                                                 Entry Screen                        desirable

                                           o Field not provided by Customer    o Leave Blank

AD-38        New Phone Number              o Field provided by Customer        o Fill from Name and Address        o Entry highly
             (Home)                                                              Entry Screen                        desirable

                                           o Field not provided by Customer    o Leave Blank

AD-39        New Area Code (Work)          o Field provided by Customer        o Fill from Name and Address        o Entry highly
                                                                                 Entry Screen                        desirable

                                           o Field not provided by Customer    o Leave Blank

AD-40        New Phone Number              o Field provided by Customer        o Fill from Name and Address        o Entry highly
             (Work)                                                              Entry Screen                        desirable

                                           o Field not provided by Customer    o Leave Blank

AD-41        Address Date                  o System Generated Field.                                               o Required



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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                     CODING NOTE                          VALUES / EDITS
O1-1      Licensee ID             o Hard Coded                         o ID Provided by Licensor            o Required

O1-2      Licensee Order Number   o System Generated                   o Must be unique for each order.     o Required
                                                                         Only subsequent transactions for
                                                                         same order can have same order
                                                                         number.

O1-3      Address Type            o System Generated Field.                                                 o Required
                                    Requires proper identification by
                                    operator.                                                               o S=Shipping
                                                                                                            o B=Binding (if
                                                                                                              different from
                                                                                                              Mailing)
                                                                                                            o M=Mailing

O1-4      SearsCharge Account     o Finder file Match                  o Transfer from Finder File Field    o SS, SP, blank
          Type

                                  o Finder file No Match               o Leave Blank

O1-5      SearsCharge Account     o Field provided by Customer:        o Transfer from Finder File Field    o Mod 10 Check Digit
          Number                    Finder file March                                                       o Account Look-Up

                                  o Field provided by Customer:        o Leave Blank
                                    Finder file No Match:

                                  o Field not provided by Customer:    o Transfer from Finder File Field
                                    Match to Finder File through
                                    other access path

                                  o Field not provided by Customer:    o Leave Blank
                                    No Match to Finder File through
                                    other access path





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                     CODING NOTE                          VALUES / EDITS
O1-6      Licensor Household ID   o Field provided by Customer (e.g.   o Transfer from Finder file Field
                                    from back of book): Finder file
                                    Match

                                  o Field provided by Customer (e.g.   o Fill from Entry Screen             o HH ID Look-Up
                                    from back of book): Finder file
                                    No Match:

                                  o Field not provided by Customer:      Transfer from Finder File Field
                                    Match to Finder File through
                                    other access path

                                  o Field not provided by Customer:    o Leave Blank
                                    No Match to Finder File through
                                    other access path

O1-7      Licensor Customer ID    o Field provided by Customer (e.g.   o Transfer from Finder File Filed    o Customer ID Look-Up
                                    from back of book): Finder file
                                    Match

                                  o Field provided by Customer (e.g.   o Leave Blank
                                    from back of book): Finder file
                                    No Match:

                                  o Field not provided by Customer:      Transfer from Finder File Field
                                    Match to Finder File through
                                    other access path

                                  o Field not provided by Customer:    o Leave Blank
                                    No Match to Finder File through
                                    other access path





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                   RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                     CODING NOTE                          VALUES / EDITS
O1-8      Licensor Matchback      o Match to Finder File.              o Transfer from Finder File Field
          Code

                                  o No Match to Finder File.           o Leave Blank

O1-9      Licensor Offer          o Source Code determined from        o Translate from Source Code-
          Version                   Customer.                            Offer Version Table.

O1-10     Licensor Reference      o Match to Finder File.              o Transfer from Finder File Field
          Number
                                  o No Match to Finder File.           o Leave Blank

O1-11     Name Prefix             o Match to Finder file               o Transfer from Finder File Field    o Mr., Mrs., Ms., Dr.,
                                                                                                              Rev.
                                  o No match to Finder file: Field     o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file: Field not    o Leave Blank
                                    provided by Customer

O1-12     First Name              o Match to Finder file               o Transfer from Finder File Field    o Required

                                  o No Match to Finder file: Field     o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match to Finder file: Field     o Leave Blank
                                    not provided by Customer





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                   RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                     CODING NOTE                          VALUES / EDITS
O1-13     Middle Initial          o Match to Finder file.              o Transfer from Finder File Field

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-14     Last Name               o Match to Finder file.              o Transfer from Finder file Field    o Required

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-15     Name Suffix             o Match to Finder file               o Transfer from Finder File Field    o Jr., Sr., II, III

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-16     Professional Suffix     o Match to Finder file               o Transfer from Finder File Field    o MD, DDS, PhD

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match to Finder file:  Field    o Leave Blank
                                    not provided by Customer





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                   RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                     CODING NOTE                          VALUES / EDITS
O1-17     Address Line 1          o Match to Finder file               o Transfer from Finder File Field    o Required

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-18     Address Line 2          o Match to Finder file               o Transfer from Finder file Field

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-19     City                    o Match to Finder file               o Transfer from Finder File Field    o Required

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-20     State                   o Match to Finder file               o Transfer from Finder File Field    o Required
                                                                                                              ST Look-Up in USA

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match to Finder file:  Field    o Leave Blank
                                    not provided by Customer





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                  RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                     CODING NOTE                          VALUES / EDITS
O1-21     Zip+4                   o Match to Finder file               o Transfer from Finder File Field    o 5 Digit Zip Required

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-22     Country                 o Match to Finder file               o Transfer from Finder file Field    o Default = USA

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-23     Area Code (Home)        o Match to Finder file               o Transfer from Finder File Field    o Entry highly
                                                                                                              desirable

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match Finder file:  Field not   o Leave Blank
                                    provided by Customer

O1-24     Phone Number (Home)     o Match to Finder file               o Transfer from Finder File Field    o Entry highly
                                                                                                              desirable

                                  o No Match to Finder file:  Field    o Fill from Name and Address
                                    provided by Customer                 Entry Screen

                                  o No Match to Finder file:  Field    o Leave Blank
                                    not provided by Customer





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                   RECORD TYPE: ADDRESS RECORDS FOR ORDERS

NOTE ID   FIELD                   PROCESSING LOGIC                    CODING NOTE                           VALUES / EDITS
O1-25     Area Code (Work)        o Match to Finder file              o Transfer from Finder File Field     o Entry highly
                                                                                                              desirable

                                  o No Match to Finder file: Field    o Fill from Name and Address
                                    provided by Customer                Entry Screen

                                  o No Match Finder file: Field not   o Leave Blank
                                    provided by Customer

O1-26     Phone Number (Work)     o Match to Finder file              o Transfer from Finder File Field     o Entry highly
                                                                                                              desirable

                                  o No Match to Finder file: Field    o Fill from Name and
                                    provided by Customer                Address Entry Screen

                                  o No Match Finder file: Field not   o Leave Blank
                                    provided by Customer

O1-27     Date of Order           o System Generated Field.                                                 o Required.

O1-28     Change Indicator        o System Generated Field.                                                 o Required for Changes
                                    Requires proper identification by                                         to Finder File address
                                    operator.                                                                 information.

                                                                                                            o C=Change of Address
                                                                                                              X=Correction
                                                                                                              blank=No Change





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                  RECORD TYPE: ORDER SUMMARY RECORDS

NOTE ID   FIELD                   PROCESSING LOGIC                    CODING NOTE                           VALUES / EDITS
O2-1      License ID              o Hard Coded                        o ID Provided by Licensor             o Required

O2-2      Licensee Order Number   o System Generated                  o Must be unique for each order.      o Required
                                                                        Only subsequent transaction for
                                                                        same order can have same order
                                                                        number.

O2-3      SearsCharge Account     o Finder file Match                 o Transfer from Finder File Field     o SS, SP, blank
          Type
                                  o Finder file No Match              o  Leave Blank

O2-4      SearsCharge Account     o Field provided by Customer:       o Transfer from Finder File Field     o Mod 10 Check Digit
          Number                    Finder file Match                                                       o Account Look-Up

                                  o Field provided by Customer:       o Leave Blank
                                    Finder file No Match:

                                  o Field not provided by Customer:   o Transfer from Finder File Field
                                    Match to Finder File through
                                    other access path

                                  o Field not provided by Customer:   o Leave Blank
                                    No Match to Finder File through
                                    other access path





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
                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                        RECORD TYPE: ORDER SUMMARY RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                      CODING NOTE                          VALUES/EDITS
O2-5       Licensor Household ID    o Field provided by Customer (e.g.    o Transfer from Finder File Field
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.    o Fill from Entry Screen             o HH ID Look-Up
                                      from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:       Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:     o Leave Blank
                                      No Match to Finder File through
                                      other access path

O2-6       Licensor Customer ID     o Field provided by Customer (e.g.    o Transfer from Finder File Field    o Customer ID Look-Up
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.    o Leave Blank
                                      from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:       Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:     o Leave Blank
                                      No Match to Finder File through
                                      other access path





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                        RECORD TYPE: ORDER SUMMARY RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                      CODING NOTE                           VALUES/EDITS
O2-7       Licensor Matchback       o Match to Finder File.               o Transfer from Finder File Field
           Code
                                    o No Match to Finder File.            o Leave Blank

O2-8       Licensor Offer Version   o Source Code determined from         o Translate from Source Code-
                                      Customer.                             Offer Version Table.

O2-9       Licensor Reference       o Match to Finder File.               o Transfer from Finder File Field
           Number

                                    o No Match to Finder File.            o Leave Blank

O2-10      Licensee Source Code     o Entry from operator.                o Fill from Order Entry Screen        o Required

                                                                                                                o Source Code Look-
                                                                                                                  Up.

O2-11      Order Date               o System Generated                                                          o Required

O2-12      Line Item Amount         o System Generated. Sum of Line                                             o Required
                                      Item Amounts.

O2-13      Discount Amount          o System Generated. Order                                                   o Required
                                      Discount Amount.

O2-14      Shipping and Handling    o System Generated. Shipping and                                            o Required
                                      Handling Amount.

O2-15      Tax Amount               o System Generated. Tax Amount.                                             o Required

O2-16      Number of Line Items     o System Generated. Count of                                                o Required
                                      Lines in Order.





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                        RECORD TYPE: ORDER SUMMARY RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                      CODING NOTE                           VALUES/EDITS
O2-17      Payment Code             o Entry from operator.                                                      o Required

                                                                                                                o P=Prepaid (Check)
                                                                                                                  C=Credit Card
                                                                                                                  S=Searscharge
                                                                                                                  H=House Credit

O2-18      Payment Account Type     o Entry from operator.                                                      o Required

                                                                                                                o SC=Searscharge
                                                                                                                  MC=Mastercard
                                                                                                                  V=Visa
                                                                                                                  AX=AmEx
                                                                                                                  D=Discover
                                                                                                                  DC=Diners Club
                                                                                                                  CB=CarteBlanche
                                                                                                                  others as assigned

O2-19      Payment Account #        o Entry from operator.                                                      o Required for non-
                                                                                                                  Prepaid orders

O2-20      Shipment Method          o Entry from operator.                                                      o Required.

                                                                                                                o UPS=United Parcel
                                                                                                                  PP=Parcel Post
                                                                                                                  EXP=FedEx, Etc.
                                                                                                                  1CL=1st Class Mail
                                                                                                                  3CL=3rd Class Mail
                                                                                                                  others as assigned

O2-21      Shipping Weight          o System Generated Field              o (in tenths of pounds, Max=9999.9
                                                                            pounds)





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                        RECORD TYPE: ORDER SUMMARY RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                      CODING NOTE                          VALUES/EDITS
O2-22      Order Source -           o Entry from operator.                                                     o Required
           Mail/Phone/Store/etc.
                                                                                                               o M=Mail
                                                                                                                 P=Phone (Inbound)
                                                                                                                 T=Phone (Outbound)
                                                                                                                 F=Fax
                                                                                                                 S=In Store

O2-23      Credit Code              o Entry from operator or System                                            o Required for non-
                                      Generated.                                                                 Prepaid orders

                                                                                                               o A=Approved on first
                                                                                                                 attempt
                                                                                                                 P=Pending
                                                                                                                 D=Declined on
                                                                                                                 Previous attempt

O2-24      Gift Code                o Entry from operator.                                                     o G=Gift
                                                                                                                 blank otherwise

O2-25      Order Status             o System Generated Field.                                                  o Required

                                                                                                               o C=Complete
                                                                                                                 P=Partial
                                                                                                                 B=Back Order





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                            RECORD TYPE: LINE ITEM RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                      CODING NOTE                           VALUES/EDITS
O3-1       Licensee ID              o Hard Coded                          o ID Provided by Licensee             o Required

O3-2       Licensee Order Number    o System Generated                    o Must be unique for each order.      o Required
                                                                            Only subsequent transactions for
                                                                            same order can have same order
                                                                            number.
O3-3       Line #                   o System Generated                                                          o Required

O3-4       SearsCharge Account      o Finder file Match                   o Transfer from Finder File Field     o SS, SP, blank
           Type
                                    o Finder file No Match                o Leave Blank

O3-5       SearsCharge Account      o Field provided by Customer:         o Transfer from Finder File Field     o Mod 10 Check Digit
           Number                     Finder file Match                                                         o Account Look-Up

                                    o Field provided by Customer:         o Leave Blank
                                      Finder file No Match:

                                    o Field not provided by Customer:     o Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:      o Leave Blank
                                      No Match to Finder File through
                                      other access path





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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                            RECORD TYPE: LINE ITEM RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                      CODING NOTE                          VALUES/EDITS
O3-6       Licensor Household ID    o Field provided by Customer (e.g.    o Transfer from Finder File Field
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.    o Fill from Entry Screen             o HH ID Look-Up
                                      from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:       Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:     o Leave Blank
                                      No Match to Finder File through
                                      other access path

O3-7       Licensor Customer ID     o Field provided by Customer (e.g.    o Transfer from Finder File Field    o Customer ID Look-Up
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.    o Leave Blank
                                      from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:       Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:     o Leave Blank
                                      No Match to Finder File through
                                      other access path





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                         RECORD TYPE: LINE ITEM RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                          VALUES/EDITS
O3-8       Licensor Matchback       o Match to Finder File.             o Transfer from Finder File Field
           Code
                                    o No Match to Finder File.          o Leave Blank

O3-9       Licensor Offer Version   o Source Code determined from       o Translate from Source Code-
                                      Customer.                           Offer Version Table.

O3-10      Licensor Reference       o Match to Finder File.             o Transfer from Finder File Field
           Number

                                    o No Match to Finder File.          o Leave Blank

O3-11      Licensee Source Code     o System Generated                                                       o Required

                                                                                                             o S=Sale/Gross Demand
                                                                                                               E=Exchange
                                                                                                               R=Return for credit

O3-12      Licensee Item Number     o Entry from operator.              o Fill from Order Entry Screen       o Required

O3-13      Licensee Item            o System Generated.                 o Fill from Order Entry Screen       o Required
           Description

O3-14      Licensor Category        o System Generated. Translates      o Fill from Order Entry Screen       o Required
                                      Licensee Category into Sears        and/or Item Master
                                      Product Category.                                                      o Valid Categories in
                                                                                                               Exhibit A, Appendix 1

O3-15      Licensor Sub-Category    o System Generated. Translates      o Fill from Order Entry Screen       o Required
                                      Licensee Category into Sears        and/or Item Master
                                      Product Sub-Category.                                                  o Valid Sub-Categories
                                                                                                               in Exhibit A,
                                                                                                               Appendix 1





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                          RECORD TYPE: LINE ITEM RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                          VALUES/EDITS
O3-16      Licensor Size Class      o System Generated. Translates      o Fill from Order Entry Screen       o Required
           Designation                Licensee Size Classes into Sears    and/or Item Master
                                      Size Classes.                                                          o Valid Size Classes
                                                                                                               in Exhibit A,
                                                                                                               Appendix 2

O3-17      Licensor Size Code       o System Generated. Translates      o Fill from Order Entry Screen       o Required
                                      Licensee Sizes into Sears Sizes     and/or Item Master
                                                                                                             o Valid Sizes in
                                                                                                               Exhibit A, Appendix 2

O3-18      Ordered Quantity         o Entry from operator.              o Fill from Order Entry Screen       o Required

O3-19      Unit Price               o Entry from operator.              o Fill from Order Entry Screen       o Required
                                                                          and/or Item Master

O3-20      Extended Line Item       o System Generated.                 o Ordered Quantity X Unit Price      o Required.
           Amount

O3-21      Discount Amount          o Entry from operator./System                                            o Required
                                      generated.

O3-22      Net Extended Line Item   o System Generated.                 o Extended Line Item Amount -        o Required
           Amt                                                            Discount Amount

O3-23      Shipped Quantity         o System Generated.                                                      o Required

O3-24      Back-Ordered Quantity    o System Generated.                 o Ordered Quantity - Shipped         o Required for Partial
                                                                          Quantity                             and/or Backordered
                                                                                                               Items





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
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
CUSTOMER ORDER AND ITEM LEVEL TRANSACTIONS                                                            RECORD TYPE: LINE ITEM RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
O3-25      Licensee Category        o System Generated. Translates      o Fill from Item Master               o As determined by
                                      Item Number into Licensee                                                 licensee.
                                      Product Categories.

O3-26      Licensee Size Code       o Entry from Customer.              o Fill from Order Entry Screen.       o Required for Apparel
                                                                                                                Categories

O3-27      Sale Item Code           o System Generated.                                                       o S=Sale Item
                                                                                                                blank otherwise





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

PROMOTION HISTORY TRANSACTIONS                                                                      RECORD TYPE: NET MAIL RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
MH-1       Licensee ID              o From Promotion File.

MH-2       SearsCharge Account      o From Promotion File.
           Type

MH-3       SearsCharge Account      o From Promotion File.
           Number

MH-4       Licensor Household ID    o From Promotion File.

MH-5       Licensor Customer ID     o From Promotion File.

MH-6       Licensor Matchback       o From Promotion File.
           Code

MH-7       Licensor Offer Version   o From Promotion File.

MH-8       Licensor Reference       o From Promotion File.
           Number

MH-9       Name Prefix              o From Promotion File.

MH-10      First Name               o From Promotion File.

MH-11      Middle Initial           o From Promotion File.

MH-12      Last Name                o From Promotion File.

MH-13      Name Suffix              o From Promotion File.

MH-14      Professional Suffix      o From Promotion File.





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS


PROMOTION HISTORY TRANSACTIONS                                                                        RECORD TYPE: NET MAIL RECORDS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
MH-15      Address Line 1           o From Promotion File.

MH-16      Address Line 2           o From Promotion File.

MH-17      City                     o From Promotion File.

MH-18      State                    o From Promotion File.

MH-19      Zip +4                   o From Promotion File.

MH-20      Country                  o From Promotion File.

MH-21      Area Code(Home)          o From Promotion File.

MH-22      Phone Number(Home)       o From Promotion File.

MH-23      Area Code(Work)          o From Promotion File.

MH-24      Phone Number(Work)       o From Promotion File.

MH-25      Promotion Date           o Entry from Licensee List          o Drop date of promotion.             o Required.
                                      Processing.

MH-26      Licensee Source Code     o Entry from Licensee List          o Assigned against Offer-Version      o Required.
                                      Processing                          and List Selections.





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS


MAILING/DO NOT PROMOTE REQUESTS                                                                RECORD TYPE: DO NOT PROMOTE REQUESTS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
RQ-1       Licensee ID              o Hard Coded                        o ID Provided by Licensor

RQ-2       SearsCharge Account      o Finder file Match                 o Transfer from Finder File Field     o SS, SP, blank
           Type
                                    o Finder file No Match              o Leave Blank

RQ-3       SearsCharge Account      o Field provided by Customer:       o Transfer from Finder File Field     o Mod 10 Check Digit
           Number                     Finder file Match                                                       o Account Look-Up

                                    o Field provided by Customer:       o Leave Blank
                                      Finder file No Match:

                                    o Field not provided by Customer:   o Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:   o Leave Blank
                                      No Match to Finder File through
                                      other access path





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS


MAILING/DO NOT PROMOTE REQUESTS                                                                RECORD TYPE: DO NOT PROMOTE REQUESTS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
RQ-4       Licensor Household ID    o Field provided by Customer (e.g.  o Transfer from Finder File Field     o HH ID Look-Up
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.  o Fill from Entry Screen from back of book): Finder file
                                      No Match:

                                    o Field not provided by Customer:     Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:   o Leave Blank
                                      No Match to Finder File through
                                      other access path

RQ-5       Licensor Customer ID     o Field provided by Customer (e.g.  o Transfer from Finder File Field     o Customer ID Look-UP
                                      from back of book): Finder file
                                      Match

                                    o Field provided by Customer (e.g.  o Leave Blank
                                      from back of book): Finder file
                                      No Match

                                    o Field not provided by Customer:   o Transfer from Finder File Field
                                      Match to Finder File through
                                      other access path

                                    o Field not provided by Customer:   o Leave Blank
                                      No Match to Finder File through
                                      other access path





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                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS


MAILING/DO NOT PROMOTE REQUESTS                                                                 RECORD TYPE: DO NOT PROMOTE REQUESTS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
RQ-6       Licensor Matchback       o Match to Finder File.             o Transfer from Finder File Field
           Code
                                    o No Match to Finder File.          o Leave Blank

RQ-7       Licensor Offer Version   o Source Code determined from       o Translate from Source Code-
                                      Customer.                           Offer Version Table.

RQ-8       Licensor Reference       o Match to Finder File.             o Transfer from Finder File Field
           Number
                                    o No Match to Finder File.          o Leave Blank

RQ-9       Name Prefix              o Match to Finder file              o Transfer from Finder File Field     o Mr., Mrs., Ms., Dr.,
                                                                                                                Rev.
                                    o No Match to Finder file: Field    o Fill from Request Entry Screen
                                      provided by Customer

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer

RQ-10      First Name               o Match to Finder file              o Transfer from Finder File Field     o Required.

                                    o No Match to Finder file: Field    o Fill from Request Entry Screen.
                                      provided by Customer

RQ-11      Middle Initial           o Match to Finder file              o Transfer from Finder File Field

                                    o No Match to Finder file: Field    o Fill from Request Screen
                                      provided by Customer
                                                                        o Leave Blank
                                    o No Match Finder file: Field not
                                      provided by Customer





11/8/93                              Ver 1.1                            Page 40

                  EXHIBIT D: SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS


MAILING/DO NOT PROMOTE REQUESTS                                                                 RECORD TYPE: DO NOT PROMOTE REQUESTS

NOTE ID    FIELD                    PROCESSING LOGIC                    CODING NOTE                           VALUES/EDITS
RQ-12      Last Name                o Match to Finder file              o Transfer from Finder File Field     o Required

                                    o No Match to Finder file: Field    o Fill from Request Entry Screen
                                      provided by Customer

RQ-13      Name Suffix              o Match to Finder file              o Transfer from Finder File Field     o Jr., Sr., II, III

                                    o No Match to Finder file: Field    o Fill from Request Entry Screen
                                      provided by Customer

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer

RQ-14      Professional Suffix      o Match to Finder file              o Transfer from Finder File Field     o MD, DDS, Ph.D.

                                    o No Match to Finder file: Field    o Fill from Request Entry Screen
                                      provided by Customer

                                    o No Match Finder file: Field       o Leave Blank
                                      not provided by Customer

RQ-15      Address Line 1           o Match to Finder file              o Transfer from Finder File Field     o Required

                                    o No Match Finder file: Field       o Fill from Request Entry Screen
                                      provided by Customer

RQ-16      Address Line 2           o Match to Finder file              o Transfer from Finder File Field

                                    o No Match to Finder file: Field    o Fill from Request Entry Screen
                                      provided by Customer

                                    o No Match Finder file: Field not   o Leave Blank
                                      provided by Customer





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
                 EXHIBIT D:  SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS



          MAILING / DO NOT PROMOTE REQUESTS                                             RECORD TYPE: DO NOT PROMOTE REQUESTS

          NOTE ID         FIELD           PROCESSING LOGIC            CODING NOTE                     VALUES/EDITS
          RQ-17           City            o Match to Finder file        o Transfer from Finder File   o Required
                                                                          Field

                                          o No Match to Finder file:    o Fill from Request Entry
                                            Field provided by             Screen
                                            Customer

          RQ-18           State           o Match to Finder file        o Transfer from Finder File   o Required
                                                                          Field

                                          o No Match to Finder file:    o Fill from Request Entry
                                            Field provided by             Screen
                                            Customer

          RQ-19           Zip Code        o Match to Finder file        o Transfer from Finder File   o Required
                                                                          Field

                                          o No Match to Finder file:    o Fill from Request Entry
                                            Field provided by             Screen
                                            Customer

          RQ-20           Country         o Match to Finder file        o Transfer from Finder File   o USA, CAN,
                                                                          Field                         MEX, others
                                                                                                        to follow

                                          o No Match to Finder file:    o Fill from Request Entry     o USA=default
                                            Field provided by             Screen
                                            Customer

          RQ-21           Area Code       o Match to Finder file        o Transfer from Finder File   o Highly desirable
                          (Home)                                          Field

                                          o No Match to Finder file:    o Fill from Request Entry
                                            Field provided by             Screen
                                            Customer

                                          o No Match Finder file:       o Leave Blank
                                            Field not provided by
                                            Customer


11/8/93                          Ver. 1.1                              Page 42

                 EXHIBIT D:  SEARS SHOP AT HOME SERVICES, INC.
               PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS

          MAILING / DO NOT PROMOTE REQUESTS                              RECORD TYPE: DO NOT PROMOTE REQUESTS

          NOTE ID       FIELD              PROCESSING LOGIC            CODING NOTE                  VALUES/EDITS
          RQ-22         Phone Number    o Match to Finder file         o Transfer from Finder File   o Highly desirable
                        (Home)                                           Field

                                        o No Match to Finder file:     o Fill from Request Entry
                                          Field provided by              Screen
                                          Customer

                                        o No Match Finder file:        o Leave Blank
                                          Field not provided by
                                          Customer

          RQ-23         Area Code       o Match to Finder file         o Transfer from Finder File   o Highly desirable
                        (Work)                                           Field

                                        o No Match to Finder file:     o Fill from Request Entry
                                          Field provided by              Screen
                                          Customer

                                        o No Match Finder file:        o Leave Blank
                                          Field not provided by
                                          Customer

          RQ-24         Phone Number    o Match to Finder file         o Transfer from Finder File   o Highly desirable
                        (Work)                                           Field

                                        o No Match to Finder file:     o Fill from Request Entry
                                          Field provided by              Screen
                                          Customer

                                        o No Match Finder file:        o Leave Blank
                                          Field not provided by
                                          Customer

          RQ-25         Date of         o System Generated.  Entry                                   o Required.
                        Request           from Request Processing

          RQ-26           Request Type  o Entry from Licensee List     o Fill from Entry Screen      o Required.
                                          Processing
                                                                                                     o P=Do Not Promote
                                                                                                       T=Do Not Phone
                                                                                                       M=Mailing Request





11/8/93                             Ver. 1.1                            Page 43

                 EXHIBIT D:  SEARS SHOP AT HOME SERVICES, INC.
              PROGRAM CUSTOMER INFORMATION TRANSFER REQUIREMENTS


MAILING / DO NOT PROMOTE REQUESTS                                               RECORD TYPE: DO NOT PROMOTE REQUESTS

          NOTE ID         FIELD           PROCESSING LOGIC            CODING NOTE                  VALUES/EDITS
          RQ-27           Request Code    o Entry from Licensee List  o Fill from Entry Screen     o Name of Desired
                          1                 Processing                                               Publication

          RQ-28           Request Code    o Entry from Licensee List  o Fill from Entry Screen     o Name of Desired
                          2                 Processing                                               Publication

          RQ-29           Request Code    o Entry from Licensee List  o Fill from Entry Screen     o Name of Desired
                          3                 Processing                                               Publication





11/8/93                         Ver. 1.1                                Page 44

                                                                     EXHIBIT E


FINANCIAL CONSIDERATION SCHEDULE TO LICENSE AGREEMENT BETWEEN HANOVER VENTURES, INC. AND SEARS SHOP AT HOME SERVICES, INC.

FINANCIAL CONSIDERATION:

PROFIT & LOSS:

Licensor and Licensee shall be responsible for generating revenue by mailing catalogs developed by Licensee and its parent, Hanover Direct, Inc. to list selections provided by Licensor. These revenues will be off-set by the following costs for the determination of profits or losses. The guiding principle is for Licensee and Licensor to share equally in the contribution to fixed expenses generated from the shipment of merchandise under this Agreement. After procedures for computing profit and loss enumerated below have been completed, Licensor will receive 50% of the net profit, and Licensee will receive 50% of the net profit. If there are losses, Licensor will be responsible for 50%, and Licensee will be responsible for 50%.

COMPUTATION OF PROFIT AND LOSS

Net profit will result from gross revenues from the shipment of merchandise, including postage and handling charges, by Licensee to customers (herein "gross revenues from shipments") less:

         1. Returns (including postage and handling expenses, and the central returns processing center charges);

         2. Cost of goods sold including but not limited to merchandise cost, freight-in, obsolescence, markdowns, and shrinkage;

         3. Merchandise out-bound expense;

         4. Catalog costs including but not limited to: list rental expense, list maintenance expense, paper cost, printing cost, catalog postage, internal and external preparation costs, package inserts, catalog wraps and catalog inserts and return postage;

         5. Fixed direct cost including: salaries, wages, benefits, and other costs associated with employees who spend more than 90% of their time on activities resulting in gross revenues from shipments; third party costs identifiable as related to activities resulting in gross revenues from shipments (such as outside audit fees, legal fees, etc.); and depreciation on assets that were acquired specifically to support activities resulting in gross revenues from shipments;

         6. Fulfillment Costs - Licensor and Licensee will agree each year on standard variable costs for the following services:

             a. Pick, pack and ship (including receiving and
                preparation) Mail order processing,
             b. Correspondence related postage,
             c. Return processing, and
             d. Outbound telemarketing;

         7. Telephone order processing and customer service telephone costs will be charged on a standard cost per minute of actual on line time based on variable costs;

         8.  Bank fees and credit fees based on actual charges; and

         9. Interest Expense charged monthly based on Hanover Direct, Inc. annual borrowing cost plus 3% based on the cash flow statements included as Exhibit E-1 hereto.

         1O. Other taxes: will include taxes, other than those based on income, such as sales/use taxes, gross receipt taxes, payroll taxes, property or similar taxes attributable to any transaction between Licensee and Licensor, or any transaction whose costs (as determined above) are includable in the profit and loss or asset is includable on the balance sheet.

Licensor and Licensee shall calculate their respective income taxes based on their individual tax situation, and such taxes shall not be taken into account in computing profit and loss herein.

ACCOUNTING INFORMATION

Licensor and Licensee may, from time to time, prepare joint statements of financial position reflecting assets and liabilities resulting from the manner in which profit and loss to each party from the License Agreement is calculated. The following guidelines will be used to prepare such statements.

         1. Inventories - since Licensee will fill orders from the same inventory pool as the base Hanover Direct, Inc. businesses, inventories attributable to each Program will be calculated based on a 12 month rolling combined turn rate of the Program and its comparable Hanover Direct, Inc. catalog business (updated quarterly) applied to the estimated future months' cost of merchandise sold for the Program.

         2. Inventory valuation account (obsolescence, shrinkage, etc.) balances will be established based on charges to made in determining net revenue, described above.

         3. Prepaid accounts will be based on billings or liabilities directly attributable to activities resulting in gross revenues from shipments.

         4. Accounts Payable (merchandise only) will be calculated by Program based on the Program's inventory as a percentage of the total inventory of the Program and the comparable Hanover Direct, Inc. catalog business.

         5. Other expense accounts payable/ reserves (e.g., payroll), return reserves, and catalog costs will be based on billings or liabilities directly attributable to activities resulting in gross revenues from shipments.

         6. Cash will represent that amount of cash in the bank accounts of Licensee and Licensor attributable to activities resulting in gross revenues from shipments.

         7. Third party credit cards, SearsCharge and other receivables will be based on actual balances attributable to activities resulting in gross revenues from shipments. For purposes of calculating interest expense, the SearsCharge balance will be the average daily balance, not the month-end balance.

         8. Any incremental fixed asset charges are reflected in the standard cost. No additional fixed cost will be allocated or charged to the Licensee by Hanover Direct, Inc.

Profit and loss for purposes of computing Licensor's share and Licensee's share thereof, financial statements and any other financial or accounting schedules deemed necessary by Licensee or Licensor to determine amounts due and owing to each party shall be calculated monthly based on the normal accounting closing schedules of Licensee and Licensor.

                                                                       EXHIBIT F


                                   SETTLEMENT




1. Together with the submission of each month's financial statements (per the attached closing schedule) contemplated in the "Account Information" section of Exhibit E, Licensee shall remit to Licensor by wire transfer an advance of fifty percent (50%) of Licensor's share of profits for such monthly period against the quarterly reconciliation provided for in paragraph 2 below.

2. At the end of each calendar quarter, the parties shall reconcile the accounts and accounting information that are to be maintained in accordance with Exhibit E to the Agreement. Cash distributions, less advances under paragraph 1 above, resulting from activities producing gross revenues from shipments will be divided between Licensor and Licensee in accordance with Exhibit E, provided that Licensor and Licensee have been reimbursed for all expenses incurred as a result of their investments attributable to activities producing revenues from shipments.

3. Each business day Licensor shall effect a wire transfer to Licensee for the previous day's SearsCharge sales.

                              1994 FISCAL CALENDAR

                      January                                    July
                      -------                                    ----
Fiscal                                                                                   Fiscal
Week         S    M   T    W   T    F   S           S   M    T   W   T   F     S         Week
- ----         ----------------------------           ----------------------------         ----
1 52         2    3   4    5   6    7   8           3   [4]  5   6   7   8     9         27 26
2 51         9    10  11   12  13   14  15          10   11  12  13  14  15    16        28 25
3 50         16   17  18   19  20   21* 22          17   18  19* 20  21  22    23        29 24
4 49         23   24  25   26  27   28  29          24   25  26  27  28  29    30        30 23

                      February                                   August
                      --------                                   ------
             S    M   T    W   T    F   S           S   M    T   W   T   F     S
             ----------------------------           ----------------------------
5 48         30   31  1    2   3    4   5           31  1    2   3   4   5     6         31 22
6 47         6    7   8    9   10   11  12          7   8    9   10  11  12    13        32 21
7 46         13   14  15   16  17   18* 19          14  15   16* 17  18  19    20        33 20
8 45         20  [21] 22   23  24   25  26          21  22   23  24  25  26    27        34 19

                      March                                      September
                      -----                                      ---------
             S    M   T    W   T    F   S           S   M    T   W   T   F     S
             ----------------------------           ----------------------------
9 44         27   28  1    2   3    4   5           28  29   30  31  1   2     3         35 18
10 43        6    7   8    9   10   11  12          4  [5]   6   7   8   9     10        36 17
11 42        13   14  15*  16  17   18  19          11  12   13* 14  15  16    17        37 16
12 41        20   21  22   23  24   25  26          18  19   20  21  22  23    24        38 15
13 40        27   28  29   30  31   1   2           25  26   27  28  29  30    1         39 14

                      April                                      October
                      -----                                      -------
             S    M   T    W   T    F   S           S   M    T   W   T   F     S
             ----------------------------           ----------------------------
14 39        3    4   5    6   7    8   9           2   3    4   5   6   7     8         40 13
15 38        10   11  12   13  14   15  16          9   10   11  12  13  14    15        41 12
16 37        17   18  19*  20  21   22  23          16  17   18* 19  20  21    22        42 11
17 36        24   25  26   27  28   29  30          23  24   25  26  27  28    29        43 10

                      May                                        November
                      ---                                        --------
             S    M   T    W   T    F   S           S   M    T   W   T   F     S
             ----------------------------           ----------------------------
18 35        1    2   3    4   5    6   7           30  31   1   2   3   4     5         44 9
19 34        8    9   10   11  12   13  14          6   7    8   9   10  11    12        45 8
20 33        15   16  17*  18  19   20  21          13  14   15* 16  17  18    19        46 7
21 32        22   23  24   25  26   27  28          20  21   22  23 [24] 25    26        47 6

                      June                                       December
                      ----                                       --------
             S    M   T    W   T    F   S           S   M    T   W   T   F     S
             ----------------------------           ----------------------------
22 31        29  [30] 31   1   2    3   4           27  28   29  30  1   2     3         48 5
23 30        5    6   7    8   9    10  11          4   5    6   7   8   9     10        49 4
24 29        12   13  14*  15  16   17  18          11  12   13* 14  15  16    17        50 3
25 28        19   20  21   22  23   24  25          18  19   20  21  22  23    24        51 2
26 27        26   27  28   29  30   1   2           25 [26]  27  28  29  30    31        52 1

[ ] Indicates Weehawken holiday

* Accounting Close Date

SHOW PLACE
FEATURING HOME FASHIONS
BY DOMESTICATIONS


         SEARS SHOP AT HOME SERVICES, INC.
         LICENSE AGREEMENT
         EXHIBIT G
         USE OF MARKS
         TOTAL PAGES 1
         DATE: DECEMBER 1993





                                   [PICTURE]
SEARS
SHOP AT HOME SERVICE

Showplace featuring unique designs by Domestications

         SEARS SHOP AT HOME SERVICES, INC.
         LICENSE AGREEMENT
         EXHIBIT H
         USE OF MARKS
         TOTAL PAGES 1
         DATE: DECEMBER 1993





                                   [PICTURE]